                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                               permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     THE AEGIS CONSUMER FUNDING GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               The aggregate filing fee of $1,400 was calculated in accordance with Rule 0-11(c)(2) under the Securities Exchange Act of 1934, as amended, as follows: one-fiftieth of one percent of the aggregate consideration to be received by the Registrant, $7,000,000, in the proposed sale transaction.

     (4)  Proposed maximum aggregate value of transaction:

        $7,000,000

     (5)  Total fee paid:

        $1,400

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                     THE AEGIS CONSUMER FUNDING GROUP, INC.
                       200 NORTH COBB PARKWAY, SUITE 428
                            MARIETTA, GEORGIA 30062
                                 (770) 281-7000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON             , 1998

                            ------------------------

To Our Stockholders:

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of The Aegis Consumer Funding Group, Inc. (the "Company") will be held
at      , local time, on             , 1998 at the offices of
       ,        , Georgia       for the following purposes:

          1. To approve the sale by the Company of its wholly-owned subsidiary, Systems & Services Technologies, Inc., to Adams, Viner & Mosler, Ltd., an Illinois limited partnership, and III Associates, a Nevada general partnership, pursuant to a Stock Purchase Agreement, dated as of January 28, 1998, for $7.0 million in cash.

          2. To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.01 per share, from 30,000,000 to 75,000,000.

          3. To elect Carl Frischling as a Class III director to the Board of Directors to serve until the 2001 Annual Meeting of Stockholders.

          4. To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company has fixed the close of business on
            , 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's 1997 Annual Report to Stockholders is
being mailed with this Notice and Proxy Statement on or about             , 1998
to all stockholders of record on the record date.

                                          By Order of the Board of Directors

                                          Matthew B. Burns,
                                          Chief Executive Officer

        , 1998

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY CARD, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF AEGIS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                     THE AEGIS CONSUMER FUNDING GROUP, INC.
                       200 NORTH COBB PARKWAY, SUITE 428
                            MARIETTA, GEORGIA 30062
                                 (770) 281-7000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement (this "Proxy Statement") is being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board of Directors") of The Aegis Consumer Funding Group, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders (the "Annual
Meeting"), which will be held at      , local time, on             , 1998 at the
offices of                    ,        , Georgia       . The purposes of the
Annual Meeting are as follows:

          1. To approve the sale by Aegis of its wholly-owned subsidiary, Systems & Services Technologies, Inc. ("SST"), to Adams, Viner & Mosler, Ltd., an Illinois limited partnership ("AVM"), and III Associates, a Nevada general partnership ("III" and, together with AVM, the "Buyers"), pursuant to a Stock Purchase Agreement, dated as of January 28, 1998 (the "Purchase Agreement"), for $7.0 million in cash (the "Sale Proposal").

          2. To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company (the "Charter") to increase the number of authorized shares of common stock, par value $0.01 per share ("Common Stock"), from 30,000,000 to 75,000,000 (the "Charter Proposal").

          3. To elect Carl Frischling as a Class III director to the Board of Directors to serve until the 2001 Annual Meeting of Stockholders (the "Director Proposal").

          4. To consider and act upon any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY ADOPTED AND APPROVED EACH OF THE SALE PROPOSAL, THE CHARTER PROPOSAL AND THE DIRECTOR PROPOSAL, AND RECOMMENDS THAT AEGIS STOCKHOLDERS VOTE (I) FOR APPROVAL OF THE SALE PROPOSAL, (II) FOR APPROVAL OF THE CHARTER PROPOSAL, AND (III) FOR APPROVAL OF THE DIRECTOR PROPOSAL. See "The Sale Proposal -- Recommendations of the Board of Directors; Reasons for the Sale," "The Charter Proposal" and "The Director Proposal."

RECORD DATE; VOTING RIGHTS; PROXIES

     The Board of Directors has fixed the close of business on             ,
1998 as the record date (the "Record Date") for determining holders entitled to notice of and to vote at the Annual Meeting.

     As of the Record Date, there were 30,000,000 shares of Common Stock issued and outstanding, each of which entitles its holder to one vote, and there were 25,128 shares of non-voting preferred stock, par value $0.10 per share, of the Company (the "Preferred Stock") issued and outstanding. All shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED IN FAVOR OF (1) APPROVAL OF THE SALE PROPOSAL, (2) APPROVAL OF THE CHARTER PROPOSAL, AND (3) APPROVAL OF THE DIRECTOR PROPOSAL. The Company does not know of any matters other than as set forth herein that are to come before the Annual Meeting. If any other matter or matters are properly presented for action at the Annual Meeting, the persons named in the enclosed form of proxy will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld. A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company, by signing and returning a later dated proxy, or by voting in person at the Annual Meeting. However, mere attendance at the Annual Meeting will not in and of itself have the effect of revoking the proxy.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting who will determine whether or not a quorum is present. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Brokers holding shares for beneficial owners in "street name" must vote those shares according to specific instructions they receive from the owners. However, brokers have discretionary authority to vote on "routine" matters. Absent specific instructions from the beneficial owners in the case of "non-routine" matters, the brokers may not vote the shares. "Broker non-votes" result when brokers are precluded from exercising their discretion on certain types of proposals. Other than the Director Proposal, none of the matters being proposed at the Annual Meeting are "routine" matters. Shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which instructions to vote is not provided by the owner.

SOLICITATION OF PROXIES

     In addition to the solicitation of proxies by mail, the Company may solicit proxies by personal interview, telephone, telegraph or telefacsimile. The Company will bear the cost of solicitation of proxies and has retained Corporate Investor Communications, Carlstadt, New Jersey, to aid in the distribution of the proxy materials at an estimated cost of $150 plus reimbursement of reasonable out-of-pocket expenses. On behalf of the Company, Corporate Investor Communications will reimburse brokers, banks and others who are record holders of Common Stock for reasonable expenses incurred in obtaining voting instructions from the beneficial owners thereof.

QUORUM

     The presence in person or by properly executed proxy of holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.

REQUIRED VOTE

     The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Sale Proposal and the Charter Proposal. Accordingly, abstentions and broker or stockholder non-votes will have the same effect as a negative vote. The approval of the Director Proposal requires a plurality of the votes cast at the Annual Meeting. For election of a director pursuant to the Director Proposal, votes that are withheld will be excluded entirely from the vote and will have no effect. The Company has been informed by III that PCG Management, Inc., Robert I. Weingarten and Atlas Holdings Group, Inc. have granted proxies to the Buyers to vote the shares of Common Stock they own (which, together with the shares of Common Stock held by an affiliate of III, represents in the aggregate approximately 65.2% of the outstanding shares of Common Stock as of the date hereof) in favor of the Sale Proposal.

     THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING ARE OF GREAT IMPORTANCE TO THE STOCKHOLDERS OF THE COMPANY. ACCORDINGLY, THE STOCKHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

            The date of this Proxy Statement is             , 1998.

                                 PROPOSAL NO. 1

                                  SALE OF SST

GENERAL

     The Company is the sole stockholder of SST, through which the Company conducts its loan servicing operations. The loan servicing business contributed substantially no consolidated gross revenues during the fiscal year ended June 30, 1997 and approximately 36% of the Company's consolidated gross revenues for the six months ended December 31, 1997. During the fiscal year ended June 30, 1997, the loan servicing business reported a pre-tax net loss of approximately $1.2 million but, during the six months ended December 31, 1997, reported a pre-tax net income of approximately $2.3 million.

     The Company has entered into the Purchase Agreement for the purpose of raising working capital while retaining an assignable Repurchase Option (as defined herein) to repurchase all of the capital stock of SST sold to the Buyers. In accordance with the terms and conditions of the Purchase Agreement, the Company is to sell all of the shares of capital stock of SST (the "SST Shares") to the Buyers for an aggregate of $7.0 million in cash. See
"-- Purchase Price; Use of Proceeds." The Board of Directors believes that the Sale is in the best interests of the Company and its stockholders. See
"-- Background and Reasons for the Sale." Accordingly, the Board of Directors has unanimously approved the Sale Proposal and unanimously recommends that the stockholders vote for the approval of the Sale Proposal.

     The following description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Annex A. Stockholders are urged to read the following description of the Purchase Agreement, as well as Annex A, carefully and in their entirety.

INFORMATION ABOUT THE BUYERS

     The descriptions of the Buyers set forth below under this caption "Information About the Buyers" has been furnished to the Company by the Buyers or their respective representatives, and neither the Company nor any of its representatives has independently verified the accuracy of such descriptions.

     AVM is an Illinois limited partnership which is a registered broker-dealer and a member of National Association of Securities Dealers. AVM, formed in 1984, is also registered with the Commodity Futures Trading Commission (the "CFTC") and National Futures Association as a Futures Commission Merchant. III, a Nevada general partnership with operations since 1982, is a Commodity Pool Operator and a Commodity Trading Advisor registered with the CFTC. III is the general partner of III Limited Partnership, an investment partnership with capital in excess of $400 million, and III also serves as an advisor for several other offshore investment funds. There are no affiliations or transactions between the Buyers and their affiliates, on the one hand, and the Company and its affiliates, on the other hand, except as hereinafter set forth.

     III Offshore Advisors, an affiliate of III, serves as the investment advisor for The High Risk Opportunities Hub Fund, Ltd. (the "Hub Fund"), which owned as of the Record Date approximately 44% of the outstanding shares of Common Stock. The Hub Fund also owns 21 shares of Series C Preferred Stock of the Company, which is convertible into shares of Common Stock. However, the Company does not currently have any authorized but unissued shares of Common Stock to issue upon such conversion. See "The Charter Proposal." Through its ability to direct investment in the Company through the Hub Fund, as of May 1, 1998, III Offshore Advisors may be deemed a beneficial owner of an aggregate of approximately 45.6% of the shares of Common Stock. Such percentage of beneficial ownership is subject to fluctuation because the applicable conversion price of the Series C Preferred Stock is based upon the market price of Common Stock.

     The Hub Fund also owns 946.903 shares of Class D Redeemable Preferred Stock of the Company. In addition, III Finance Ltd. ("III Finance"), another affiliate of III, owns additional 16,159.877 shares of Class D Redeemable Preferred Stock of the Company. Such shares of Class D Redeemable Preferred Stock are redeemable at the election of the holder thereof at any time. Upon any such election, the Company has the option to pay the redemption price in Common Stock of the Company or cash. On the date hereof, if the shares of Class D Redeemable Preferred Stock were redeemed at the election of the holders thereof and the Company opted to issue Common Stock therefor, an aggregate of approximately 13,576,809 shares would be issuable.

     III Finance is also a creditor of the Company with respect to its $50 million warehouse line of credit, lease warehouse facility and retained yield line financing. In addition, in connection with its securitization transactions, the Company's $1.0 billion purchase facility includes a commitment from III Finance for the purchase of $350 million of trust certificates which are backed by the Company's finance contracts.

PURCHASE PRICE; USE OF PROCEEDS

     Pursuant to the Purchase Agreement, if the Sale is consummated, the Company will receive an aggregate of $7.0 million in cash (the "Purchase Price"). To date, the Company has received down payments aggregating the entire $7.0 million and, therefore, on the closing date, the Buyers shall have no further payment obligations.

     If the Sale is not consummated, the Company will be required to immediately repay the down payments theretofore received from the Buyers. See
"-- Description of the Purchase Agreement -- Termination." There can be no assurance that the Company will be able to make such repayment.

     The Company has used the proceeds of the Sale for working capital and general corporate purposes.

BACKGROUND AND REASONS FOR THE SALE

     In September 1997, management approached both III Finance and Whitehall Financial Group, Inc. ("Whitehall") requesting term financing in an amount between $7.0 million to $7.5 million. Subsequently, meetings were held between management of the Company and representatives of each such party resulting in proposals from three third party financial institutions (the "Interested Parties") and certain of the principals of III Finance (the "Principals"). Each of the Interested Parties required, as a condition precedent to any such financing, that III Finance release its existing lien on the capital stock of SST for the Interested Parties to use the same as collateral for such financing. III Finance was unwilling to release its existing lien. In response, the Principals offered to purchase the capital stock of SST with all existing encumbrances for $3.0 million. Following negotiations with management of the Company, the Principals increased their offer to $7.0 million. At the time of such negotiations, the Company was experiencing severe liquidity problems and was in danger of being in default under its warehouse line of credit and its financing arrangement with III Finance. The Board of Directors directed management, with the aid of the Company's then consultant, Whitehall, to negotiate the proposed terms of the various offers from the Interested Parties and the Principals. After consideration, it was agreed that the Principals' offer of $7.0 million for the purchase of 100% of the encumbered SST Shares, with the Repurchase Option (as defined hereinafter), represented the most advantageous alternative available to the Company under the then existing circumstances. On November 10, 1997, the Company and the Principals executed a letter of intent for the sale of the SST Shares, subject to the execution of a definitive sale agreement and certain creditor and stockholder approvals. Management of the Company and the Principals, through their respective counsel, continued to negotiate the terms of such an agreement, until the negotiations culminated in the execution of the Purchase Agreement dated as of January 28, 1998. Prior to such date, the Company had received aggregate down payments from AVM and III for the sale of SST totaling approximately $4.8 million. After January 28, 1998, the Company received additional down payments of $2.2 million, so that the Buyers have paid the Purchase Price in full. There can be no assurance that the Company will be able to exercise or will exercise the Repurchase Option prior to its expiration on December 31, 1998.

EFFECT OF THE SALE ON THE COMPANY'S STOCKHOLDERS

     If the Sale is consummated, the stockholders of the Company will retain their equity interest in the Company and the Sale will not result in any changes in the rights of the Company's stockholders.

DESCRIPTION OF THE PURCHASE AGREEMENT

     The following is a description of the material provisions of the Purchase Agreement. Such description is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Annex A. Capitalized terms which are not otherwise defined in this description or elsewhere in this Proxy Statement have the meaning set forth in the Purchase Agreement.

     Purchased Assets. Subject to the terms and conditions of the Purchase Agreement, AVM shall purchase 2/7 of the SST Shares for $2.0 million and III shall purchase 5/7 of the SST Shares for $5.0 million.

     Purchase Price; Payment. The Purchase Price is $7.0 million. At the time of the execution of the Purchase Agreement, AVM had made down payments on the Purchase Price aggregating $2.0 million and III had made down payments of approximately $2.8 million. To date, the Company has received downpayments aggregating the entire $7.0 million Purchase Price.

     Closing. The Purchase Agreement provides that the closing is to take place on the third business day following the date of the Annual Meeting or such later date as may be agreed upon by the parties.

     Representations and Warranties. The Purchase Agreement contains various customary representations and warranties of the Company and the Buyers. These include, among others, (i) representations by the Company with respect to its organization and authority, organization and capital structure of SST, financial statements, operations since September 30, 1997, availability of assets, governmental permits, accounts receivable and no violation of applicable laws or court orders, litigation or regulatory action, and (ii) representations by the Buyers with respect to organization and authority, investment intent and their financial ability to consummate the Sale and their purchase of the SST Shares.

     Covenants of the Parties. The parties have agreed to a number of covenants including, among others, the following: (i) from the date of the Purchase Agreement through the Closing Date, the Company will afford Buyers and their officers, employees and authorized representatives access during normal business hours, upon prior reasonable notice, to the offices and records of SST; (ii) from the date of the Purchase Agreement through the Closing Date, each party shall refrain from taking any action which would render any representation or warranty of such party inaccurate as of the Closing Date; and (iii) from the date of the Purchase Agreement through the earlier of December 31, 1998, the date on which the repurchase of the SST Shares is consummated and the termination of the Purchase Agreement, the directors comprising the entire Board of Directors of SST shall consist of Messrs. Clifford Viner, Warren Mosler and Matthew B. Burns, President and Chief Executive Officer of the Company, and the SST Shares may not be voted to expand or contract the size of the Board of Directors of SST without the prior written consent of the parties to the Purchase Agreement. Messrs. Viner and Mosler are affiliates of the Buyers.

     The parties also agreed as follows: (i) for a period of six years after the Closing Date, the Company and the Buyers will have access to the books and records of SST upon reasonable advance notice and during normal business hours;
(ii) each party will treat in confidence all confidential information, and (iii) each of the parties will pay their own costs and expenses in connection with the Purchase Agreement.

     Repurchase Option. Each of the Buyers granted the Company the option (the "Repurchase Option") to repurchase all, but not less than all, of the SST Shares sold to the Buyers on the following terms and conditions: (i) the Repurchase Option shall be deemed to be granted upon the closing of the Sale; (ii) the Repurchase Option shall expire on December 31, 1998; (iii) the exercise price of the Repurchase Option shall be an aggregate of $7.0 million plus a premium thereon at the rate of 5% per annum from the Closing Date to and including the date on which such repurchase is consummated, subject to a reduction in indemnification payments made by the Company; (iv) the sale of the SST Shares to the Company by the Buyers upon exercise of the Repurchase Option shall be without any express or implied representation and warranty by the Buyers with respect to any matter relating to SST or its business, assets and liabilities or otherwise, provided that upon such sale the Buyers shall be deemed to have represented and warranted to the Company that they have complied with the Operating Agreements described below; and (v) the Company may assign the Repurchase Option, prior to the Expiration Date, to a Seller Group Member (defined as the Company or one of its affiliates, or one of their respective successors or assigns) or one or more assignees, acting as one, upon written notice to the Buyers, in which event such Seller Group Member or assignee, as the case may be, shall have the same rights under the Repurchase Option as the Company but (except in the case of an assignment to a Seller Group Member) shall not be entitled to further assign such Repurchase Option.

     Operating Agreements. Each of the Buyers agreed that from the date of the Purchase Agreement until the earlier of the Repurchase Closing Date and February 12, 1999, they will cause SST: (i) to operate only in the ordinary course of business consistent with past practice; (ii) not to declare or pay any dividends or distribute any assets or make any loans; (iii) not to borrow any money, permit the assets of SST to become subject to any liens or encumbrances (other than Permitted Encumbrances), enter into any capital leases or material operating leases or otherwise incur any material obligation or liability outside the ordinary course of business consistent with past practice; (iv) not to offer products or services which are competitive with products and services offered by the Company or its affiliates on the Closing Date; (v) to apply SST's Net Cash Flow, on a quarterly basis, to the payment of the outstanding principal balance on the Secured Loans; (vi) not to reveal or disseminate any trade secrets or other confidential information pertaining to SST; (vii) not to merge into or consolidate with any person or sell all or substantially all of its assets;
(viii) to provide the Company with monthly reports with respect to SST's financial condition, results of operations, cash flow and other reasonably requested information; (ix) not to pay any amounts to either Buyer or to their respective affiliates except as provided in clause (v) above, and (x) not to terminate the employment of John Chappell as President of SST except for cause.

     In addition, each of the Buyers agreed that it generally will not hypothecate, pledge or in any way encumber (other than Permitted Encumbrances), or sell or otherwise transfer or dispose of, the SST Shares and that, in its capacity as a stockholder of SST, it will cooperate with the Company to enable the Company to exercise the Repurchase Option.

     The Purchase Agreement also provides that the Company shall retain SST to service all loans and receivables purchased or originated by the Company or its affiliates and sold to investment funds advised or managed by III, III Offshore Advisors or their affiliates on current terms and conditions. The Company and its affiliates will not pay any servicer for loans purchased or originated by them and sold to any person other than such funds more than the servicing fee payable by the Company to SST for comparable services, provided that in the event the Company sells loans to a third party, the acquirer of such loans must agree to SST performing loan servicing on such loans.

     With respect to certain amounts owed by SST to the Company (the "Intercompany Debt"), it was agreed that prior to the Closing Date, SST shall repay to the Company in full, without interest, the Intercompany Debt, provided that (a) such repayment shall be made only from, and to the extent that SST has at the end of each of its fiscal quarters prior to the Closing Date, net income determined in accordance with generally accepted accounting principles consistently applied and after deduction of payments made on the Secured Loans;
(b) SST shall not be liable for or be obligated to pay to the Company any amounts in excess of the Intercompany Debt, and (c) the Company shall continue to provide, at its sole cost, the insurance and employee benefits provided to SST and its employees at any time during the six months prior to the date of the Purchase Agreement. If the Sale is consummated, on the Closing Date all Intercompany Debt not paid by SST on or prior to the Closing Date shall be discharged and forgiven by the Company on the Closing Date so that on the Closing Date no amounts shall be due and payable by SST to the Company in respect of any intercompany indebtedness or charges, provided that if the Repurchase Option is exercised, the unpaid Intercompany Debt (plus any amounts expended by the Company in compliance with clause (c) above) shall be payable by SST in full. No amounts shall be due and payable to the Company or its affiliates by SST in respect of any tax sharing arrangement or tax indemnity arrangement which exists or may have existed involving SST or any Company Group unless and until the Repurchase Option is exercised. On April 24, 1998, the Buyers granted a one-time waiver to permit SST to pay the Company at any time on or before June 1, 1998, to the extent that SST has any net income after deduction of payments made on the outstanding principal balance on the Secured Loans, up to $455,000 owed by SST to the Company or its affiliates in respect of any tax sharing arrangement or agreement existing between or among them.

     Conditions to Closing. The obligation of the Company and the Buyers to consummate the Sale are subject to the satisfaction or waiver on or prior to the Closing of certain conditions, including the following: (i) there shall have been no material breach in the performance of any covenant or agreement; (ii) each party's representations and warranties shall be true and correct in all material respects as of the Closing Date; (iii) the Sale Proposal shall have been approved by the stockholders of the Company; (iv) no action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the Sale; (v) the receipt of all necessary approvals; (vi) each of the lenders who are parties to the Existing Loan Agreements shall have consented to the Sale in writing; and
(vii) immediately prior to the Closing, the Company and each of its affiliates shall pay off and settle all obligations of the Company to SST or any affiliate of SST.

     Indemnification. The Purchase Agreement provides that, for a period equal to the earlier of one year from the closing of the Sale or the Repurchase Closing Date, each party will hold the other party and its affiliates harmless against any and all Losses and Expenses incurred by such other party or affiliate in connection with or arising from any inaccuracy of a representation, breach of a warranty or covenant, or failure to perform any obligation under the Purchase Agreement. The liability for indemnification relating to breaches of warranties and inaccuracies of representations shall only apply if such Losses and Expenses exceed $200,000 in the aggregate (but if in excess of such amount, then for the entire amount), but in no event shall such liability exceed an aggregate of $7.0 million with respect to the Company or the Buyers.

     Termination. The Purchase Agreement provides that it can be terminated at any time prior to the Closing Date (i) by mutual consent of the parties, (ii) by any party if the Closing shall not have occurred on or before September 30, 1998, or (iii) by the non-breaching party in the event of any material breach of any of the agreements, representations or warranties contained in the Purchase Agreement and the failure to cure such breach within seven days after receipt of notice from the non-breaching party requesting such breach to be cured. Upon termination, the Company will be required to immediately repay the down payments theretofore received from the Buyers (without interest for the period ending on the termination date but with 10% interest per annum thereafter) and if such termination occurs and the Sale Proposal has not been approved by the stockholders of the Company, upon the written demand of the Buyers, the Company shall execute and deliver to Buyers an irrevocable proxy, in form and substance satisfactory to Buyers, authorizing the Buyers to vote all of the outstanding voting stock of SST owned, directly or indirectly, by the Company or its affiliates on any matter coming before the stockholders of SST for a vote; provided, however, that such proxy shall terminate upon the payment in full by the Company of the amounts referred to above.

INFORMATION INCORPORATED BY REFERENCE

     The information appearing under the following captions set forth in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, a copy of which is being mailed with this Proxy Statement to the Stockholders, is incorporated herein by reference:

Item 1:  Business.
Item 2:  Properties.
Item 3:  Legal Proceedings.
Item 5:  Market for Common Equity and Related Stockholder Matters.
Item 6:  Selected Financial Data.
Item 7: Management's Discussion and Analysis of Financial Condition and Results of Operations.
Item 8: Financial Statements and Supplementary Data (set forth on pages F-1 through F-23).

     The information appearing under the following captions set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997, a copy of which is attached hereto as Annex B, is incorporated herein by reference:

     PART I

     Item 1:  Consolidated Condensed Financial Statements.
     Item 2: Management's Discussion and Analysis of Financial Condition and Results of Operations.

MARKET PRICE OF COMMON STOCK

     The Company's Common Stock has been quoted for trading on the Nasdaq OTC Bulletin Board under the symbol "ACAR" since the delisting of the Common Stock from the Nasdaq National Market in February 1998. The following table sets forth, for the periods indicated, the asked and bid prices (or high and low sales prices prior to the delisting) for the Common Stock as reported on the Nasdaq OTC Bulletin Board or the Nasdaq National Market, as applicable. Quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

                                                                PRICE OF COMMON STOCK
                                                              -------------------------
                                                              ASKED (HIGH)    BID (LOW)
                                                              ------------    ---------
Quarter ended September 30, 1997............................     $13/16         $7/16
Quarter ended December 31, 1997.............................      19/32          1/16
Quarter ended March 31, 1998................................       5/16          5/64
Quarter ending June 30, 1998 (through May 1, 1998)..........        1/4          7/64

     On May 1, 1998, the asked and bid prices of the Common Stock were $ 1/8 and $ 7/64, respectively. On November 19, 1997, the date immediately preceding the date on which the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 was filed with the Securities and Exchange Commission, the asked and bid prices of the Common Stock were both $ 1/4. Such Annual Report contained the first public disclosure concerning the execution of a letter of intent with respect to the sale of SST.

VOTE REQUIRED

     Approval of the Sale Proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE SALE PROPOSAL.

                                 PROPOSAL NO. 2

                              THE CHARTER PROPOSAL

     The Board of Directors of the Company has adopted resolutions unanimously approving and recommending to the Company's stockholders for their approval an amendment to Section 1, Article Four of the Charter to provide therein for an increase in the authorized shares of Common Stock to 75,000,000 shares.

     The authorized capital stock of the Company currently consists of (i) 30,000,000 shares of Common Stock, all of which were issued and outstanding as of the Record Date, and (ii) 2,000,000 shares of Preferred Stock, of which 25,128 shares were issued and outstanding as of the Record Date.

     On January 13, 1998, the Hub Fund converted 85 of its total 106 shares of Series C Preferred Stock of the Company into an aggregate of 12,332,783 shares of Common Stock. At the time of the issuance in February 1996 to their original purchaser, such 85 shares of Series C Preferred Stock were convertible into approximately 150,000 shares of Common Stock. Due to the subsequent sharp decline in the market price of

Common Stock, however, the conversion price of the Series C Preferred Stock (which is based in part upon the market price of Common Stock) also declined sharply and resulted in the issuance of unanticipated number of shares of Common Stock upon such conversion.

     As a result, the Company does not currently have any shares available for issuance from its authorized shares of the Common Stock. As of the May 1, 1998, however, there were outstanding under the Company's 1994 and 1996 Stock Option Plans options to purchase an aggregate of approximately 1,750,000 shares of Common Stock (the "Options") and warrants to purchase an aggregate of 1,295,032 shares of Common Stock (the "Warrants"). In addition, the issued and outstanding shares of Preferred Stock (together with the Options and Warrants, the "Convertible Securities") were convertible into or redeemable for an aggregate of approximately 20,505,000 shares on such date. Accordingly, the Company does not have sufficient authorized shares of Common Stock to satisfy its obligations with respect to the exercise, conversion or redemption of the Convertible Securities.

     The Certificate of Designation of Series C Preferred Stock provides that, in the event that the Company's authorized but unissued shares of Common Stock are not sufficient to effect the conversion of all outstanding shares of Series C Preferred Stock, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. Series C Preferred Stock is scheduled to automatically convert on January 19, 1999 into shares of Common Stock.

     In addition, Class D, Class E and Class F Redeemable Preferred Stock of the Company are redeemable at any time at the option of the holder thereof for either cash or shares of Common Stock; however, if the Company is unable to issue shares of Common Stock upon any request for redemption by the holders because of an insufficient number of authorized but unissued shares of Common Stock, the Company would be required to redeem such Preferred Stock for cash or a new series of Preferred Stock (the "New Preferred Stock") that shall (i) as nearly as possible have the same rights and other attributes as the Common Stock and (ii) be convertible automatically into Common Stock upon amendment to the Company's Amended and Restated Certificate of Incorporation to provide for sufficient authorization. If the Company is unable to issue shares of Common Stock upon a request for redemption by the holders of Class D, Class E or Class F Redeemable Preferred Stock and determines that it is not in the best interest of the Company to issue shares of the New Preferred Stock therefor, the Company would be required to redeem for cash but, depending upon the then financial condition of the Company, it may not be able to make such payment at all or, if it is able to make such payment, its ability to meet its debt service and working capital requirements could be materially and adversely affected.

     Moreover, for so long as the Company is unable to secure stockholder approval of the Charter Proposal, the Company will be prohibited from issuing Common Stock in connection with financing, acquisition or other transactions, which in turn shall preclude the Company from raising additional equity capital or effecting acquisitions or other transactions that may be in the best interest of the Company.

     In light of the foregoing, the Board of Directors believes the authorization of the increase in the number of shares of Common Stock is in the best interest of the Company's stockholders and is needed for the Company to meet its obligations to issue Common Stock upon exercise or conversion of the Convertible Securities and is desirable to enhance the Company's flexibility in connection with possible future actions, such as public or private offerings of shares for cash, dividends payable in stock of the Company, possible mergers and acquisitions, and implementation and continuation of stock-based employee benefit plans.

     The Board of Directors is required to make any determination to issue shares of Common Stock based on its judgment as to the best interests of the stockholders and the Company. Although the Board of Directors has no present intention of doing so, if the stockholders of the Company approve the Charter Proposal, the Company could issue shares of Common Stock that could make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. Such shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company and could also be privately placed with purchasers favorable to the Board of Directors in opposing such action. The mere existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares also could have a dilutive effect on the voting power of existing holders of Common Stock and on earnings per share and could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such person or entity not to be in the best interest of the stockholders and the Company.

     While the Company from time to time may consider issuing shares of Common Stock in connection with acquisitions, the Company currently has no plans, agreements or understandings for issuing any shares of Common Stock for such purposes, nor does the Company currently have any plans, agreements or understandings for otherwise issuing any shares of Common Stock other than in connection with the Convertible Securities. In addition, the Company currently has no plans, agreements or understandings for issuing any shares of its already authorized Preferred Stock. However, if this proposal is approved by the stockholders, no assurance can be given that the Company will not consider effecting an equity offering of Common Stock or Preferred Stock or otherwise issuing such stock in the future for purposes of raising additional capital, acquiring businesses or assets or otherwise.

     Approval of the Charter Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting. If approved by the stockholders, the amendment to the Charter will become effective upon filing with the Secretary of State of the State of Delaware a Certificate of Amendment, which filing is expected to take place shortly after the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK VOTE FOR APPROVAL OF THE CHARTER PROPOSAL.

                                 PROPOSAL NO. 3

                             THE DIRECTOR PROPOSAL

     The Board of Directors of the Company, consisting of two members, is divided into three classes. Currently, Class I and Class III each consists of one director and there is no Class II director. As of December 22, 1997 and January 21, 1998, Angelo R. Appierto and Felice Cutler resigned as a Class III and Class I director, respectively. As of the date hereof, the Aegis Board of Directors has not appointed directors to fill the vacancies created by Mr. Appierto's and Ms. Cutler's resignations.

     At the Annual Meeting, a director will be elected as a Class III director whose term will expire at the 2001 Annual Meeting of Stockholders. Carl Frischling, the Company's existing Class III director, has been nominated for re-election at the Annual Meeting. The shares represented by the enclosed proxy will be voted in favor of Mr. Frischling unless a vote is withheld from him. If Mr. Frischling becomes unavailable for any reason or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy.

     Certain information concerning the Company's directors, including Mr. Frischling, is set forth below.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR THE ELECTION OF MR. FRISCHLING AS A CLASS III DIRECTOR.

                        DIRECTORS AND EXECUTIVE OFFICERS

     As of December 22, 1997 and January 21, 1998, Angelo R. Appierto and Felice Cutler resigned as a Class III and Class I Director, respectively. As of the date hereof, the Board of Directors has not appointed directors to fill the vacancies created by Mr. Appierto's and Ms. Cutler's resignations.

     Since the beginning of the last fiscal year, the Company has either accepted the resignations of or terminated certain executive officers. These officers included Gary Peiffer, Joseph Battiato, Angelo R. Appierto and Jorge Rios, the Company's general counsel, President, Chief Executive Officer and National Sales Manager, respectively. Furthermore, as of December 16, 1997, William Henle, Executive Vice President and Chief Operating Officer of the Company, and, as of December 30, 1997, Dina Penepent,

Executive Vice President, Chief Financial Officer and Secretary of the Company, resigned from their respective positions with the Company.

     For information concerning certain recommendation pursuant to which directors of the Company were appointed, see "Certain Relationships and Related Transactions" below.

     The name, age (as of April 1, 1998), principal occupation, business experience for at least the past five years and certain other information concerning each executive officer, director and director nominee are as set forth below.

                   NAME                      AGE                  POSITION
                   ----                      ---                  --------
Matthew B. Burns...........................  55     Chief Executive Officer and President
Paul D. Fitzpatrick........................  45     Director (Class I)
Carl Frischling............................  61     Director (Class III)

     MR. BURNS has served as Chief Executive Officer of the Company since October 15, 1997. In January 1997, Mr. Burns was appointed to also serve as President of the Company. From July 1996 to October 1997, Mr. Burns served as Chief Executive Officer of SST. From November 1993 to April 1995, he served as Chief Operating Officer of the Company and from May 1995 to June 1996, he served as an Executive Vice President of the Company in systems development. Prior to joining the Company, Mr. Burns was Chairman and Chief Executive Officer of Franklin Pacific, a subsidiary of Franklin Savings Association, from 1988 to 1991. From 1985 to 1987, Mr. Burns was the Chief Operating Officer and Founder of Merrill Lynch Mortgage Capital Corporation. In 1984, he was principal manager for all trading and hedging activities related to mortgage products for Shearson Lehman Mortgage Corporation and from 1981 through 1983 he was involved in trading and hedging for Shearson Lehman Brothers.

     MR. FITZPATRICK has served as a Director of the Company since June 1996. Mr. Fitzpatrick has served in various capacities at Deutsche Bank AG New York Branch since 1979, including as Vice President/Credit Risk Review from July 1997 to present; as Vice President/Credit Risk Manager from October 1995 to July 1997; as Vice President/Senior Credit Officer, Private Banking from July 1994 to September 1995; and as Vice President/Credit Administration from January 1992 to June 1994. Mr. Fitzpatrick was nominated in connection with a change in control in the Company, which occurred in February 1996, and elected as a Director to serve a three year term expiring at the 1999 Annual Meeting of Stockholders.

     MR. FRISCHLING has served as a Director of the Company since February 1996. Mr. Frischling has been a partner of the law firm of Kramer, Levin, Naftalis & Frankel since September 1994. From September 1992 to August 1994, Mr. Frischling was a senior partner of the law firm of Reid & Priest. From 1979 to 1992, Mr. Frischling was a senior partner of the law firm of Spengler Carlson Gubar Brodsky & Frischling. He also serves as a Director on eleven fund boards of the AIM Funds, ERD Waste Corp. and on two fund boards of the Lazard Funds. Mr. Frischling was initially appointed as a Director in February 1996 in connection with a change in control of the Company, to serve a two year term and is nominated for re-election at the Annual Meeting.

     No family relationship exists between any directors, nominees or executive officers of the Company.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company, as well as certain other compensation paid or accrued, for the fiscal years ended June 30, 1995, 1996 and 1997 to Mr. Angelo R. Appierto, the Company's then Chairman of the Board of Directors and Chief Executive Officer, the other three most highly compensated executive officers of the Company who were serving as executive officers at the end of the last completed fiscal year, and Mr. Matthew B. Burns, then Chief Executive Officer and Chairman of SST (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM COMPENSATION
                                                                                -------------------------------
                                           ANNUAL COMPENSATION                  SECURITIES
                             -----------------------------------------------    UNDERLYING
                             FISCAL                           OTHER ANNUAL      # OPTIONS/         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS      COMPENSATION(1)      # SARS        COMPENSATION(2)
---------------------------  ------   --------   --------    ---------------    ----------      ---------------
Angelo R. Appierto(3)......   1995    $240,500   $     --        $    --                (4)        $     --
  Chief Executive Officer
    and                       1996     295,333    706,732(5)          --                (6)           3,750
  Chairman of the Board       1997     398,672         --             --         130,000(4)(6)        4,750
Gary D. Peiffer(7).........   1995     240,500         --             --          75,000(7)              --
  General Counsel,            1996     295,333    424,039(5)          --         100,000(7)           3,750
  Vice Chairman of the
    Board                     1997     299,666         --         80,000(1)           --              1,625
Joseph F. Battiato(8)......   1995     171,750         --             --                (9)              --
  President, Director         1996     212,000    300,346(5)          --                (10)          3,750
                              1997     237,000         --             --         290,000(9)(10)       3,687
Jorge G. Rios (11).........   1995      95,833    266,860             --                (12)        248,490(13)
  Executive Vice President,   1996     112,000    913,625(5)          --                (14)          3,750
  National Sales Manager      1997     199,500    732,845             --         185,000(13)(14)       4,750
Matthew B. Burns...........   1995     167,330         --             --              --                 --
  Chief Executive Officer
    and                       1996     150,000    110,000             --              --                 --
  Chairman of SST             1997     150,000     50,000             --              --                 --

---------------
 (1) The Company has concluded that the aggregate amount of perquisites and other personal benefits paid to each of the Named Executive Officers did not exceed the lesser of ten percent (10%) of such officer's annual salary and bonus for each fiscal year indicated or $50,000, except for Mr. Peiffer whose debt of $80,000 due and owing to the Company was forgiven upon his resignation.

 (2) For fiscal year 1996 and 1997 amounts reflect Company contributions to the Company's 401(k) Plan.

 (3) Mr. Appierto was terminated as Chairman of the Board and Chief Executive Officer, effective October 14, 1997. All stock option grants (130,000 in
     1997) were terminated. See "Employment Agreements."

 (4) Pursuant to the terms of Mr. Appierto's Amended and Restated Executive Employment Agreement, stock options to purchase 150,000 shares granted under the Company's 1994 Stock Option Plan (the "1994 Plan") were cancelled and effective April 1, 1997, fully vested options to purchase 111,423 shares were granted at an exercise price of $2.50 for a term of ten years from the effective date of grant.

 (5) Excludes $300,000, $180,000, $81,000 and $50,000, respectively, of earned bonuses in fiscal year 1996 which were deferred until December 31, 1996 at which time such amounts were forfeited by Messrs. Appierto, Peiffer, Battiato and Rios, respectively. See "Employment Agreements."

 (6) Pursuant to the terms of Mr. Appierto's Amended and Restated Executive Employment Agreement, stock options to purchase 25,000 shares granted under the 1996 Stock Option Plan (the "1996 Plan") were cancelled and effective April 1, 1997, options to purchase 18,577 shares (one third (6,193) of which were fully vested as of June 30, 1997 with the remaining options vesting at an annual rate of 6,192 each year over the next two years, ending June 30, 1999, in accordance with the terms of the 1996 Plan) were granted at an exercise price of $2.50 for a term of 10 years from the effective date of grant. See "Employment Agreements."

 (7) Mr. Peiffer resigned as Vice Chairman of the Board and General Counsel, effective June 18, 1997. All stock option grants (75,000 in 1995 and 100,000 in 1996) were terminated. See "Certain Relationships and Related Transactions."

 (8) Mr. Battiato resigned as President and a Director, effective September 18, 1997. All option grants (290,000 in 1997) were terminated. See "Certain Relationships and Related Transactions."

 (9) Pursuant to the terms of Mr. Battiato's Amended and Restated Executive Employment Agreement, stock options to purchase 300,000 shares granted under the 1994 Plan were cancelled and, effective April 1, 1997, fully vested options to purchase 259,695 shares were granted at an exercise price of $2.50 for a term of ten years from the effective date of grant. See "Employment Agreements."

(10) Pursuant to the terms of Mr. Battiato's Amended and Restated Executive Employment Agreement, stock options to purchase 35,000 shares granted under the 1996 Plan were cancelled and, effective April 1, 1997, options to purchase 30,305 shares (one third (10,101) of which were fully vested as of June 30, 1997 with the remaining shares vesting at an annual rate of 10,102 each year over the next two years, ending June 30, 1999, in accordance with the terms of the 1996 Plan) were granted at an exercise price of $2.50 for a term of 10 years from the effective date of grant. See "Employment Agreements."

(11) Mr. Rios was terminated as Executive Vice President and National Sales Manager, effective October 17, 1997. All stock option grants (185,000 in
     1997) were terminated. See "Employment Agreements."

(12) Pursuant to the terms of Mr. Rios' Amended and Restated Executive Employment Agreement, stock options to purchase 130,000 shares granted under the 1994 Plan were cancelled and, effective April 1, 1997, fully vested options to purchase 133,607 shares were granted at an exercise price of $2.50 for a term of ten years from the effective date of grant. See "Employment Agreements."

(13) Reflects amounts paid to the National Financing and Leasing Corporation ("NFL"), an entity controlled by Mr. Rios in connection with the purchase of certain sales territories where NFL held exclusive rights to act as the Company's independent marketing broker.

(14) Pursuant to the terms of Mr. Rios' Amended and Restated Executive Employment Agreement, stock options to purchase 50,000 shares granted under the 1996 Plan were cancelled, and effective April 1, 1997, options to purchase 51,393 shares (one third (17,131) of which were fully vested as of June 30, 1997 with the remaining shares vesting at an annual rate of 17,131 each year over the next two years, ending June 30, 1999, in accordance with the terms of the 1996 Plan) were granted at an exercise price of $2.50 for a term of 10 years from the effective date of grant. See "Employment Agreements."

OPTION GRANTS IN FISCAL YEAR 1997

     The following stock options were granted to the Named Executive Officers during fiscal year 1997.

                               INDIVIDUAL GRANTS

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                            NUMBER OF       % OF TOTAL                                 ANNUAL RATES OF STOCK
                           SECURITIES         OPTIONS       EXERCISE                  PRICE APPRECIATION FOR
                           UNDERLYING       GRANTED TO      PRICE PER                       OPTION TERM
                             OPTIONS       EMPLOYEES IN       SHARE     EXPIRATION    -----------------------
          NAME             GRANTED (#)    FISCAL YEAR (%)    ($/SH)        DATE         5%($)       10%($)
          ----             -----------    ---------------   ---------   ----------    ---------   -----------
Angelo R. Appierto(1)....    111,423(2)        12.13          2.50       3/31/07       175,183       443,949
                              18,577(3)         2.02          2.50       3/31/07        29,207        74,017
Gary D. Peiffer(4).......    111,423(2)        12.13          2.50       3/31/07       175,183       443,949
                              18,577(3)         2.02          2.50       3/31/07        29,207        74,017
Joseph F. Battiato(5)....    259,695(6)        28.27          2.50       3/31/07       408,302     1,034,717
                              30,305(7)         3.30          2.50       3/31/07        47,647       120,746
Jorge G. Rios(8).........    133,607(9)        12.37          2.50       3/31/07       178,617       452,651
                              51,393(10)        5.59          2.50       3/31/07        80,802       204,768

---------------
 (1) Effective October 14, 1997, Mr. Appierto was terminated as Chairman of the Board and Chief Executive Officer. All stock option grants were terminated.

 (2) Effective April 1, 1997, fully vested options to purchase 111,423 shares were granted at an exercise price of $2.50 for a term of ten years from the effective date of grant upon the cancellation of stock options to purchase 300,000 shares previously granted under the 1994 Plan. See "Employment Agreements."

 (3) Effective April 1, 1997, options to purchase 18,577 shares (one third (6,193) of which are fully vested as of June 30, 1997 with the remaining options vesting at an annual rate of 6,192 each year over the next two years, ending June 30, 1999, in accordance with the terms of the 1996 Plan) were granted at an exercise price of $2.50 for a term of 10 years from the effective date upon the cancellation of stock options to purchase 25,000 shares previously granted under the 1996 Plan. See "Employment Agreements."

 (4) Effective June 18, 1997, Mr. Peiffer resigned his positions with the Company as Vice Chairman of the Board and General Counsel. All option grants were terminated. See "Employment Agreements."

 (5) Effective September 18, 1997, Mr. Battiato resigned his positions as President and a Director of the Company. All stock option grants were terminated.

 (6) Effective April 1, 1997, fully vested options to purchase 259,695 shares were granted at an exercise price of $2.50 for a term of ten years from the effective date of grant upon the cancellation of stock options to purchase 300,000 shares previously granted under the 1994 Plan. See "Employment Agreements."

 (7) Effective April 1, 1997, options to purchase 30,305 shares (one third (10,101) of which are fully vested as of June 30, 1997, with the remaining options vesting at an annual rate of 10,102 each year over the next two years, ending June 30, 1999, in accordance with the terms of the 1996 Plan) were granted at an exercise price of $2.50 for a term of 10 years from the effective date of grant upon the cancellation of stock options to purchase 35,000 shares previously granted under the 1996 Plan. See "Employment Agreements."

 (8) Effective October 17, 1997, Mr. Rios was terminated as Executive Vice President and National Sales Manager. All options were terminated.

 (9) Effective April 1, 1997, fully vested options to purchase 133,607 shares were granted at an exercise price of $2.50 for a term of ten years from the effective date of grant upon cancellation of stock options to purchase 130,000 shares previously granted under the 1994 Plan. See "Employment Agreements."

(10) Effective April 1, 1997, options to purchase 51,393 shares (one third (17,131) of which are fully vested as of June 30, 1997 with the remaining options vesting at an annual rate of 17,131 each year over the next two years, ending June 30, 1999, in accordance with the terms of the 1996 Plan) were granted at an exercise price of $2.50 for a term of 10 years from the effective date of grant upon the cancellation of stock options to purchase 50,000 shares previously granted under the 1996 Plan. See "Employment Agreements."

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997 AND 1997 FISCAL YEAR-END OPTION VALUES

     The table below sets forth information relating to the exercise of options during fiscal year 1997 by each Named Executive Officer and the fiscal year-end value of unexercised options.

                                                                                                VALUE OF
                                                                    NUMBER OF SECURITIES      UNEXERCISED
                                                                         UNDERLYING           IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS        OPTIONS AT
                                       SHARES                        AT FISCAL YEAR END          FISCAL
                                      ACQUIRED                              (#)               YEAR END ($)
                                         ON            VALUE            EXERCISABLE/          EXERCISABLE/
               NAME                 EXERCISE (#)    REALIZED ($)      UNEXERCISABLE(1)       UNEXERCISABLE
               ----                 ------------    ------------    --------------------    ----------------
Angelo R. Appierto(2).............         --               --         111,423/18,577            $0/$0
Gary D. Peiffer(3)................         --               --                    0/0              0/0
Joseph F. Battiato(4).............         --               --         259,695/30,305              0/0
Jorge G. Rios(5)..................         --               --         133,607/51,393              0/0

---------------

(1) See "Report on Repricing of Options" below and "Option Grants in Fiscal Year 1997" above.

(2) Effective October 14, 1997, Mr. Appierto was terminated as Chairman of the Board and Chief Executive Officer. All option grants were terminated. See "Employment Agreements."

(3) Effective June 18, 1997, Mr. Peiffer resigned his positions with the Company as Vice Chairman of the Board and General Counsel. All option grants were terminated. See "Employment Agreements."

(4) Effective September 18, 1997, Mr. Battiato resigned his positions as President and a Director. All option grants were terminated. See "Employment Agreements."

(5) Effective October 17, 1997, Mr. Rios was terminated as Executive Vice President and National Sales Manager. All option grants were terminated. See "Employment Agreements."

REPORT ON REPRICING OF OPTIONS

                           TEN-YEAR OPTION REPRICINGS

                                                              MARKET
                                                             PRICE OF                                  LENGTH OF
                                       NUMBER OF SHARES    STOCK AT THE                                 ORIGINAL
                                       OF COMMON STOCK       TIME OF      EXERCISE PRICE              OPTION TERM
                                      UNDERLYING OPTIONS    REPRICING       AT TIME OF       NEW      REMAINING AT
                                         REPRICED OR            OR         REPRICING OR    EXERCISE   REPRICING OR
                                           AMENDED          AMENDMENT       AMENDMENT       PRICE      AMENDMENT
           NAME               DATE           (#)               ($)             ($)           ($)        (YEARS)
           ----              ------   ------------------   ------------   --------------   --------   ------------
Angelo R. Appierto.........  4/1/97        111,423             1.25           8.370          2.50          8
                             4/1/97         18,577             1.25           5.375          2.50          9
Gary D. Peiffer............  4/1/97        111,423             1.25           8.370          2.50          8
                             4/1/97         18,577             1.25           5.375          2.50          9
Joseph F. Battiato.........  4/1/97        259,695             1.25           8.370          2.50          8
                             4/1/97         30,305             1.25           5.375          2.50          9
Jorge G. Rios..............  4/1/97        133,607             1.25           8.370          2.50          8
                             4/1/97         51,393             1.25           5.375          2.50          9

     Each of Messrs. Appierto, Peiffer, Battiato and Rios either has resigned or was terminated from his positions with the Company. All of their options were terminated as a result.

  Compensation Committee Report on Repricing

     The Compensation Committee, which is responsible for administering the Plans, had cancelled stock options previously granted to Messrs. Appierto, Peiffer, Battiato and Rios and granted new options with different terms, including a lower exercise price (twice the fair market value per share of Common Stock on the date of the new grant). Stock options under the Plans were designed to further compensate and provide an incentive for such employees, and the Compensation Committee determined that the significant decline in the market price of Common Stock since the original grant date of the options frustrated these purposes. In addition, such repricings were partially used as an inducement to them to enter into their respective restated employment agreements which, among other things, reduced the terms of their employment agreements to two years. As a result of the resignations and terminations of such persons, all of these stock options have since been terminated.

                                          Paul Fitzpatrick
                                          Carl Frischling

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") reviews and approves the salaries and bonuses of the executive officers of the Company, as well as all grants of options to purchase shares of Common Stock.

  Objectives

     The Committee is charged with the responsibility of reviewing and approving the compensation structures in employment agreements, whether with the current executive officers as their employment agreements expire or with new executive officers.

  Employment Agreements

     In the past, the Company has entered into employment agreements with its executive officers. The Committee has considered the advisability of employment agreements and has determined that, under certain circumstances, their use is in the best interest of the Company because it facilitates the Company's ability to attract and retain the services of highly qualified executive officers.

  Components of Executive Compensation

     The Company's executive compensation program consists of cash and equity compensation components.

  Cash Compensation

     Cash compensation is comprised of base salary and annual cash incentive bonuses. Each of the Named Executive Officers had an employment agreement with the Company during the past fiscal year which was in place at the time the Committee was established, but their respective cash compensation levels were modified pursuant to the terms of the executive officers' respective Restated Employment Agreements.

     The Company has in the past offered its executive officers an opportunity to earn additional cash compensation in the form of annual bonuses that are awarded if the Company attains specific performance goals. The Committee believes that it is appropriate that the Company's executive officers receive lower compensation when the Company does not attain its specified performance goals and higher compensation when the Company attains such goals.

     Generally, annual bonus amounts are determined pursuant to terms provided in the applicable employment agreements. The performance goals relating to such bonuses for fiscal year ended June 30, 1996 were measured in terms of an annual bonus based on the net pre-tax income as reported by Ernst & Young LLP, the independent public auditors of the Company. A portion of the bonuses of certain executive officers earned in 1996 was deferred and subsequently forfeited.

  Equity Compensation

     Equity compensation is comprised of stock option grants. Stock option grants reflect the Committee's desire to provide a meaningful equity incentive for the executives to cause the Company to prosper over the long term. Given the Company's present cash position, the Committee expects stock options to become a more significant component of the executive compensation arrangements of the Company in the future.

  Chief Executive Officer Compensation

     During the fiscal year ended June 30, 1997, Angelo R. Appierto served as Chief Executive Officer of the Company. Mr. Appierto's original employment agreement provided for a base salary of $250,000 in the first year, $275,000 in the second year, $300,000 in the third year and $350,000 in the fourth and fifth years. Mr. Appierto was entitled to a bonus ranging from 1% of net pre-tax income of the Company, if such income was less than $1 million, to 5% of net pre-tax income, if such income was in excess of $10 million. Mr. Appierto agreed to defer a portion of his bonus earned in 1996 and subsequently further agreed to relinquish such portion. Mr. Appierto's restated employment agreement provided for an annual salary of $300,000. He would have been entitled to a bonus as described in the information captioned "Employment Agreements" below.

  Deductibility of Compensation

     Section 162(m) of the Code generally limits to $1 million the Company's federal income tax deduction for compensation paid in any year to its executive officers, to the extent such compensation is not "performance based" within the meaning of Section 162(m) The Committee will, in general, seek to qualify compensation paid to the executive officers for deductibility under Section 162(m).

     The Committee will continue to review compensation objectives and structure of the Company and implement any such changes as it deems appropriate.

                                          Paul Fitzpatrick
                                          Carl Frischling

EMPLOYMENT AGREEMENTS

     The Company renegotiated its prior employment agreements with each of the Named Executive Officers (other than Mr. Burns) with such changes being effective April 1, 1997. Mr. Appierto's, Mr. Peiffer's and Mr. Battiato's prior agreements were each for a term of five years commencing March 1, 1994 and Mr. Rios' prior agreement was for a term of three years commencing July 16, 1994. Mr. Appierto's and Mr. Peiffer's prior agreements provided for a base salary of $250,000 in the first year, $275,000 in the second year, $300,000 in the third year and $350,000 in the fourth and fifth years. Mr. Battiato's prior agreement provided for a base salary of $175,000 during the first year and $200,000 per year thereafter. Mr. Rios' prior agreement provided for a base salary of $100,000 for each year of the term, which was amended to $150,000 effective July 1, 1996. Mr. Rios was entitled to a bonus, based on production volumes, of $25 per finance contract acquired or lease originated less finance contracts or leases which have defaulted. Each of the prior agreements (other than Mr. Rios' prior agreement) provided for an annual bonus based on the net pre-tax income (as defined therein) of the Company. Mr. Appierto was entitled to a bonus ranging from 1% of net pre-tax income, if such net pre-tax income is less than $1 million, to 5% of net pre-tax income if such net pre-tax income is in excess of $10 million. Mr. Peiffer was entitled to a bonus ranging from 2% of net pre-tax income, if such net pre-tax income is at least $5 million, but less than $10 million, and 3% of net pre-tax income if such net pre-tax income is at least $10 million. Mr. Battiato was entitled to a bonus ranging from 4% of the first $1 million of net pre-tax income in excess of $280,000 plus 1% of net pre-tax income in excess of $10 million. Notwithstanding the foregoing, for the fiscal year ended June 30, 1996, Mr. Appierto, Mr. Peiffer, Mr. Battiato and Mr. Rios each deferred and subsequently agreed to relinquish a portion of the bonuses due them in the amounts of $300,000, $180,000, $81,000 and $50,000, respectively ($611,000 in the aggregate), pursuant to their respective prior employment agreements.

     These employment agreements were terminated, and amended and restated employment agreements (collectively, the "Restated Agreements") were executed, effective April 1, 1997. The term of each Restated Agreement commenced on April 1, 1997 and would have terminated on April 1, 1999 and each provided for an annual base salary of $300,000. Mr. Battiato's Restated Agreement provided that the $125,000 loan made by the Company to Mr. Battiato in 1996 shall be used to offset the bonus to which he may have become entitled thereunder. See "Certain Relationships and Related Transactions." Mr. Peiffer's Restated Agreement provided that in order to repay $80,000 advanced by the Company on his behalf, his annual salary would be reduced from $300,000 to $260,000 until such advance has been repaid in full. See "Certain Relationships and Related Transactions." Mr. Rios' Restated Agreement provided that for the period ended March 31, 1997, he would be compensated under the terms of his employment agreement dated July 16, 1994. Mr. Rios received $50,000 of the $216,125 to which he was entitled based on the bonus structure of his July 16, 1994 employment agreement for the fiscal quarter ended March 31, 1997. Amounts in excess of $50,000 were offset against the bonus amounts to which he became entitled pursuant to his Restated Agreement. See "Certain Relationships and Related Transactions."

     Each of the Restated Agreements provided for the determination of a bonus pool to be based on an amount equal to a percentage of Consolidated Net After Tax Income ("CNATI") and the achievement of certain targets related to Return on Assets ("ROA") for the period commencing on July 1, 1997 and ending on June 30, 2000 (the "Bonus Period"). ROA was to be determined by dividing the CNATI for the Bonus Period by Total Assets (hereinafter defined) for the Bonus Period and dividing that amount by three. CNATI means, with respect to any fiscal year, the net after-tax income of the Company from operations currently conducted by the Company (including the servicing and origination of automobile loans or mortgages) before extraordinary items as reported on the audited financial statements of the Company with respect to such period and adjusted as follows: CNATI shall be increased to eliminate bonuses paid or payable under the Restated Agreements; reduced to eliminate any gain accrued on sales in such fiscal year with respect to securitization, whether or not any such securitization was effected in such fiscal year; increased or reduced without duplication, to give effect to net cash received or disbursed in connection with securitizations; adjusted to eliminate any income attributable to securitization of assets by the Company prior to the securitization designated as "97-1"; and adjusted to provide for applicable taxes (current or deferred) on such adjustments. Total Assets is determined by aggregating the total weighted average of assets owned by the Company during the Bonus Period, whether such assets are owned by the Company (including its subsidiaries) or by a special purpose vehicle (an entity created for the purpose of effecting securitizations in which the Company has a retained interest or which have recourse to the Company and which are not otherwise reflected as consolidated subsidiaries on the Company's financial statements), excluding for this purpose assets owned by the Company prior to the securitization designated as "97-1." The bonus pool was to be allocated by the then most senior executive among Messrs. Appierto, Battiato, Peiffer and Rios, in such persons' discretion, among (i) such persons and (ii) the Chief Financial Officer, any Executive Vice President and such other employees of the Company as the Chairman shall designate.

     Each Restated Agreement provided that the executive would be entitled to the salary, bonus and benefits at the levels in effect immediately prior to termination for the remainder of the term of the Restated Agreement (the "Severance Period") in the event his employment is terminated by the Company other than for cause, death or disability, or because his Restated Agreement has not been renewed or extended, or by such executive for good reason (as each term is defined under the Restated Agreements). Any benefits receivable by the executive during the Severance Period shall be reduced to the extent benefits of the same type are received by or made available to the executive during the Severance Period. In the event the executive's employment is terminated as a result of death or disability or by the Company for cause, or by the executive without good reason, or in the event his Restated Agreement is not renewed or extended, then the Company shall have no further obligations or liabilities to the executive such that all benefits and salary (excluding bonus and any death or disability benefits that would otherwise continue past the date of termination) shall terminate simultaneously with the termination of the executive's employment other than benefits and salary accrued through the date of termination. If the employment of the executive is terminated by the Company without cause or by the executive with good reason (as each term is defined under the Restated Agreements), he shall be entitled to receive 100% of his bonus at such time as the bonus otherwise becomes payable. If the employment of the executive is terminated by the Company for cause or by the executive without good reason (as each term is defined under the Restated Agreements) (a) during the first year of the term of his Restated Agreement, the executive's right to receive any portion of the bonus shall be forfeited or (b) during the second year of the term of his Restated Agreement, he shall be entitled to receive, at such time as the bonus otherwise becomes payable, an amount equal to one-half
( 1/2) of the bonus otherwise attributable to him. In the event that, prior to February 1, 1999, the Company offers to the executive an extension of his employment for at least one (1) year following the end of the term of his Restated Agreement on terms substantially similar to those provided therein and the executive does not accept such offer, the executive shall be entitled to receive, at the time such bonus otherwise becomes payable, a bonus equal to two-thirds ( 2/3) of the bonus otherwise attributable to him. In the event that, prior to February 1, 1999, the Company does not offer to the executive an extension of his employment for at least one (1) year following the end of the term of his Restated Agreement on terms substantially similar to those provided therein, the executive shall be entitled to receive, at the time such bonus otherwise becomes payable, an amount equal to five-sixths ( 5/6) of the bonus otherwise attributable to him. Any portion of the bonus not paid to the executive by operation of his Restated Agreement shall be allocated in such amounts and to such employees as the Board of Directors may in its discretion determine. All Restated Agreements contained provisions protecting the confidentiality of information concerning the Company's business, and do not limit the ability of such executives to compete with the Company after such executives no longer receive a salary from the Company. In addition, each Restated Agreement provides for certain insurance and other benefits for the executive.

     Effective June 18, 1997, Mr. Peiffer resigned his positions with the Company as Vice Chairman of the Board and General Counsel. Mr. Peiffer's Restated Agreement was terminated in all respects and he agreed to release and waive any and all claims which he may have against the Company arising under or pursuant to the Restated Agreement or any prior agreement relating to his employment with the Company, including but not limited to claims to receive severance or bonus payments or to exercise options to purchase shares of the Company's stock. Upon Mr. Peiffer's resignation, the Company cancelled and declared to be no longer due and owing by him to the Company, $80,000 advanced by the Company on Mr. Peiffer's behalf. See "Certain Relationships and Related Transactions".

     Effective September 18, 1997, Mr. Battiato resigned his positions with the Company as President and Director. Mr. Battiato's Restated Agreement was terminated in all respects including his rights to any bonus payments. Mr. Battiato's separation terms are currently under negotiation including the possible repayment of a note in the amount of $125,000. Further all stock options granted to him, to the extent not previously exercised, were terminated. See "Certain Relationships and Related Transactions."

     Effective October 14, 1997, Mr. Appierto was terminated as Chairman of the Board and Chief Executive Officer. As of December 22, 1997, Mr. Appierto resigned as a Class III Director. Mr. Appierto's Restated Agreement was terminated in all respects including his right to any bonus payments. Further, all stock options granted to him, to the extent not previously exercised, were terminated. See "Certain Relationships and Related Transactions."

     Effective October 17, 1997, Mr. Rios was terminated as Executive Vice President and National Sales Manager. His Restated Agreement was terminated in all respects including his right to any bonus payments. Further, all stock options granted to him, to the extent not previously exercised, were terminated. Mr. Rios owes the Company $18,387 under an original note in the amount of $22,184. Due to the fact that Mr. Rios will not receive any future bonuses from the Company, the amount outstanding under a $300,000 note will not be repaid to the Company. See "Certain Relationships and Related Transactions."

     Under the terms of each Restated Agreement, stock options previously granted to such executives under the Plans were cancelled. In consideration of such cancellation, a reduced number of options in the case of Mr. Appierto, Mr. Peiffer and Mr. Battiato and an increased number of options in the case of Mr. Rios were granted. Mr. Appierto's Restated Agreement provided that options to purchase an aggregate of 150,000 and 25,000 shares of Common Stock of the Company granted to him pursuant to the 1994 Plan and the 1996 Plan (together, the "Plans"), have been reduced to 111,423 and 18,577 shares, respectively. Mr. Rios' Restated Agreement provided that options to purchase 130,000 and 50,000 shares of Common Stock of the Company granted to him pursuant to the 1994 Plan and the 1996 Plan have been increased to 133,607 and 51,393 shares, respectively. The terms of the grants remain as set forth in the Plans, except that the option exercise price per share has been reduced to $2.50, the term of the option is 10 years from the date of grant (April 1, 1997) and, in the event of a termination of employment by the Company other than for cause (as defined under the Restated Agreements) or by the executive for good reason (as defined under the Restated Agreements), the option shall remain exercisable, to the extent exercisable as of the effective date of termination, for a period of the lesser of one year following the effective date of termination and the original term of such option.

     Notwithstanding the foregoing, the agreements entered into on April 26, 1996 by Mr. Appierto, Mr. Peiffer and Mr. Battiato with the Company with respect to a change of control that occurred in February 1996 remain in full force and effect for the remainder of the term of the agreements.

     The Company entered into an employment agreement with Mr. Burns in October 1995 to serve as Executive Vice President -- Systems and Systems Development. Pursuant to the agreement, Mr. Burns gave up the right to any bonuses he might be entitled to under a previous employment agreement with the Company for finance contracts acquired or leases originated by the Company after July 1, 1995 in exchange for payment by the Company of $110,000. Under this agreement, Mr. Burns was entitled to a salary of $150,000 for each year of the term. On September 18, 1996, Mr. Burns' employment with the Company terminated and Mr. Burns entered into an employment agreement to serve as Chairman and Chief Executive Officer of SST, for a term of five years, subject to extension or reduction in accordance with the terms of the agreement. Mr. Burns' agreement provides for an annual base salary of $150,000, subject to adjustment after June 30, 1997 based upon certain performance targets, and a bonus (i) for the first two years, of the greater of $50,000 and 3.33% of SST's Net Pre-Tax Income (as defined therein) in each year it equals or exceeds Performance Targets (as defined therein) and (ii) thereafter, of 3.33% of Net Pre-Tax Income in each year Net Pre-Tax Income equals or exceeds performance targets. Mr. Burns' agreement contains provisions protecting the confidentiality of information concerning SST's business, but does not limit the ability of Mr. Burns to compete with SST after the conclusion of its term. In October 1997, Mr. Burns was promoted to the position of Chief Executive Officer of the Company. At the time of such promotion, SST and Mr. Burns mutually agreed to terminate the employment agreement.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company or its subsidiaries are not compensated for their services rendered to the Company in their capacity as director. Independent directors receive a $25,000 per year retainer, $3,000 plus expenses for attendance at Board meetings ($1,500 for telephonic meetings of less than an hour, with discretion to reduce such fee for telephonic meetings of less than one-half hour) and $1,500 plus expenses for attendance at committee meetings held on days other than those on which Board meetings are scheduled.

     In addition, each independent director who is or becomes a member of the Board of Directors on or after June 30, 1996, shall automatically be granted a non-qualified stock option to purchase that number of shares of Common Stock obtained by multiplying the number of months measured from the commencement of such director's then term to the expiration of such term, by 833 shares. The number of months remaining in a director's then term shall be measured from the first day of the calendar month in which the director's term commenced to the last day of the calendar month in which the director's term is scheduled to expire. Options in the amount determined above were granted on July 1, 1996 to each independent director serving in such capacity on such date. All options granted in such manner (a) have an exercise price per share equal to 100% of the fair value of a share on the date of the grant; (b) have a term of ten years;
(c) vest at the rate of 833 shares for each calendar month, counted in the same manner as the calculation of the amount of shares underlying the option, during which a director has served in such capacity for the full calendar month or any portion thereof; (d) terminate (i) 12 months after termination of an independent director's service as a director of the Company due to the death of such independent director; or (ii) three months after the independent director ceases to serve as a director of the Company for any other reason; and (e) are otherwise on the same terms and conditions as all other options granted pursuant to the 1996 Plan. Any options which do not vest in accordance with the above provisions shall terminate.

     The Company has a Compensation Committee and an Audit Committee. The Compensation Committee, which during the fiscal year ended June 30, 1997 consisted of Felice Cutler, Carl Frischling and Paul Fitzpatrick, is responsible for reviewing all compensation agreements and arrangements for officers of the Company, including annual incentive awards, and is responsible for administering the Company's stock options plans. The Audit Committee, which during the fiscal year ended June 30, 1997 consisted of Felice Cutler, Carl Frischling and Paul Fitzpatrick, is responsible for recommending to the Board of Directors the engagement of the independent auditors of the Company and reviewing with the independent auditors the scope and results of the audit, the internal accounting controls of the Company, audit practice and the professional services furnished by the independent auditors. Ms. Cutler resigned as a Class I director as of January 21, 1998.

     During the fiscal year ended June 30, 1997, the Board of Directors held seventeen (17) meetings, eleven of which were telephonic. In addition, the Compensation Committee held nine (9) meetings and the Audit Committee held four
(4) meetings. Each of the then current directors of the Company attended all of the meetings of the Board of Directors and each director serving on a committee attended all the meetings of such committee upon which each director served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the fiscal year ended June 30, 1997, the Company's Compensation Committee consisted of Felice Cutler, Carl Frischling and Paul Fitzpatrick. For certain transactions involving the Company and the entity pursuant to whose recommendation such members of the Compensation Committee were elected to the Board of Directors, see "Certain Relationships and Related Transactions."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the directors and executive officers of the Company and persons who beneficially own more than ten percent of the Company's Common Stock (collectively, the "Reporting Persons") to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission (the "Commission"). Copies of these reports are also required to be supplied to the Company. The Company believes, upon a review of the copies of such reports received by the Company and written representations furnished by the Reporting Persons to the Company, that during the fiscal year ended June 30, 1997 the Reporting Persons complied with all applicable Section 16(a) reporting requirements.

STOCK PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative stockholder return on Common Stock against the cumulative return for the Nasdaq Combined Composite Index and a peer group selected by the Company on an industry and line-of-business basis for the period between June 30, 1995 and June 30, 1997. Such peer group consists of Consumer Portfolio Services, Inc., Eagle Finance Corp., First Merchants Corp. and Mercury Finance Company. The graph below provides quarterly price performance analysis assuming that $100 was invested in the Company's Common Stock and the stocks comprising such index and peer group on June 30, 1995 and that dividends were reinvested for all companies where applicable.

        Measurement Period           Aegis Consumer                              NASDAQ
      (Fiscal Year Covered)              Funding           Peer Group           Composite
6/30/95                                  100.000             100.000             100.000
9/30/95                                  103.226             132.898             111.794
12/31/95                                  90.323              96.242             112.714
3/31/96                                   80.645              96.988             117.990
6/30/96                                   69.355              86.371             126.951
9/30/96                                   70.968              92.978             131.437
12/31/96                                  36.297              89.242             138.308
3/31/97                                   16.935              40.946             130.882
6/30/97                                    8.871              46.267             154.488

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 1, 1998, based on information obtained from the persons named below or from documents filed by them with the Securities and Exchange Commission (the "Commission"), which information the Company has not independently verified, with respect to the beneficial ownership of shares of Common Stock of the Company by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, nominee for director and Named Executive Officer and (iii) all of the Company's executive officers and directors as a group.

                                                               NUMBER OF
                                                                 SHARES       PERCENTAGE OF
                                                              BENEFICIALLY     OUTSTANDING
                    NAME AND ADDRESS(1)                          OWNED        COMMON STOCK
                    -------------------                       ------------    -------------
High Risk Opportunity Hub Fund Ltd.(2)......................   14,302,484         45.6%
c/o Admiral Administration
P.O. Box 32021-SMV
Grand Cayman Islands BWI
Gary Winnick(3).............................................    3,015,341         10.1
c/o PCG Management, Inc.
150 El Camino Drive, Suite 204
Beverly Hills, CA 90212
Greenwich Capital Financial Products, Inc.(4)...............    3,346,792         11.2
600 Steamboat Road
Greenwich, CT 06830
Robert I. Weingarten(5).....................................    1,732,618          5.8
1999 Avenue of the Stars, Suite 2350
Los Angeles, CA 90067
Palomba Weingarten(5)(6)....................................    1,678,577          5.6
c/o Atlas Holdings Group, Inc.
9595 Wilshire Boulevard
Beverly Hills, CA 90212
Angelo R. Appierto(7)(8)....................................      381,437          1.2
Joseph F. Battiato(8)(9)....................................      335,000          1.1
Gary D. Peiffer(8)(10)......................................      181,369            *
Matthew B. Burns............................................       20,000            *
Jorge G. Rios(8)............................................           --           --
Carl Frischling(11).........................................       49,986            *
Paul D. Fitzpatrick(12).....................................       35,821            *
All executive officers and Directors as a group (3                105,807            *
  persons)(13)..............................................

---------------
  *  Less than 1%

 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Each beneficial owner's percentage ownership is determined by assuming that convertible securities, options or warrants that are held by such person (but not those held by any other person) and which are exercisable or convertible within 60 days have been exercised or converted, regardless of whether the Company has a sufficient number of authorized but unissued shares of Common Stock for such exercise or conversion.

 (2) Includes 1,166,497 shares (estimated on the basis of conversion at a 15% discount from the 5 days prior average closing bid price) of Common Stock into which 21 shares of Series C Preferred Stock were then convertible.

 (3) Such shares are owned by PCG Management, Inc., an entity of which Gary Winnick is the Chairman of the Board, Chief Executive Officer and sole stockholder.

 (4) Includes 3,346,792 common stock equivalents.

 (5) Robert I. Weingarten and Palomba Weingarten are married to each other. The respective shareholdings for Mr. Weingarten and Mrs. Weingarten each reflect individual ownership and each such person disclaims beneficial ownership of stock held by the other.

 (6) Such shares are owned by Atlas Holdings Group, Inc., an entity of which Palomba Weingarten is the Chief Executive Officer, sole Director and principal stockholder.

 (7) Includes 50,000 shares held by the Appierto Irrevocable Family Trust, as to which shares Mr. Appierto disclaims beneficial ownership.

 (8) This person has resigned from or been terminated by the Company.

 (9) Represents shares directly held by Patricia Battiato, Mr. Battiato's wife. Mr. Battiato disclaims beneficial ownership of such shares.

(10) Represents shares directly held by Suzanne C. Peiffer, Mr. Peiffer's wife. Mr. Peiffer disclaims beneficial ownership of such shares.

(11) Includes 39,986 shares subject to options exercisable within 60 days.

(12) Represents shares subject to options exercisable within 60 days.

(13) See footnotes (11) and (12).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As of October 14, 1997, the date of Mr. Appierto's termination, Mr. Appierto owed the Company $68,754 under an advance of $150,000 of a bonus amount earned in the fiscal year ended June 30, 1996 that was forfeited during the fiscal year ended June 30, 1997. Repayment terms are currently under negotiation with Mr. Appierto. See "Employment Agreements."

     Upon Mr. Peiffer's resignation, the Company cancelled and declared to be no longer due and owing by him to the Company, certain expenses totaling $80,000 advanced by the Company on Mr. Peiffer's behalf. See Employment Agreements."

     Mr. Battiato owes the Company $125,000, which was advanced by the Company on Mr. Battiato's behalf, relating to the modification of his employment agreement in connection with a change of control of the Company that occurred in February 1996. This amount remains due and owing, but possible repayment terms are currently under negotiation with Mr. Battiato. See "Employment Agreements."

     Upon Mr. Rios' termination, the remaining balance of $18,387 of an original balance of $22,184 advanced by the Company on his behalf remains due and payable by him. Further, an advance, which was due and payable upon the receipt of future bonuses, in the amount of $300,000 is no longer due and payable. See "Employment Agreements."

     On March 31, 1996, the Company entered into an agreement with Whitehall (the "Consulting Agreement"), whereby Whitehall was engaged to provide consulting services to the Company relating to operations, management, financing and marketing. The Consulting Agreement provides for an annual fee to Whitehall of $300,000 (subject to adjustment in certain circumstances) plus reasonable and necessary expenses. Under the terms of the agreement, to date, the Company has paid $500,000 in fees, plus out of pocket expenses of approximately $40,000. Whitehall recommended that Carl Frischling and Paul Fitzpatrick be named to the Company's Board of Directors as of February 1996 as to Mr. Frischling and as of June 1996 as to Mr. Fitzpatrick.

     The Company has engaged Kramer, Levin, Naftalis & Frankel as its primary legal counsel. Mr. Frischling, one of the Company's directors, is a member of such firm. No material payments had been made to such firm for the fiscal year ended June 30, 1997.

                                 OTHER MATTERS

     It is not expected that any matters other than those described in this Proxy Statement will be brought before the Annual Meeting. If any other matters are presented, however, it is the intention of the persons named in the proxy to vote the proxy in accordance with the discretion of the persons named in such proxy.

                             STOCKHOLDER PROPOSALS

     Any stockholder proposal which is intended to be presented at the 1998 annual meeting of stockholders of the Company must be received at the Company's principal executive offices, 200 North Cobb Parkway, Suite 428, Marietta,
Georgia 30062, Attention: Secretary, by no later than                , if such
proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Stockholders who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Company at the aforementioned address.

                              INDEPENDENT AUDITORS

     It is not presently anticipated that any representatives of Ernst & Young LLP, the Company's independent auditors for the fiscal year ended June 30, 1997, will be present at the Annual Meeting.

                                                                         ANNEX A

                            STOCK PURCHASE AGREEMENT

                          DATED AS OF JANUARY 28, 1998
                                    BETWEEN

                     THE AEGIS CONSUMER FUNDING GROUP INC.,
                          ADAMS, VINER & MOSLER, LTD.,
                                      AND

                                 III ASSOCIATES

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----

       ARTICLE I
       DEFINITIONS AND INTERPRETATION
1.1.   Definitions.................................................   A-1
1.2.   Interpretation..............................................   A-4

       ARTICLE II
       PURCHASE AND SALE OF SHARES; PURCHASE PRICE
2.1.   Purchase and Sale of Shares.................................   A-5
2.2.   Purchase Price..............................................   A-5
2.3.   Adjustments.................................................   A-5

       ARTICLE III
       CLOSING
3.1.   Closing Date................................................   A-5
3.2.   Payment of Purchase Price; Delivery of Shares...............   A-6
3.3.   Buyer's Additional Deliveries...............................   A-6
3.4.   Seller's Deliveries.........................................   A-6

       ARTICLE IV
       REPRESENTATIONS AND WARRANTIES OF SELLER
4.1.   Organization and Authority of Seller........................   A-6
4.2.   Organization and Capital Structure of the Company...........   A-7
4.3.   Subsidiaries and Investments................................   A-7
4.4.   Financial Statements........................................   A-7
4.5.   Operations Since Balance Sheet Date.........................   A-8
4.6.   Taxes.......................................................   A-9
4.7.   Availability of Assets......................................   A-9
4.8.   Governmental Permits........................................   A-9
4.9.   Real Property...............................................   A-9
4.10.  Personal Property...........................................  A-10
4.11.  Intellectual Property; Software.............................  A-10
4.12.  Accounts Receivable.........................................  A-10
4.13.  Employee Benefit Plans......................................  A-10
4.14.  Employee Relations..........................................  A-11
4.15.  Contracts...................................................  A-11
4.16.  No Violation, Litigation or Regulatory Action...............  A-11
4.17.  Environmental Matters.......................................  A-12
4.18.  Insurance...................................................  A-12
4.19.  Minute Books................................................  A-12
4.20.  No Finder...................................................  A-12
4.21.  Disclosure..................................................  A-12
4.22.  Proxy Statement.............................................  A-12

                                                                     PAGE
                                                                     ----

       ARTICLE V
       REPRESENTATIONS AND WARRANTIES OF BUYERS
5.1.   Organization of Buyers......................................  A-12
5.2.   Authority of Buyers.........................................  A-13
5.3.   No Finder...................................................  A-13
5.4.   Investment Representation...................................  A-13
5.5.   Litigation..................................................  A-13
5.6.   Ability to Close............................................  A-13

       ARTICLE VI
       ACTION PRIOR TO THE CLOSING DATE
6.1.   Investigation of the Company by Buyers......................  A-13
6.2.   Preserve Accuracy of Representations and Warranties.........  A-14
6.3.   Consents of Third Parties; Governmental Approvals...........  A-14
6.4.   Operations Prior to the Closing Date........................  A-14
6.5.   Notification by Seller of Certain Matters...................  A-14

       ARTICLE VII
       ADDITIONAL AGREEMENTS
7.1.   Stockholder Meeting.........................................  A-14
7.2.   Preparation of the Proxy Statement..........................  A-15
7.3.   Access to Records after Closing.............................  A-15
7.4.   Confidential Nature of Information..........................  A-15
7.5.   No Public Announcement......................................  A-15
7.6.   Expenses....................................................  A-16
7.7.   Further Assurances..........................................  A-16
7.8.   Repurchase Options..........................................  A-16
7.9.   Operating Agreements........................................  A-17
7.10.  Use of Proceeds.............................................  A-18
7.11.  Company Indemnifications; Voting............................  A-18
7.12.  Certain Intercompany Debt...................................  A-18

       ARTICLE VIII
       CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES
8.1.   Conditions to Buyers' Obligations...........................  A-18
8.2.   Conditions to Seller's Obligations..........................  A-19

       ARTICLE IX
       TAX MATTERS
9.1.   Tax Returns.................................................  A-19
9.2.   Survival of Obligations.....................................  A-20

       ARTICLE X
       INDEMNIFICATION
10.1.  Indemnification by Seller...................................  A-20
10.2.  Indemnification by Buyers...................................  A-20
10.3.  Notice of Claims............................................  A-21
10.4.  Third Person Claims.........................................  A-21

                                                                     PAGE
                                                                     ----

       ARTICLE XI
       TERMINATION
11.1.  Termination.................................................  A-22
11.2.  Notice of Termination.......................................  A-22
11.3.  Effect of Termination.......................................  A-22

       ARTICLE XII
       GENERAL PROVISIONS
12.1.  Notices.....................................................  A-22
12.2.  Successors and Assigns......................................  A-23
12.3.  Entire Agreement; Amendments................................  A-23
12.4.  Waivers.....................................................  A-23
12.5.  Partial Invalidity..........................................  A-24
12.6.  Execution in Counterparts...................................  A-24
12.7.  Governing Law...............................................  A-24
12.8.  Submission to Jurisdiction..................................  A-24

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, dated as of January 28, 1998 between The Aegis Consumer Funding Group Inc., a Delaware corporation ("Seller"), Adams, Viner & Mosler, Ltd., a limited partnership organized under the laws of Illinois ("AVM"), and III Associates, a general partnership organized under the laws of Nevada ("Associates") (AVM and Associates being sometimes referred to together as the "Buyers").

                             PRELIMINARY STATEMENT

     Seller is the owner, beneficially and of record, of all of the issued and outstanding capital stock of Systems & Services Technologies, Inc., a Delaware corporation (the "Company"). Seller desires to sell to Buyers, and Buyers desire to purchase from Seller, all of the capital stock of the Company on the terms and subject to the conditions set forth herein.

     Accordingly, in consideration of the mutual agreements hereinafter set forth, Buyers and Seller agree as follows:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

     1.1. DEFINITIONS. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

     "AFFILIATE" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such Person; provided that the Company shall not be deemed an Affiliate of Seller.

     "AGREED RATE" means the prime or corporate base rate published by Citibank N.A., New York, New York, as that rate may vary from time to time, or if that rate is no longer published, a comparable rate.

     "ASSOCIATES SHARES" has the meaning specified in Section 2.2(b).

     "AVM SHARES" has the meaning specified in Section 2.2(b).

     "BALANCE SHEET" has the meaning specified in Section 4.4.

     "BALANCE SHEET DATE" means September 30, 1997.

     "BUYERS" has the meaning specified in the first paragraph of this Agreement.

     "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by either of Buyers under this Agreement or in connection herewith.

     "BUYER GROUP MEMBER" means Buyers, the Company and any Affiliates of either Buyers and their respective successors and assigns.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. sec.sec. 9601 et seq., and the regulations promulgated thereunder.

     "CLAIM NOTICE" has the meaning specified in Section 10.3.

     "CLOSING" means the closing of the transfer of the Shares from Seller to Buyer.

     "CLOSING DATE" has the meaning specified in Section 3.1.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning specified in the second paragraph of this Agreement.

     "COMPANY AGREEMENTS" has the meaning specified in Section 4.16.

     "COMPANY GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that, at any time on or before the Closing Date, includes or has included the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor), or any other group of corporations that, at any time on or before the Closing Date, files or has filed Tax Returns on a combined, consolidated or unitary basis with the Company or any Subsidiary or any predecessor of or successor to the Company or any Subsidiary (or another such predecessor or successor), except for Seller.

     "COMPANY PROPERTY" means any real or personal property, plant, building, facility, structure, underground storage tank, equipment or unit, or other asset owned, leased or operated by the Company.

     "COPYRIGHTS" means United States and foreign copyrights, copyrightable works, and mask work, whether registered or unregistered, and pending applications to register the same.

     "COURT ORDER" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

     "ENCUMBRANCE" means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind or nature, and any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

     "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and the regulations promulgated thereunder.

     "ERISA AFFILIATE" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within meaning of Section 414(c) of the Code) with the Company; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either the Company, any corporation described in clause (i) or any partnership, trade or business described in clause (ii) of this paragraph.

     "ERISA BENEFIT PLANS" means the Company's Pension Plans and its Welfare Plans.

     "EXCHANGE ACT" has the meaning specified in Section 4.23.

     "EXISTING LOAN AGREEMENTS" means the following agreements: Loan and Security Agreement dated March 14, 1997 between Aegis Auto Finance, Inc. and III Finance Ltd., as amended, and Amended and Restated Master Loan Agreement dated April 30, 1997 among Aegis Auto Finance, Inc., Aegis Consumer Finance, Inc. and III Finance Ltd., as amended.

     "EXERCISE PRICE" has the meaning specified in Section 7.8.

     "EXPENSES" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

     "EXPIRATION DATE" has the meaning specified in Section 7.8.

     "GOVERNMENTAL BODY" means any foreign, federal, state, local or other governmental authority or regulatory body.

     "GOVERNMENTAL PERMITS" has the meaning specified in Section 4.9.

     "INTELLECTUAL PROPERTY" means Copyrights, Patent Rights, Trademarks and Trade Secrets and all agreements, contracts, licenses, sublicenses, assignments and indemnities which relate or pertain to any of the foregoing.

     "IRS" means the Internal Revenue Service.

     "LEASED REAL PROPERTY" has the meaning specified in Section 4.10.

     "LOSSES" means any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

     "MATERIAL ADVERSE EFFECT" means any condition, circumstance, change or effect (or any development that, insofar as can be reasonably foreseen, would result in any condition, circumstance, change or effect) that is materially adverse to the assets, business, financial condition, or results of operations of the Company or Seller, as applicable.

     "MULTIEMPLOYER PLAN" has the meaning specified in Section 3(37) of ERISA.

     "NET CASH FLOW" means the Company's net cash flow under generally accepted accounting principles after allowance for all reasonable and necessary capital expenditures.

     "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. sec.sec. 651 et seq., and the regulations promulgated thereunder.

     "OWNED REAL PROPERTY" has the meaning specified in Section 4.10.

     "OWNED SOFTWARE" has the meaning specified in Section 4.12(g).

     "PATENT RIGHTS" means United States and foreign patents, patent applications, continuations, continuations-in-part, divisions, reissues, patent disclosures, inventions (whether or not patentable or reduced to practice) and improvements thereto.

     "PENSION PLAN" means each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained by the Company or an ERISA Affiliate, or with respect to which the Company or an ERISA Affiliate is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company or an ERISA Affiliate due to such employment.

     "PERMITTED ENCUMBRANCES" means: (i) liens for taxes and other governmental charges and assessments arising in the ordinary course of business which are not yet due and payable, (ii) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (iii) liens securing the indebtedness represented by the Secured Loans and (iv) liens securing other existing indebtedness of the Company, including, but not limited to, the liens and indebtedness set forth and described on Schedule 1.1.

     "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

     "PROXY STATEMENT" has the meaning specified in Section 4.23.

     "PURCHASE PRICE" has the meaning specified in Section 2.2.

     "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C. sec.sec. 6901 et seq., and the regulations promulgated thereunder.

     "REPURCHASE OPTIONS" has the meaning specified in Section 7.8.

     "REQUIREMENTS OF LAWS" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including those pertaining to electrical, building, zoning, subdivision, land use, environmental and occupational safety and health requirements) or common law.

     "SECURED LOANS" means the indebtedness of the Company issued under or pursuant to the Existing Loan Agreements and secured by a lien upon the Shares.

     "SEC" means the Securities and Exchange Commission or any successor agency.

     "SELLER" has the meaning specified in the first paragraph of this Agreement.

     "SELLER ANCILLARY AGREEMENTS" means all agreements, instruments and documents being or to be executed and delivered by Seller under this Agreement or in connection herewith.

     "SELLER GROUP MEMBER" means Seller and its Affiliates and their respective successors and assigns.

     "SELLER STOCKHOLDER MEETING" has the meaning specified in Section 7.1.

     "SHARES" means all of the issued and outstanding shares of capital stock of the Company.

     "SOFTWARE" means computer software programs and software systems, including all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, related documentation and materials, whether in source code, object code or human readable form.

     "SUBSIDIARIES" means any corporation, partnership, limited liability company, joint venture or other entity in which the Company (a) owns, or at any relevant time owned, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

     "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means:

          (i) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority; and

          (ii) any liability of the Company for the payment of amounts with respect to payments of a type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group, or as a result of any obligation of the Company under any Tax Sharing Arrangement or Tax indemnity arrangement.

     "TAX RETURN" means any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     "TAX SHARING ARRANGEMENT" means any written or unwritten agreement or arrangement for the allocation or payment of Tax liabilities or payment for Tax benefits with respect to a consolidated, combined or unitary Tax Return which Tax Return includes the Company or any Subsidiary.

     "TRADEMARKS" means United States, state and foreign trademarks, service marks, logos, trade dress and trade names (including all assumed or fictitious names under which the Company is conducting business or has within the previous five years conducted business), whether registered or unregistered, and pending applications to register the foregoing.

     "TRADE SECRETS" means confidential ideas, trade secrets, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans, or other proprietary information.

     "WELFARE PLAN" means each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) maintained by the Company, or with respect to which the Company is or will be required to make any payment, or which provides or will provide benefits to present or prior employees of the Company due to such employment.

     1.2. INTERPRETATION. As used in this Agreement, the word "including" means without limitation, the word "or" is not exclusive and the words "herein", "hereof", "hereby", "hereto" and "hereunder" refer to this

Agreement as a whole. Unless the context otherwise requires, references herein:
(i) to Articles, Sections, Exhibits and Schedules mean the Articles and Sections of and the Exhibits and Schedules attached to this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement; and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Agreement. References herein to the knowledge of a party or matters or information known to a party mean the actual knowledge of the officers of such party.

                                   ARTICLE II

                  PURCHASE AND SALE OF SHARES; PURCHASE PRICE

     2.1. PURCHASE AND SALE OF SHARES. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller shall sell, transfer, assign, convey and deliver to Buyers, and Buyers shall purchase from Seller, the Shares, free and clear of all Encumbrances (except for Permitted Encumbrances).

     2.2. PURCHASE PRICE. Subject to Section 2.3, (a) the aggregate purchase price for the Shares (the "Purchase Price") shall be equal to $7,000,000;

     (b) it is understood and agreed that AVM shall purchase and acquire 2/7 of the Shares (the "AVM Shares") for a purchase price of $2,000,000 and Associates shall purchase and acquire 5/7 of the Shares (the "Associates Shares") for a purchase price of $5,000,000; and

     (c) it is further understood and agreed that prior to the date hereof AVM has paid $2,000,000 to Seller as a down payment on the Purchase Price, Associates has paid $2,782,448.08 to Seller as a down payment on the Purchase Price (such amounts together being referred to herein as the "Original Downpayments") and, if Associates is reasonably satisfied that the amount requested is reasonable and proper in the context of the cash requirements of Seller, Associates shall, after a written request to Associates from Seller and within five business days of Associates's receipt of such request, make additional down payments on the Purchase Price prior to the Closing Date. Accordingly, on the Closing Date the Buyers payment obligation shall be equal to the Purchase Price minus the sum of all down payments actually made prior to the Closing Date ("Remaining Purchase Price").

     2.3. ADJUSTMENTS. In the event that the total of the Original Downpayments plus any additional amounts requested by Seller in accordance with
Section 2.2(c) (the "Requested Downpayments" and together with the Original Downpayments, the "Total Downpayments") is less than $7,000,000 then: (a) the Purchase Price shall be equal to the amount of the Total Downpayments; (b) the total number of Shares to be purchased by Buyers (the "Adjusted Purchased Shares") shall be determined by multiplying the Shares by a fraction, the numerator of which is the Total Downpayments and the denominator of which is $7,000,000; (c) the number of AVM Shares shall equal the Adjusted Purchased Shares multiplied by a fraction, the numerator of which is $2,000,000 and the denominator of which is the Total Downpayments; (d) the number of Associates Shares shall equal the Adjusted Purchased Shares multiplied by a fraction, the numerator of which is the sum of $2,782,448.08 plus the Requested Downpayments and the denominator of which is the Total Downpayments; and (e) the references to $7,000,000 in Sections 7.8(c), 10.1(a) and 10.2(a) shall be deemed to refer to a dollar amount equal to the Total Downpayments.

                                  ARTICLE III

                                    CLOSING

     3.1. CLOSING DATE. The Closing shall take place at 10:00 A.M., local time, on the third business day following the Seller Stockholder Meeting, or such later date as may be agreed upon by Buyers and Seller after the conditions set forth in Section 8.1 and Section 8.2 have been satisfied, at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 or at such other place or at such other time as shall be agreed upon by Buyers and Seller. The time and date on which the Closing is actually held are sometimes referred to herein as the "Closing Date."

     3.2. PAYMENT OF PURCHASE PRICE; DELIVERY OF SHARES. Subject to fulfillment or waiver of the conditions set forth in Section 8.1, at the Closing Buyers shall pay Seller the Remaining Purchase Price by wire transfer of immediately available funds to the account in the United States specified by Seller in writing to Buyers at least two business days prior to the Closing and, subject to fulfillment or waiver of the conditions set forth in Section 8.2, Seller shall deliver (or authorize delivery) to Buyers stock certificates representing the Shares, accompanied by a duly executed stock power transferring the AVM Shares to AVM and the Associates Shares to Associates.

     3.3. BUYER'S ADDITIONAL DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in Section 8.1, at the Closing Buyers shall deliver to Seller the certificate contemplated by Section 8.2(a), duly executed by the authorized representative of Buyers.

     3.4. SELLER'S DELIVERIES. Subject to fulfillment or waiver of the conditions set forth in Section 8.2, at Closing Seller shall deliver to Buyers all the following:

          (a) Copies of the Certificate of Incorporation of Seller and the Company certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of the secretary or an assistant secretary of Seller, dated the Closing Date, in form and substance reasonably satisfactory to Buyers, as to (i) no amendments to the Certificate of Incorporation of Seller or the Company since a specified date; (ii) the by-laws of Seller;
     (iii) the resolutions of the Board of Directors of Seller and evidence of the stockholders of Seller authorizing the execution and performance of this Agreement and the transactions contemplated hereby; and (iv) incumbency and signatures of the officers of Seller executing this Agreement and any Seller Ancillary Agreement; and

          (c) The certificates contemplated by Sections 8.1(a) and (b), duly executed by the authorized officer of Seller.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyers that the following shall be true on the Closing Date:

     4.1. ORGANIZATION AND AUTHORITY OF SELLER. (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to own or lease and to operate and use its properties and to carry on its business as now conducted.

     (b) Seller has full corporate power and authority to execute, deliver and perform this Agreement and all of the Seller Ancillary Agreements. Subject to approval of the Seller's stockholders, this Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, and each of the Seller Ancillary Agreements has been duly authorized by Seller and upon execution and delivery by Seller will be a legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting the rights of creditors generally and by general principles of equity.

     (c) Except as set forth in Schedule 4.1, neither the execution and delivery by Seller of this Agreement or any of the Seller Ancillary Agreements or the consummation by Seller of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the assets or properties of Seller or the Company or any Subsidiary, under (1) the Certificate of Incorporation or By-laws of Seller or the Company or any Subsidiary, (2) any note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Seller or the Company or any Subsidiary is a party or any of the respective assets or properties of Seller or the Company or any Subsidiary is subject or by which Seller or the Company or any Subsidiary is bound, (3) any Court Order to which Seller or the Company or any Subsidiary is a party or any of the respective assets or properties of Seller or the Company or any Subsidiary is subject or by which Seller or the Company or any Subsidiary is bound, or (4) any Requirements of Laws affecting Seller, the Company or any Subsidiary or their respective assets or properties; provided that no representation or warranty is made in this clause (i) with respect to any matter concerning Seller that individually could not reasonably be expected to have a Material Adverse Effect with respect to Seller; or

          (ii) require the approval, consent, authorization or act of, or the making by Seller or the Company or any Subsidiary of any declaration, filing or registration with, any Person.

     4.2. ORGANIZATION AND CAPITAL STRUCTURE OF THE COMPANY. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 4.2, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect on the Company. No other jurisdiction has demanded, requested or otherwise indicated that the Company is required so to qualify. The Company has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

     (b) The authorized capital stock of the Company consists of 3,000 shares of Common Stock, par value $.01 per share ("Company Common Stock"), of which 100 shares are issued and outstanding and 2,900 shares are unissued and not reserved for any purpose. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. No holder of Company Common Stock has any preemptive, stock purchase or other rights to acquire Company Common Stock. All of the outstanding shares of the Company Common Stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Seller is the record and beneficial owner of 100 shares of Company Common Stock. All of such shares of Company Common Stock are so owned free from all Encumbrances of any kind except for Permitted Encumbrances.

     (c) True and complete copies of the certificate of incorporation and all amendments thereto, of the By-laws, as amended to date, and of the stock ledger of the Company have been delivered to Buyer.

     4.3. SUBSIDIARIES AND INVESTMENTS. The Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in or control any corporation, limited liability company, partnership, trust, joint venture or other entity.

     4.4. FINANCIAL STATEMENTS. Schedule 4.4 contains (i) the unaudited balance sheet of the Company as of September 30, 1997 (the "Balance Sheet"). Except as set forth therein, the Balance Sheet has been prepared in conformity with generally accepted accounting principles consistently applied, and presents fairly the financial position of the Company as of the date thereon and for the period covered thereby, subject to normal year-end adjustments and the absence of footnotes.

     4.5. OPERATIONS SINCE BALANCE SHEET DATE. (a) Since the Balance Sheet Date, there has been:

          (i) except for any effect upon the Company of Seller's financial condition or prospects, no material adverse change in the assets, business, operations, liabilities, profits or condition of the Company, and to the knowledge of Seller, no fact or condition exists which might reasonably be expected to cause such a change in the future; and

          (ii) no damage, destruction or loss, whether or not covered by insurance, or condemnation or other taking adversely affecting any of the assets, business, operations or condition of the Company.

     (b) Since the Balance Sheet Date, except in the ordinary course of business and in conformity with past practice and except to the extent that it has not resulted in and could not reasonably be expected to result in a Material Adverse Effect with respect to the Company, the Company has not:

          (i) sold, leased (as lessor), transferred or otherwise disposed of (including any transfers from the Company to Seller or any of its Affiliates), or mortgaged or pledged, or imposed or suffered to be imposed any Encumbrance (other than a Permitted Encumbrance) on, any of the assets reflected on the Balance Sheet or any assets acquired by the Company after the Balance Sheet Date, except for inventory and minor amounts of personal property sold or otherwise disposed of for fair value in the ordinary course of business consistent with past practice;

          (ii) canceled any debts owed to or claims held by the Company (including the settlement of any claims or litigation) or waived any other rights held by the Company other than in the ordinary course of business consistent with past practice;

          (iii) paid any claims against the Company (including the settlement of any claims and litigation against the Company or the payment or settlement of any obligations or liabilities of the Company) other than in the ordinary course of business consistent with past practice;

          (iv) created, incurred or assumed, or agreed to create, incur or assume, any indebtedness for borrowed money or entered into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (v) accelerated or delayed collection of notes or accounts receivable in advance of or beyond their regular due dates or the dates when the same would have been collected in the ordinary course of business consistent with past practice;

          (vi) delayed or accelerated payment of any account payable or other liability of the Company beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (vii) acquired any real property or undertaken or committed to undertake capital expenditures exceeding $250,000 in the aggregate;

          (viii) made, or agreed to make, any payment of cash or distribution of assets to Seller or any of its Affiliates;

          (ix) instituted any increase in any compensation payable to any officer or employee of the Company or in any profit-sharing, bonus, incentive, deferred compensation, insurance, pension, retirement, medical, hospital, disability, welfare or other benefits made available to officers or employees of the Company;

          (x) made any change in the accounting principles and practices used by the Company from those applied in the preparation of the Balance Sheets;

          (xi) entered into or become committed to enter into any other material transaction except in the ordinary course of business; or

          (xii) prepared or filed any Tax Return inconsistent with past practice or, on any such Tax Return, taken any position, made any election, or adopted any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods.

     4.6. TAXES. (a) Except where there would be no Material Adverse Effect with respect to the Company (i) each of the Company and each Company Group has filed all Tax Returns required to be filed; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid by the Company and each Company Group for the periods covered thereby and all Taxes shown to be due on such Tax Returns have been timely paid; (iii) all Taxes owed by the Company or any Company Group have been timely paid; (iv) none of the Company or any member of any Company Group has waived or been requested to waive any statute of limitations in respect of Taxes which waiver is currently in effect;
(v) to the knowledge of Seller, there is no action, suit, investigation, audit, claim or assessment pending or proposed or threatened with respect to Taxes of the Company or any Company Group and, no basis exists therefor; (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) have been paid in full; (vii) all Tax Sharing Arrangements and Tax indemnity arrangements relating to the Company (other than this Agreement) shall terminate as of the date hereof and the Company shall not have any liability thereunder for any Taxes incurred on or after the date hereof; (viii) there are no liens for Taxes upon the assets of the Company except liens relating to current Taxes not yet due; (ix) all Taxes which the Company is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued, reserved against and entered on the books of the Company and (x) the Company has not been a member of any Company Group other than a Company Group of which Seller is the parent and the Company has not had any direct or indirect ownership in any corporation, partnership, joint venture or other entity.

     (b) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code (relating to "FIRPTA").

     (c) No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, can reasonably be expected to be, as a direct or indirect result of the transactions contemplated by this Agreement, an "excess parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder. No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits, can, as a direct or indirect result of the transactions contemplated by this Agreement, reasonably be expected to be (or under Section 280G of the Code and the Treasury Regulations thereunder be presumed to be) a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code and the Treasury Regulations thereunder, without regard to whether such payment or acceleration is reasonable compensation for personal services performed or to be performed in the future.

     4.7. AVAILABILITY OF ASSETS. The assets owned or leased by the Company constitute all the material assets and properties used in, or necessary for, the operation of the business of the Company (including all books, records, computers and computer programs and data processing systems).

     4.8. GOVERNMENTAL PERMITS. To the knowledge of Seller, the Company owns, holds or possesses all material licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body which are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct its business substantially as currently conducted (herein collectively called "Governmental Permits").

     4.9. REAL PROPERTY. (a) The Company has good and insurable title in fee simple absolute to all real property owned by the Company (the "Owned Real Property") and to all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances, except for Permitted Encumbrances.

     (b) The Company has the right to quiet enjoyment of all real property owned by third persons of which the Company is lessee (the "Leased Real Property") for the full term of each such lease (and any renewal option) relating thereto, and the leasehold or other interest of the Company in such Leased Real Property is not subject or subordinate to any Encumbrance except for Permitted Encumbrances.

     (c) Neither the whole nor any part of the Owned Real Property or any real property leased, used or occupied by the Company is subject to any pending suit for condemnation or other taking by any public authority, and, to the best knowledge of Seller or the Company, no such condemnation or other taking is threatened or contemplated.

     4.10. PERSONAL PROPERTY. (a) The Company has good title to all of its assets and properties other than Owned Real Property free and clear of all Encumbrances, except for Permitted Encumbrances.

     4.11. INTELLECTUAL PROPERTY; SOFTWARE. (a) The Company either: (i) owns the entire right, title and interest in and to the Intellectual Property and Software included in its assets and properties and material to its business and operations, free and clear of any Encumbrance; or (ii) has the perpetual, royalty-free right to use the same.

     (b) (i) The Intellectual Property owned by the Company and material to its business and operations is valid and enforceable; and (ii) the Company is not in breach of any agreement affecting the Intellectual Property, and has not taken any action which would impair or otherwise adversely affect its rights in the Intellectual Property.

     (c) (i) No material infringement of any Intellectual Property of any other Person has occurred or results in any way from the operations, activities, Software or processes used in the Company's business; (ii) no claim of any infringement of any Intellectual Property of any other Person has been made or asserted in respect of the operations of the Company's business; (iii) no written claim of invalidity of any Copyright, Trademark or Patent Right, Software or Trade Secret has been made; and (iv) no proceedings are pending or, to the knowledge of Seller, threatened which challenge the validity, ownership or use of any Intellectual Property.

     (d) To the knowledge of Seller, all employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any Intellectual Property or Software on behalf of the Company or any predecessor in interest thereto either: (i) is a party to a "work-for-hire" agreement under which the Company is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company (or such predecessor in interest, as applicable) of all right, title and interest in such material.

     4.12. ACCOUNTS RECEIVABLE. All accounts receivable of the Company have arisen from bona fide transactions by the Company in the ordinary course of business. All accounts receivable reflected in the Balance Sheet are good and collectible in the ordinary course of business at the aggregate recorded amounts thereof, net of any applicable allowance for doubtful accounts reflected in the Balance Sheets.

     4.13. EMPLOYEE BENEFIT PLANS. (a) With respect to each Pension Plan subject to Section 302 of ERISA other than any Multiemployer Plan, (i) no proceeding has been initiated to terminate such plan, (ii) there has been no "reportable event" (as such term is defined in Section 4043(b) of ERISA) other than events for which reporting has been waived by applicable regulations, (iii) no "accumulated funding deficiency" (within the meaning of Section 412 of the Code), whether or not waived, has occurred, (iv) no person has failed to make a required installment or any other payment required under Section 412 of the Code by the applicable due date and (v) neither the Company nor any ERISA Affiliate has provided or is required to provide security to such plan under Section 401(a)(29) of the Code due to a plan amendment that results in an increase in current liability. Each Pension Plan which is intended to qualify under Section 401(a) of the Code has been determined to be so qualified by the IRS, and to the knowledge of Seller no circumstance has occurred or exists which may reasonably be expected to cause such plan to cease being so qualified.

     (b) There is no pending or, to the knowledge of Seller or the Company, threatened claim in respect of any of the ERISA Benefit Plans other than claims for benefits in the ordinary course of business. Each of the ERISA Benefit Plans other than any Multiemployer Plans (i) has been administered in all material respects in accordance with its terms and (ii) complies in form, and has been administered in all material respects in accordance, with the requirements of ERISA and, where applicable, the Code. The Company and each ERISA Affiliate has complied in all material respects with the health care continuation requirements of Part 6 of Title I of ERISA. The Company has no obligation under any ERISA Benefit Plans or otherwise to provide any material health or other welfare benefits to any prior employees or any other person, except as required by Part 6 of Title I of ERISA. The consummation of the transactions contemplated by this Agreement will not result in any material increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any material compensation or benefits payable to or in respect of any participant.

     4.14. EMPLOYEE RELATIONS. The Company has, to the knowledge of Seller, complied with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Seller and the Company believe that the Company's relations with the employees of the Company are satisfactory. The Company is not a party to, and the Company is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of the Company.

     4.15. CONTRACTS. (a) Except where there would be no Material Adverse Effect on the Company, the Company is not a party to or bound by:

          (i) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others; or

          (ii) any agreement which provides for, or relates to, any interest rate or foreign currency swap, cap, collar, hedge or insurance agreements, or options or forwards on such agreements, or other similar agreements for the purpose of managing the interest rate and/or foreign exchange risk associated with its financing.

     (b) Each of the leases, contracts and other agreements referred to in Sections 4.10, 4.11, 4.13, and 4.15 (collectively, the "Company Agreements") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and except for those Company Agreements which by their terms will expire prior to the Closing Date or are otherwise terminated prior to the Closing Date in accordance with the provisions hereof) will continue in full force and effect after the Closing, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. The Company has fulfilled and performed its obligations under each of the Company Agreements in all material respects, and the Company is not in, or alleged in writing to be in, breach or default under, nor is there or is there alleged in writing to be any basis for termination of, any of the Company Agreements and, to the knowledge of Seller, no other party to any of the Company Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or by any such other party except where such event or condition would not have a Material Adverse Effect on the Company. The Company is not currently renegotiating any of the Company Agreements or paying liquidated damages in lieu of performance thereunder. Complete and correct copies of each of the Company Agreements have heretofore been delivered or made available to Buyer by Seller.

     4.16.  NO VIOLATION, LITIGATION OR REGULATORY ACTION.

     Except as disclosed in Schedule 4.16,

          (i) to the knowledge of Seller, the assets of the Company and their uses comply with all applicable Requirements of Laws and Court Orders, except where such non-compliance would not have a Material Adverse Effect on the Company;

          (ii) to the knowledge of Seller, the Company has complied with all Requirements of Laws and Court Orders which are applicable to its assets or business, except where such non-compliance would not have a Material Adverse Effect on the Company;

          (iii) there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Seller or the Company, threatened against or affecting the Company nor, to the knowledge of Seller or the Company, is there any basis for any of the same, and there are no lawsuits, suits or proceedings pending in which Seller is the plaintiff or claimant; and

          (iv) there is no action, suit or proceeding pending or, to the knowledge of Seller or the Company, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

     4.17. ENVIRONMENTAL MATTERS. To the knowledge of Seller, (i) the operations of the Company comply with all applicable Environmental Laws, except where non-compliance would not have a Material Adverse Effect on the Company; and

     (ii) the Company has obtained all environmental, health and safety Governmental Permits necessary for the operation of its business, and all such Governmental Permits are in full force and effect and the Company is in compliance with all terms and conditions of such permits, except where non-compliance would not have a Material Adverse Effect on the Company.

     4.18. INSURANCE. The Company has insurance coverage which is customary with regard to the nature and size of its business with reputable insurance carriers. Seller shall (and shall cause the Company to) keep or cause such insurance or comparable insurance to be kept in full force and effect through the Closing Date. Seller has complied (or has caused the Company to comply) in all material respects with each of such insurance policies and, to the knowledge of Seller, has not failed to give any notice or present any claim thereunder in a due and timely manner.

     4.19. MINUTE BOOKS. True and complete copies of the minute books of the Company have been delivered to Buyer. Such minute books contain true and complete records of all meetings and other corporate action taken by the Board of Directors and stockholders of the Company.

     4.20. NO FINDER. Neither Seller, the Company nor any Person acting on its behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     4.21. DISCLOSURE. None of the representations or warranties of Seller contained herein, and none of the other information or documents furnished to Buyer or any of its representatives by Seller or the Company or their representatives pursuant to the terms of this Agreement, is, in the light of the circumstances under which they are made or furnished, false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein not misleading in any material respect.

     4.22. PROXY STATEMENT. None of the information to be included in the proxy statement (the "Proxy Statement") to be prepared for and relating to the Seller Stockholder Meeting (as defined in Section 7.1) will, at the time of the mailing of the Proxy Statement, the time of the Seller Stockholder Meeting or on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that Buyers' rights with respect to this Section
4.22 shall be limited to the recovery of Loss and Expense incurred by Buyers by reason of actions by shareholders of Seller based upon allegations that this
Section 4.22 has been breached by Seller.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF BUYERS

     As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereby, Buyers hereby represents and warrants to Seller and agrees as follows:

     5.1. ORGANIZATION OF BUYERS. AVM is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Illinois and has full partnership power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted. Associates is a general partnership organized and validly existing under the laws of the State of Nevada and has full partnership powers and authority to own or lease its properties and assets and to carry on its business as now conducted.

     5.2. AUTHORITY OF BUYERS. Each Buyer has full power and authority to execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by AVM have been duly authorized and approved by AVM's general partner. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Associates have been duly authorized and approved by Associates' general partner. This Agreement has been duly authorized, executed and delivered by each Buyer and is the legal, valid and binding agreement of each Buyer enforceable in accordance with its terms, and each of the Buyer Ancillary Agreements has been duly authorized by each Buyer and upon execution and delivery by each Buyer will be a legal, valid and binding obligation of each Buyer enforceable in accordance with its terms.

     Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Limited Partnership Agreement of AVM or the Partnership Agreement of Associates, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which either Buyer is a party or any of its properties is subject or by which either Buyer is bound, (3) any Court Order to which either Buyer is a party or by which either of them is bound or (4) any Requirements of Laws affecting either Buyer; or

          (ii) require the approval, consent, authorization or act of, or the making by either Buyer of any declaration, filing or registration with, any Person.

     5.3. NO FINDER. Neither AVM, Associates nor any Person acting on their behalf has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     5.4. INVESTMENT REPRESENTATION. Buyers understand that the Shares have not been registered under the Securities Act of 1933 and that the Shares are being acquired by AVM and Associates, respectively, for their own account for investment, and not with a view to the sale or distribution of any part thereof without registration under the Securities Act of 1933 or pursuant to an applicable exemption therefrom.

     5.5. LITIGATION. There is no action, suit or proceeding pending, or, to the knowledge of either Buyer, threatened which questions the legality or propriety of the transactions contemplated by this Agreement.

     5.6. ABILITY TO CLOSE. Each Buyer has sufficient assets to perform its obligations under this Agreement.

                                   ARTICLE VI

                        ACTION PRIOR TO THE CLOSING DATE

     The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

     6.1. INVESTIGATION OF THE COMPANY BY BUYERS. Seller shall afford and cause the Company to afford to the officers, employees and authorized representatives of Buyers (including their independent public accountants and attorneys) complete access during normal business hours, upon prior reasonable notice, to the offices, properties, employees, attorneys, accountants and business and financial records (including computer files, retrieval programs and similar documentation) of the Company to the extent Buyers shall deem necessary or desirable and shall furnish, and shall cause the Company to furnish, to Buyers or their authorized representatives such additional information concerning the assets, business and the operations of the Company as shall be reasonably requested. Buyers agree that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. If during an investigation made by Buyers or their representatives hereunder they discover facts which contradict any of the representations and warranties of Seller hereunder, Buyers shall promptly notify Seller of such facts. No investigation made by

Buyers or their representatives hereunder or notice to Seller pursuant to the preceding sentence shall affect the representations and warranties of Seller hereunder or the rights of Buyer in respect of any breach thereof.

     6.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the parties hereto shall refrain from taking any action which would render any representation or warranty of such party contained in Article IV or V of this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. Seller shall promptly notify Buyers of (i) any lawsuit, claim, proceeding or investigation that is threatened, brought, asserted or commenced against the Company and (ii) any other event or matter which becomes known to Seller and would cause any other representation or warranty contained in Article IV to be untrue in any material respect.

     6.3. CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) Seller will (and will cause the Company to) act diligently and reasonably to secure, before the Closing Date, the consent, approval or waiver, in form and substance reasonably satisfactory to Buyers, from any party to the Existing Loan Agreements, any other agreement to which the Seller is a party or by which it is bound or any Company Agreement required to be obtained to permit the consummation of the transactions contemplated by this Agreement or to otherwise satisfy the conditions set forth in Section 8.1(e); provided that (i) neither Seller, the Company nor Buyers shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals; and (ii) neither Seller nor the Company shall make any agreement or understanding affecting the assets or business of the Company as a condition for obtaining any such consents or waivers except with the prior written consent of Buyers. During the period prior to the Closing Date, Buyers shall act diligently and reasonably to cooperate with Seller and the Company to obtain the consents, approvals and waivers contemplated by this Section 6.3(a).

     (b) During the period prior to the Closing Date, Seller and Buyers shall (and Seller shall cause the Company to) act diligently and reasonably, and shall cooperate with each other, in making any required filing or notification and in securing any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Section 8.1(d); provided that neither Seller nor the Company shall make any agreement or understanding affecting the assets or business of the Company as a condition for obtaining any such consents or approvals except with the prior written consent of Buyer.

     6.4. OPERATIONS PRIOR TO THE CLOSING DATE. The parties agree that for the period from the date hereof through the earlier of the Expiration Date, the Repurchase Closing Date and any date on which this Agreement is terminated pursuant to Section 11.1, the number of directors comprising the whole Board of Directors of the Company shall be three, who shall be Clifford Viner, Warren Mosler and Matthew Burns. During such period, the Shares shall not be voted to expand or contract the size of such Board, remove Mr. Mosler, Mr. Viner or Mr. Burns from the board or elect anyone to replace any of them without the prior written consent of all of the parties.

     6.5. NOTIFICATION BY SELLER OF CERTAIN MATTERS. During the period prior to the Closing Date, Seller will promptly advise Buyers in writing of (i) any Material Adverse Change in the Company or the condition of its assets, properties or business, (ii) any notice or other communication from any third Person alleging that the consent of such third Person is or may be required in connection with the transactions contemplated by this Agreement, and (iii) any material default under any Company Agreement or event which, with notice or lapse of time or both, would become such a default on or prior to the Closing Date and of which Seller or the Company has knowledge.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

     7.1. STOCKHOLDER MEETING. Seller shall call a meeting of its stockholders (the "Seller Stockholder Meeting") for the purpose, among others, of voting for the transactions contemplated hereby. Seller shall use its best efforts to hold the Seller Stockholder Meeting on or prior to March 31, 1998. Seller shall, through its

Board of Directors, recommend to its stockholders approval of such transactions and shall not withdraw such recommendation; provided, however, that such Board of Directors shall not be required to make, and shall be entitled to withdraw, such recommendation if such Board of Directors concludes in good faith on the basis of the written advice of its outside counsel that the making of, or the failure to withdraw, such recommendation would violate the fiduciary obligations of such Board of Directors under applicable law.

     7.2. PREPARATION OF THE PROXY STATEMENT. The Seller shall promptly prepare and file with the SEC the Proxy Statement. The Seller shall use its best efforts to satisfy the comments of the SEC with regard to the Proxy Statement in order that the Proxy Statement may be mailed to Seller's stockholders in accordance with the Exchange Act and the rules and regulations thereunder.

     7.3. ACCESS TO RECORDS AFTER CLOSING. (a) For a period of six years after the Closing Date, Seller and its representatives shall have reasonable access to all of the books and records of the Company to the extent that such access may reasonably be required by Seller in connection with matters relating to or affected by the operations of the Company prior to the Closing Date or the exercise of the Repurchase Options. Such access shall be afforded by Buyers upon receipt of reasonable advance notice and during normal business hours. Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 7.3(a). If Buyers shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyers shall, prior to such disposition, give Seller a reasonable opportunity, at Seller's expense, to segregate and remove such books and records as Seller may select.

     (b) For a period of six years after the Closing Date, Buyers and their representatives shall have reasonable access to all of the books and records relating to the Company which Seller or any of its Affiliates may retain after the Closing Date. Such access shall be afforded by Seller and its Affiliates upon receipt of reasonable advance notice and during normal business hours. Buyers shall be solely responsible for any costs and expenses incurred by it pursuant to this Section 7.3(b). If Seller or any of its Affiliates shall desire to dispose of any of such books and records prior to the expiration of such six-year period, Seller shall, prior to such disposition, give Buyers a reasonable opportunity, at Buyers' expense, to segregate and remove such books and records as Buyers may select.

     (c) In the event that the Repurchase Option is exercised, after the Repurchase Closing Date (as defined below) the term Seller in this Section 7.3 shall mean AVM and Associates and the term Buyers shall mean the party exercising the Repurchase Option.

     7.4. CONFIDENTIAL NATURE OF INFORMATION. Each party agrees that it will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party will return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith. Such documents, materials and information shall not be communicated to any third Person (other than, in the case of Buyers, to its counsel, accountants, financial advisors or lenders, and in the case of Seller, to its counsel, accountants or financial advisors). No Person shall use any confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Shares or the negotiation or enforcement of this Agreement or any agreement contemplated hereby; provided that after the Closing Buyers and the Company may use or disclose any confidential information to the extent reasonable and necessary in the operation of the Company and its business. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes lawfully available to such party from a source other than the furnishing party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed,(iv) such party reasonably deems necessary to disclose in order to obtain any of the consents or approvals contemplated hereby or (v) all parties agree may be disclosed.

     7.5. NO PUBLIC ANNOUNCEMENT. Neither Buyers nor Seller shall (nor shall Seller permit the Company to), without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law or the rules of any stock exchange or quotation system, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement or to comply with the accounting and SEC disclosure obligations.

     7.6. EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel, accountants and investment bankers. All costs and expenses, if any, incurred by the Company in connection with this Agreement and the transactions contemplated hereby shall be borne by the Company.

     7.7. FURTHER ASSURANCES. From time to time following the Closing, Seller shall execute and deliver, or cause to be executed and delivered, to the Company such other bills of sale, deeds, endorsements, assignments and other instruments of conveyance and transfer as Buyers or the Company may reasonably request or as may be otherwise necessary to more effectively convey and transfer to, and vest in, the Company, and put the Company in possession of, any part of the assets or properties of the Company not in its possession on the Closing Date.

     7.8. REPURCHASE OPTIONS. Each of the Buyers hereby grants to the Seller an option (the "Repurchase Options") to repurchase all, but not less than all, of the Shares. The Repurchase Options shall having the following further terms and conditions:

          (a) the Repurchase Options shall be deemed to be granted on and as of the Closing Date upon, and subject to, the actual closing of the transactions called for by this Agreement;

          (b) the Repurchase Options shall expire on December 31, 1998 (the "Expiration Date");

          (c) the exercise price of the Repurchase Options shall be an aggregate of $7,000,000 plus an accretion thereon at the rate of 5% per annum from the Closing Date to and including the date on which such repurchase is consummated in accordance with clauses (d) and (e) below (the "Exercise Price"), reduced by the amount of any payments actually made by Seller to either of Buyers pursuant to Section 10.1 of this Agreement prior to the Repurchase Closing Date, provided that, in no event, shall the Exercise Price be less than $1;

          (d) Seller may exercise the Repurchase Options (but only simultaneously and for all of the Shares) by written notice of such exercise which is actually delivered to each of the Buyers prior to the Expiration Date, which notice shall specify a closing date (the "Repurchase Closing Date") for such repurchase (which shall be no less than ten business days nor more than thirty business days after such delivery);

          (e) on the Repurchase Closing Date (i) AVM shall duly transfer all of its right, title and interest in and to the AVM Shares to Seller in exchange for the payment to AVM of its proportional share of the Exercise Price which shall be wire transferred in immediately available funds by Seller to an account designated by AVM to Seller at least one business day prior to the Repurchase Closing Date and (ii) Associates shall duly transfer all of its right, title and interest in and to the Associates Shares to Seller in exchange for the payment to Associates of its proportionate share of the Exercise Price which shall be wire transferred in immediately available funds by Seller to an account designated by Associates to Seller at least one business day prior to the Repurchase Closing Date;

          (f) the sale to Seller by AVM and Associates of the Shares upon exercise of the Repurchase Options shall be without any express or implied representation and warranty by AVM and Associates with respect to any matter relating to the Company or its business, assets and liabilities or otherwise, except that upon such sale AVM and Associates shall be deemed to have represented and warranted to Seller that each of them severally, have complied with Section 7.9 of this Agreement; and

          (g) Seller may assign the Repurchase Options to a Seller Group Member or one or more other assignees, acting as one, upon written notice delivered to Buyers prior to the Expiration Date, in which event such assignee shall have the same rights under the Repurchase Options as Seller but, except in the case of an assignment to a Seller Group Member, shall not be entitled to further assign such Repurchase Options.

     7.9. OPERATING AGREEMENTS. From and after the date hereof and to the earlier of the Repurchase Closing Date or February 12, 1999:

          (a) AVM and Associates each severally agree to cause the Company:

             (i) to operate only in the ordinary course of business consistent with past practices;

             (ii) not to declare or pay any dividends or distribute any assets or make any loans;

             (iii) not to borrow any money, permit the assets of the Company to become subject to any liens or encumbrances (other than Permitted Encumbrances), enter into any capital leases or material operating leases or otherwise incur any material obligation or liability outside the ordinary course of business consistent with past practices;

             (iv) not to offer products or services which are competitive with products and services offered by Seller or its Affiliates on the Closing Date;

             (v) to apply the Company's Net Cash Flow, on a quarterly basis, to the payment of the outstanding principal balance on the Secured Loans;

             (vi) except in accordance with Section 7.4, not to reveal or disseminate any trade secrets or other confidential information pertaining to the Company;

             (vii) not to merge into or consolidate with any Person or sell all or substantially all of its assets to any Person;

             (viii) to provide Seller with monthly reports on the Company's financial condition, results of operations, cash flow and other financial information reasonably requested by Seller;

             (ix) not to pay any amounts to either of Buyers or to their respective Affiliates except as provided in clause (v) above; and

             (x) not to terminate the employment by the Company of John Chappell as its President except for "cause" as such term is defined in the Employment Agreement between the Company and Mr. Chappell dated September 18, 1996.

          (b) Each of AVM and Associates severally agrees that it will not hypothecate, pledge or in any way encumber the Shares (other than for Permitted Encumbrances) and will not, except as provided in Section 7.8, sell or otherwise transfer or dispose of any Shares or any portion thereof or any interest therein; provided that AVM and Associates may grant to III Finance Ltd. and/or one or more investment funds managed by III Offshore Advisors an option to purchase the Shares so long as such option is subordinate to the Repurchase Options and cannot be exercised on or prior to the Expiration Date (unless the Repurchase Option has been exercised, in which case such option cannot be exercised on or prior to the applicable Repurchase Closing Date).

          (c) Each of AVM and Associates severally agrees that it shall, in its capacity as a stockholder of the Company, fully cooperate with Seller to enable Seller to exercise the Repurchase Options in Seller's sole and absolute discretion and shall not take any action, directly or indirectly, in such capacity, to prevent Seller from exercising such discretion or consummating the exercise of the Repurchase Options; provided that nothing in this clause (c) or elsewhere in this Agreement shall be deemed to bar any investment fund (including but not limited to III Finance Ltd.) advised or managed by Associates, III Offshore Advisors or their Affiliates (or bar Associates, AVM, or III Offshore Advisors as agent of any such fund) from exercising any right or taking or refraining from taking any action as stockholder, lender or otherwise pursuant to the Existing Loan Agreements (including, without limitation, the foreclosure of any lien on or security interest in the Shares or the right to accelerate any loan or loans outstanding under any such Existing Loan Agreement or the exercise of any other right which may arise upon the occurrence or continuance of an event of default thereunder) or otherwise or subject either of Buyers to any liability to Seller or its stockholders in the event of the exercise of any such right or taking or refraining from taking any such action.

          (d) Seller shall retain the Company, and the Company shall accept its retention, to service all loans and receivables purchased or originated by Seller and its Affiliates and sold to investment funds advised or managed by Associates, III Offshore Advisors or their Affiliates on current terms and conditions (including fees and other compensation). Seller and its Affiliates agree not to pay any servicer for loans purchased or originated by Seller and its Affiliates and sold to any Person other than such funds more than the servicing fee payable by Seller to the Company for comparable services; provided, however, that in the event Seller sells loans to a third party, the acquirer of such loans must agree to the Company performing loan servicing of such loans.

     7.10. USE OF PROCEEDS. The Purchase Price shall be utilized by Seller as working capital for general corporate purposes.

     7.11. COMPANY INDEMNIFICATIONS; VOTING. Buyers agree that (a) they shall not permit or cause the Company to take any action to reduce the scope or nature of indemnification provided on the date hereof by the Company to directors, officers and employees of the Company, (b) they shall cause the Company to maintain any insurance in force on the date hereof which provides such indemnification and (c) at the Seller Stockholder Meeting they will vote any shares of Common Stock of Seller for which either of them have the power to vote (by proxy or otherwise) for the transactions provided for herein.

     7.12. CERTAIN INTERCOMPANY DEBT. The parties agree and acknowledge that, on the date hereof, the Company owes to Seller inter-company indebtedness of $150,000 and no more (the "Intercompany Debt"). From and after the date hereof and prior to the Closing Date, the Company shall repay to Seller in full, without interest, the Intercompany Debt, provided that (a) such repayment shall be made only from, and to the extent that the Company has at the end of each of its fiscal quarters prior to the Closing Date, net income (as shown on its regularly prepared quarterly financial statements) determined in accordance with generally accepted accounting principles consistently applied and after deduction of the payments required by Section 7.9(a)(v); (b) the Company shall not be liable for or be obligated to pay to Seller any amounts in excess of the Intercompany Debt; and (c) Seller shall continue to provide, at its sole cost, the insurance and employee benefits provided to the Company and its employees at any time during the six months prior to the date of this Agreement. If the transactions provided for in ARTICLE II of this Agreement are consummated, on the Closing Date all Intercompany Debt not paid by the Company on or prior to the Closing Date shall be discharged and forgiven by Seller on the Closing Date so that on the Closing Date no amounts shall be due and payable by the Company to Seller in respect of any intercompany indebtedness or charges, provided that if the Repurchase Option is exercised in accordance with Section 7.8, the unpaid Intercompany Debt (plus any amounts expended by Seller in compliance with clause
(c) above) shall be payable by the Company in full. No amounts shall be due and payable to Seller or its Affiliates by the Company in respect of any Tax Sharing Arrangement or Tax indemnity arrangement which exists or may have existed involving the Company or any Company Group unless and until the Repurchase Option is exercised in accordance with Section 7.8.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

     8.1. CONDITIONS TO BUYERS' OBLIGATIONS. The obligation of Buyers to close the purchase the Shares pursuant to this Agreement shall be subject to the satisfaction (or waiver by Buyers), on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyers or any transaction permitted by Section 6.4; and there shall have been delivered to Buyers a certificate to such effect, dated the Closing Date, signed on behalf of Seller by the President or any Vice President of Seller, in addition to the other deliveries specified in Section 3.4.

          (b) The holders of at least a majority of the outstanding Common Stock of Seller shall have voted in favor of the transactions provided for herein at the Seller Stockholder Meeting.

          (c) No action, suit, investigation or proceeding shall have been instituted or threatened to restrain or prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (d) The parties shall have received all approvals and actions of or by all Governmental Bodies which are necessary to consummate the transactions contemplated hereby, which are either specified in Schedule 4.1 or otherwise required to be obtained prior to the Closing by applicable Requirements of Laws or which are necessary to prevent a material adverse change in the assets, business, operations, liabilities, profits or condition (financial or otherwise) of the Company.

          (e) Each of the lenders who are parties to the Existing Loan Agreements shall have consented to, in writing, the transactions provided for herein.

          (f) Seller and each of its Affiliates shall pay off and settle all obligations of Seller to the Company or to any Affiliate of the Company.

     8.2. CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller to sell the Shares pursuant to this Agreement shall be subject to the satisfaction (or waiver by Seller), on or prior to the Closing Date, of the following conditions:

          (a) There shall have been no material breach by Buyers in the performance of any of their covenants and agreements herein; each of the representations and warranties of Buyers contained or referred to in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Seller or any transaction contemplated by this Agreement; and there shall have been delivered to Seller a certificate to such effect, dated the Closing Date and signed on behalf of each of Buyers by their respective authorized representatives, in addition to the other deliveries specified in Section 3.3.

          (b) No action, suit or proceeding by any Governmental Body shall have been instituted or threatened to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

          (c) Each of the lenders who are parties to the Existing Loan Agreements shall have consented to, in writing, the transactions provided for herein.

          (d) The holders of at least a majority of the outstanding Common Stock of Seller shall have voted in favor of the transactions provided for herein at the Seller Stockholder Meeting.

          (e) The parties shall have received all approvals and actions of or by all Governmental Bodies necessary to consummate the transactions contemplated hereby, which are required to be obtained prior to the Closing by applicable Requirements of Laws.

                                   ARTICLE IX

                                  TAX MATTERS

     9.1. TAX RETURNS. Seller shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending before the Closing Date and Seller shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns, and Buyers shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company for taxable years or periods ending on or after the Closing Date and Buyers shall remit (or cause to be remitted) any Taxes due in respect of such Tax Returns.

     9.2. SURVIVAL OF OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, and notwithstanding Article X of this Agreement, the obligations of the parties set forth in this Article IX shall be unconditional and absolute and shall remain in effect until the expiration of all applicable statutes of limitation; provided that Buyers and Seller agree to enter into negotiations in good faith to amend appropriately the provisions of this Article IX in the event of the exercise of the Repurchase Options.

                                   ARTICLE X

                                INDEMNIFICATION

     10.1. INDEMNIFICATION BY SELLER. (a) Seller agrees to indemnify and hold harmless each Buyer Group Member from and against any and all Losses and Expenses incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach by Seller of any of its covenants in this Agreement or in any Seller Ancillary Agreement;

          (ii) any failure of Seller to perform any of its obligations in this Agreement or in any Seller Ancillary Agreement; or

          (iii) any breach of any warranty or the inaccuracy of any representation of Seller contained or referred to in this Agreement or any certificate delivered by or on behalf of Seller pursuant hereto;

     provided that without limitation of Seller's indemnification obligations under clause (i) or (ii) of this subsection (a), Seller shall be required to indemnify and hold harmless under clause (iii) of this subsection (a) with respect to Loss and Expense incurred by Buyer Group Members as a result of inaccuracies only if such Loss and Expense exceeds $200,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Loss and Expense without deduction; and provided further that Sellers' total liability under this Section 10.1 shall not exceed an aggregate of $7,000,000.

     (b) The indemnification provided for in this Section 10.1 shall terminate on the earlier of the Repurchase Closing Date or the first anniversary of the Closing Date (and no claims shall be made by any Buyer Group Member under this Section 10.1 thereafter), except that the indemnification by Seller shall continue as to:

          (i) the representations and warranties set forth in Sections 4.2(b), 4.6, 4.9 and 4.10 and the covenants of Seller set forth in Sections 7.4, 7.5, 7.6, and 7.10, as to all of which no time limitation shall apply; and

          (ii) any Loss or Expense of which any Buyer Group Member has notified Seller in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this Section 10.1, as to which the obligation of Seller shall continue until the liability of Seller shall have been determined pursuant to this
     Article X, and Seller shall have reimbursed all Buyer Group Members for the full amount of such Loss and Expense in accordance with this Article X.

     10.2. INDEMNIFICATION BY BUYERS. (a) Buyers severally agree to indemnify and hold harmless each Seller Group Member from and against any and all Loss and Expense incurred by such Seller Group Member in connection with or arising from:

          (i) any breach by Buyers of any of their respective covenants or agreements in this Agreement or in any Buyer Ancillary Agreement;

          (ii) any failure by either Buyer to perform any of their respective obligations in this Agreement or in any Buyer Ancillary Agreement; or

          (iii) any breach of any warranty or the inaccuracy of any representation of Buyers contained or referred to in this Agreement or in any certificate delivered by or on behalf of Buyers pursuant hereto;

     provided that, without limitation of Buyers' indemnification obligations under clauses (i) and (ii) of this subsection (a), Buyers shall be required to indemnify and hold harmless under clause (iii) of this subsection (a) with respect to Loss and Expense incurred by Seller Group Members only if such Loss and Expense exceeds $200,000 in the aggregate, but if in excess of such amount, then for the entire amount of such Loss and Expense without deduction and provided further that Buyers' total liability under this
     Section 10.2 shall not exceed an aggregate of $7,000,000.

     (b) The indemnification provided for in this Section 10.2 shall terminate on the earlier of the Repurchase Closing Date or the first anniversary of the Closing Date (and no claims shall be made by Seller under this Section 10.2 thereafter), except that the indemnification by Buyers shall continue as to:

          (i) the covenants of Buyers set forth in Sections 7.4, 7.5, 7.6, 7.8 and 7.9, as to all of which no time limitation shall apply; and

          (ii) any Loss or Expense of which Seller has notified Buyers in accordance with the requirements of Section 10.3 on or prior to the date such indemnification would otherwise terminate in accordance with this
     Section 10.2, as to which the obligation of Buyers shall continue until the liability of Buyers shall have been determined pursuant to this Article X, and Buyers shall have reimbursed all Seller Group Members for the full amount of such Loss and Expense in accordance with this Article X.

     10.3. NOTICE OF CLAIMS. (a) Any Buyer Group Member or Seller Group Member (the "Indemnified Party") seeking indemnification hereunder shall give to the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that (i) a Claim Notice in respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; and (ii) failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

     (b) In calculating any Loss or Expense there shall be deducted (i) any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer, and (ii) the amount of any tax benefit to the Indemnified Party (or any of its Affiliates) with respect to such Loss or Expense (after giving effect to the tax effect of receipt of the indemnification payments).

     (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article X shall be determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

     (d) Any indemnification payment hereunder with respect to any Loss or Expense shall be an amount which is sufficient to compensate the indemnified party for the amount of such Loss or Expense, after taking into account all increases in federal, state, local, foreign or other Taxes payable by the indemnified party as a result of the receipt of such payment (by reason of such payment being included in income, resulting in a reduction of tax basis, or otherwise increasing such Taxes payable by the indemnified party at any time).

     10.4. THIRD PERSON CLAIMS. The Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof, and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided that the Indemnified Party may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that in such event the Indemnified Party shall waive any right to indemnity therefor hereunder unless the Indemnified Party shall have sought the consent of the Indemnitor to such payment, settlement or compromise and such consent was unreasonably withheld, in which event no claim for indemnity therefor hereunder shall be waived.

                                   ARTICLE XI

                                  TERMINATION

     11.1. TERMINATION. Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual consent of Buyers and Seller;

          (b) by Buyers or Seller if the Closing shall not have occurred on or before September 30, 1998 (or such later date as may be mutually agreed to by Buyers and Seller);

          (c) by Buyers in the event of any material breach by Seller of any of Seller's agreements, representations or warranties contained herein and the failure of Seller to cure such breach within seven days after receipt of notice from Buyer requesting such breach to be cured; or

          (d) by Seller in the event of any material breach by Buyers of any of Buyers' agreements, representations or warranties contained herein and the failure of Buyers to cure such breach within seven days after receipt of notice from Seller requesting such breach to be cured.

     11.2. NOTICE OF TERMINATION. Any party desiring to terminate this Agreement pursuant to Section 11.1 shall give notice of such termination to the other parties to this Agreement.

     11.3. EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to this Article XI, all further obligations of the parties under this Agreement (other than Sections 7.4, 7.6 and 12.8 and Article X) shall be terminated without further liability of any party to the others, provided that (a) Seller shall immediately upon termination return to Buyers all down payments made on the Purchase Price hereunder (without interest for the period ending on the termination date but with 5% interest per annum thereafter); (b) if such termination occurs and, for any reason, the stockholders of the Seller have not duly approved the transactions provided for herein in accordance with applicable Delaware law, upon the written demand of the Buyers, the Seller shall execute and deliver to Buyers an irrevocable proxy, in form and substance satisfactory to Buyers, authorizing Buyers to vote all of the outstanding voting stock of the Company owned, directly or indirectly, by the Seller or its Affiliates on any matter coming before the stockholders of the Company for a vote, such proxy to terminate upon the payment in full by Seller of the amounts referred to in clause (a) of this Section 11.3; and (c) nothing herein shall relieve any party from liability for its willful breach of this Agreement.

                                  ARTICLE XII

                               GENERAL PROVISIONS

     12.1. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by facsimile when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier when received; and shall be addressed as follows:

     If to Buyers, to:

     Adams, Viner & Mosler, Ltd.
     III Associates
     250 Australian Avenue South
     West Palm Beach, Florida 33401
     Facsimile No.: (561) 655-6871
     Attention: Warren Mosler

     with a copy to:

     Sidley & Austin
     One First National Plaza
     Chicago, Illinois 60603
     Facsimile No.: (312) 853-7036
     Attention: William D. Kerr

     If to Seller, to:

     The Aegis Consumer Funding Group Inc.
     200 North Cobb Parkway
     Suite 428
     Marietta, Georgia 30062
     Facsimile No.: 770-281-7102
     Attention: Matthew Burns

     with a copy to:

     Kramer, Levin, Naftalis & Frankel
     919 Third Avenue
     New York, New York 10022
     Facsimile No.: (212) 715-8000
     Attention: Peter S. Kolevzon, Esq.

or to such other address as such party may indicate by a notice delivered to the other party hereto.

     12.2. SUCCESSORS AND ASSIGNS. (a) Except as set forth in Section 7.8(g), the rights of any party under this Agreement shall not be assignable by such party without the written consent of the other parties.

     (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Buyers, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 12.3 any right, remedy or claim under or by reason of this Agreement.

     12.3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

     12.4. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party, it is in writing signed by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

     12.5. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

     12.6. EXECUTION IN COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyers.

     12.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of New York.

     12.8. SUBMISSION TO JURISDICTION. Seller and Buyers hereby irrevocably submit in any suit, action or proceeding arising out of or related to this Agreement or any of the transactions contemplated hereby to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in New York City and waive any and all objections to jurisdiction that they may have and any claim or objection that any such court is an inconvenient forum.

     Each party consents to service of process upon it with respect to any such action or proceeding by registered mail, return receipt requested, and by any other means permitted by applicable laws and rules.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                          ADAMS, VINER & MOSLER, LTD.

                                          By: AVM Associates, general partner

                                          By /s/ WARREN B. MOSLER
                                            ------------------------------------
                                            Name: Warren B. Mosler
                                            Title: General Partner

                                          III ASSOCIATES

                                          By: Cheyenne, Inc., general partner

                                          By /s/ ROBERT H. FASULO
                                            ------------------------------------
                                            Name: Robert H. Fasulo
                                            Title: Secretary/Treasurer

                                          THE AEGIS CONSUMER FUNDING
                                          GROUP INC.

                                          By /s/ MATTHEW B. BURNS
                                            ------------------------------------
                                            Name: Matthew B. Burns
                                            Title: Chief Executive Officer

                                                                         ANNEX B
================================================================================

                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT
                                    OF 1934
                For the quarterly period ended December 31, 1997
                                       OR

 TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934
             For the transition period from           to

                         COMMISSION FILE NUMBER 0-25714

                     THE AEGIS CONSUMER FUNDING GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE
    (STATE OR OTHER JURISDICTION OF INCORPORATION OR                             22-3008867
                     ORGANIZATION)                                   (IRS EMPLOYER IDENTIFICATION NO.)

  200 NORTH COBB PARKWAY, SUITE 428, MARIETTA, GEORGIA                             30062
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                 (ZIP CODE)

                                 (770) 281-7000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

     Check whether the issuer (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ].

     As of March 11, 1998, 30,000,000 shares of the issuer's common stock were outstanding.

================================================================================

                     THE AEGIS CONSUMER FUNDING GROUP, INC.

                                   FORM 10-Q

                                     INDEX

                                                                        PAGE
                                                                        NO.
                                                                        ----
PART I.   FINANCIAL INFORMATION
Item 1.   CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (Unaudited):
          Consolidated Condensed Statements of Financial
          Condition -- December 31, 1997 and June 30, 1997............  B- 3
          Consolidated Condensed Statements of Operations -- three and six months ended December 31, 1997 and 1996.................  B- 4
          Consolidated Condensed Statements of Cash Flows -- six
          months ended December 31, 1997 and 1996.....................  B- 5
          Notes to Consolidated Condensed Financial Statements........  B- 6
Item 2.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
          AND RESULTS OF OPERATIONS...................................  B- 9

PART II.  OTHER INFORMATION
Item 2.   Changes in Securities.......................................  B-25
Item 3.   Defaults upon Senior Securities.............................  B-25
Item 5.   Other information...........................................  B-25
Item 6.   Exhibits and Reports on Form 8-K............................  B-26
SIGNATURES............................................................  B-27

                        PART I.  FINANCIAL INFORMATION:

ITEM 1.  CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                     THE AEGIS CONSUMER FUNDING GROUP, INC.

            CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
                                  (UNAUDITED)

                                                              DECEMBER 31,      JUNE 30,
                                                                  1997            1997
                                                              ------------    ------------
Cash and cash equivalents...................................  $  2,797,795    $  4,492,591
Automobile finance receivables, net.........................    26,627,444      34,654,507
Retained interests in securitized receivables...............    20,321,644      33,329,946
Other assets, including fixed assets........................    10,000,277      11,005,696
                                                              ------------    ------------
                                                              $ 59,747,160    $ 83,482,740
                                                              ============    ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Warehouse credit facilities.................................  $ 19,637,067    $ 17,407,004
Notes payable...............................................    33,968,509      36,812,869
Advances on proposed sale of SST............................     2,950,000              --
Accounts payable and accrued expenses.......................    11,460,451      15,808,781
                                                              ------------    ------------
     Total liabilities......................................    68,016,027      70,028,654
                                                              ------------    ------------
Subordinated debentures, net................................            --      24,031,746
                                                              ------------    ------------
Stockholders' equity (deficit):
Common stock, $.01 par value; 30,000,000 shares authorized;
  17,677,217 shares issued and outstanding..................       176,772         176,772
Preferred stock, $0.10 par value; 2,000,000 shares
  authorized:
  Series C, 1,100 shares designated; 920 shares issued; 106
     shares outstanding.....................................            11              11
  Series D, 21,350 shares designated; 21,107 shares issued
     and outstanding........................................         2,110              --
  Series E, 2100 shares designated; 2000 shares issued and
     outstanding ...........................................           200              --
  Series F, 2100 shares designated; 2000 shares issued and
     outstanding............................................           200              --
Paid-in capital.............................................    47,449,704      22,303,034
Retained deficit since date of recapitalization (March 1,
  1992).....................................................   (55,897,864)    (33,057,477)
                                                              ------------    ------------
     Total stockholders' equity (deficit)...................    (8,268,867)    (10,577,660)
                                                              ------------    ------------
                                                              $ 59,747,160    $ 83,482,740
                                                              ============    ============

                     THE AEGIS CONSUMER FUNDING GROUP, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                              THREE MONTHS ENDED             SIX MONTHS ENDED
                                                 DECEMBER 31,                  DECEMBER 31,
                                          ---------------------------   ---------------------------
                                              1997           1996           1997           1996
                                          ------------   ------------   ------------   ------------
REVENUES:
Servicing fee income....................  $  3,010,327   $         --   $  6,781,374   $         --
Fees and commissions earned.............        14,411         23,987         46,782         70,542
Gains (losses) from securitization
  transactions..........................     2,697,576       (577,793)     5,610,941      9,771,326
Write down of retained interests in
  securitized receivables...............   (11,461,787)   (29,000,000)   (11,461,787)   (31,000,000)
Interest income.........................     2,323,815      6,961,086      5,379,001     12,175,510
Other income............................       279,881         60,306        770,763        138,985
                                          ------------   ------------   ------------   ------------
                                            (3,135,777)   (22,532,414)     7,127,074     (8,843,637)
                                          ------------   ------------   ------------   ------------
OPERATING EXPENSES:
Salaries and other employee costs.......     4,051,060      1,908,489     10,042,077      4,439,833
Provision for credit losses.............     3,862,949      6,043,350      4,975,658      6,579,525
Interest expense........................     2,477,590      4,214,327      5,844,943      7,227,800
Other expenses..........................     5,730,026      2,806,842      9,083,583      5,099,895
                                          ------------   ------------   ------------   ------------
                                            16,121,626     14,973,008     29,946,261     23,347,053
                                          ------------   ------------   ------------   ------------
Net loss before income tax benefit......   (19,257,403)   (37,505,422)   (22,819,187)   (32,190,690)
Income tax benefit......................            --    (10,606,120)            --     (8,427,030)
                                          ------------   ------------   ------------   ------------
Net loss................................  $(19,257,403)  $(26,899,302)  $(22,819,187)  $(23,763,660)
                                          ------------   ------------   ------------   ------------
Net loss available to common
  stockholders..........................  $(19,257,403)  $(26,957,780)  $(22,819,187)  $(23,897,183)
                                          ------------   ------------   ------------   ------------
Basic and Diluted Earnings Per Share
  (1.50)................................  $      (1.09)  $      (1.68)  $      (1.29)  $
                                          ------------   ------------   ------------   ------------
Weighted Average Number of Shares Used
  in the Calculation of Basic and
  Diluted Earnings Per Share............    17,677,217     16,066,631     17,677,217     15,923,853
                                          ------------   ------------   ------------   ------------

                     THE AEGIS CONSUMER FUNDING GROUP, INC.

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                  SIX MONTHS ENDED DECEMBER 31, 1997 AND 1996
                                  (UNAUDITED)

                                                                  1997             1996
                                                              -------------    -------------
Cash flows from operating activities:
  Net loss..................................................  $ (22,819,187)   $ (23,763,660)
  Adjustments to reconcile net (loss) income to net cash
     used in operating activities:
     Amortization and depreciation expense..................        479,446          534,143
     Write off of leasehold improvements....................        453,100               --
     Provision for credit losses, net.......................      4,975,658        6,579,525
     Unrealized gains on securitization transactions........             --      (12,109,339)
     Write down of retained interests in securitized
       receivables..........................................     11,461,787       31,000,000
     (Increase) decrease in automobile finance receivables
       portfolio............................................      4,147,640     (177,992,496)
     (Increase) decrease in other assets....................        864,919       (2,028,142)
     Increase (decrease) in accounts payable and accrued
       expenses.............................................     (4,348,330)       6,540,387
     Decrease in income taxes payable.......................             --       (9,188,444)
                                                              -------------    -------------
          Net cash used in operating activities.............     (4,784,967)    (180,428,026)
                                                              -------------    -------------
Cash flows from investing activities:
  Distributions from retained interests in securitized
     receivables............................................      1,546,515        1,735,129
  Additional payments to securitized receivable trusts......             --       (3,099,659)
  Acquisition of fixed assets...............................       (792,047)      (2,771,438)
                                                              -------------    -------------
          Net cash provided by (used in) investing
            activities......................................        754,468       (4,135,968)
                                                              -------------    -------------
Cash flows from financing activities:
  Proceeds from borrowings under warehouse credit
     facilities.............................................    161,022,588      403,297,298
  Repayment of borrowings under warehouse credit
     facilities.............................................   (158,792,525)    (222,281,263)
  Proceeds from subordinated debt...........................             --       20,167,467
  Proceeds from borrowings under notes payable..............             --      (17,186,942)
  Repayment of borrowings under notes payable...............     (2,844,360)       5,000,000
  Proceeds from advances on proposed sale of SST............      2,950,000               --
  Purchase of treasury stock................................             --         (340,000)
                                                              -------------    -------------
          Net cash provided by financing activities.........      2,335,703      188,656,560
                                                              -------------    -------------
Net (decrease) in cash and cash equivalents.................     (1,694,796)       4,092,566
Cash and cash equivalents, beginning of period..............      4,492,591        3,090,624
                                                              -------------    -------------
Cash and cash equivalents, end of period....................  $   2,797,795    $   7,183,190
                                                              -------------    -------------
Supplemental disclosures of cash flow information:
  Cash paid during the period:
     Interest...............................................  $   4,813,627    $   4,586,897
                                                              -------------    -------------
     Income taxes...........................................  $      50,125    $      98,300
                                                              -------------    -------------

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The interim financial data is unaudited; however, in the opinion of management, the interim data includes all adjustments necessary for a fair statement of the results for the interim periods. Results for interim periods are not necessarily indicative of the results for a full year. The consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). Pursuant to interim accounting disclosure rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The organization and business of the Company, accounting policies followed by the Company and other information are contained in the notes to the Company's consolidated financial statements filed as part of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997. This quarterly report should be read in conjunction with such Annual Report on Form 10-K.

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

     In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share, which is effective for annual and interim financial statements issued for periods ending after December 15, 1997. SFAS No. 128 was issued to simplify the Standards for calculating earnings per share ("EPS") previously found in APB No. 15, Earnings Per Share. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. The new rules also require dual presentation of basic and diluted EPS on the face of the statement of operations for companies with a complex capital structure. For the Company, basic EPS excludes the dilutive effects of stock options and certain nonvested Incentive Stock Options. Diluted EPS for the Company will reflect all potential dilutive securities (similar to fully diluted EPS under Accounting Principles Board Opinion No. 15).

2.  COMPANY OPERATIONS AND LIQUIDITY

     As reflected in the accompanying statement of financial condition as of December 31, 1997 and the consolidated condensed statement of operations for the six months then ended, the Company has suffered substantial losses during such periods and, accordingly, substantial reductions in stockholders' equity. These negative financial trends have resulted primarily from (i) material increases in delinquencies and losses on owned and managed finance contracts acquired since the Company's inception and, to a lesser extent, (ii) one time charges relating to the consolidation of the Company's operations and relocation of administrative functions to Marietta, Georgia.

     As a result of increasingly high rejection rates and backlog in risk default insurance claims processing by the Company's insurance provider, the Company's expected receipts from retained interests in securitized receivables has been reduced or delayed. Furthermore, the Company is facing severe liquidity problems due to the lack of committed operating capital.

     In October and November 1997, III Finance Ltd. ("III Finance"), High Risk Opportunities Fund Ltd. ("HRO") and Greenwich Capital Financial Products, Inc. converted their subordinated debentures of the Company to preferred stock of the Company. The conversion of debt to equity reduces the Company's annual debt service requirements by approximately $3.0 million. Payment of preferred stock dividends, if any, are subject to the approval of the Board of Directors. See
Note 5.

     In November 1997, the Company entered into negotiations to sell the stock of its servicing subsidiary, Systems & Services Technologies, Inc. ("SST"), for $7.0 million to Adams, Viner & Mosler, Ltd. and III Associates (collectively referred to as the "Purchasers"), subject to shareholder approval. The Company received advances on the sale of SST totaling $2.95 million through December 31, 1997. In connection with

                                  (UNAUDITED)

the sale, the Company has a repurchase option, expiring on December 31, 1998, to repurchase SST for $7.0 million plus a 5% premium. See Note 6.

     To further address liquidity problems, the Company is executing its strategic business plan to (1) reduce operating overheads and expenses through consolidation of operations, (2) develop and implement new products and fee based services to enhance operating revenues, and (3) complete the sale of its interest in SST. Further, the Company is working closely with its funding source, III Finance, to ensure continued funding for new originations and to sustain continued operations. See Note 3.

     There can be no assurance that the Company's efforts to alleviate its liquidity problems and restore its operations to profitability will be successful. If the Company is unsuccessful in its efforts, it may be unable to meet its obligations, which raises substantial doubt about the Company's ability to continue as a going concern. If the Company is unable to continue as a going concern and is forced to liquidate assets to meet its obligations, the Company may not be able to recover the recorded amounts of such assets. The Company's consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.  WAREHOUSE AND OTHER CREDIT FACILITIES

     Through December 31, 1997, the Company securitized an aggregate amount of $543.3 million in seven securitization transactions under its $1.0 billion purchase facility. Future securitizations under the purchase facility ($456.7 million as of December 31, 1997) are subject to customary conditions and are uncommitted. The purchase facility provides for initial financing through the Company's $75.0 million warehouse line as the finance contracts are acquired and subsequently sold into the purchase facility.

     As of December 31, 1997, the Company was in technical default of net worth covenants under its $75 million warehouse line and its Retained Yield Line ("RTY") Financing provided by III Finance. On February 26, 1998, the warehouse line was reduced to $50 million and the Company obtained waivers of such defaults for all of its facilities with III Finance through March 31, 1998. See
Note 6.

     A lease line with III Finance expired December 31, 1997 with approximately $5.2 million outstanding. The Company is currently negotiating extending the maturity date of that facility through December 31, 1998.

4.  COMMITMENTS AND CONTINGENCIES

     The Company is subject to various other legal proceedings and claims that arise in the ordinary course of business. In the opinion of management of the Company, the amount of any ultimate liability with respect to these actions will not materially affect the results of operations, cash flows or financial position of the Company.

5.  CAPITAL STOCK

     On October 16, 1997, III Finance and HRO converted $21.3 million of the Company's 12% convertible subordinated debenture (the "Debenture") into $21.1 million of the Company's 12.75% non-voting Cumulative Convertible Preferred Stock, Series D ("Series D Preferred Shares"). The Series D Preferred Shares are redeemable at the holder's option, in which event the Company may pay the holder's in common stock at $1.26 per share or in cash.

     On November 10, 1997, the remaining subordinated debt holder, Greenwich Capital Financial Products, Inc., converted $4.0 million of subordinated debt of the Company into $4.0 million of Cumulative Preferred Stock of the Company ("Series E and F Preferred Shares"). The debt was converted into 2,000 shares each of Series E and F Preferred Shares with a 12.0% dividend and a redemption value of $4.0 million. The Series E Preferred Shares are redeemable at the holder's option, in which event the Company may pay the holder's in

                                  (UNAUDITED)

common stock at $1.26 per share or in cash and the Series F Preferred Shares are redeemable at the holder's option into common stock at $2.00 per share or in cash.

     See Note 6 with the respect to conversion of Series C Preferred Stock into common shares. No warrants that were issued and outstanding at December 31, 1997 have been exercised as of February 27, 1998.

6.  SUBSEQUENT EVENTS

     On January 13, 1998, HRO, with III Offshore Advisors acting as investment advisor, converted 85 shares of the Company's Series C Preferred Stock into 12,322,783 shares of Common Stock at a conversion price of $0.7968 per share. According to HRO's Schedule 13-D filing, HRO directly owns 13,135,987 shares of the Company's common stock through HRO's ownership of the 21 remaining outstanding shares of the Company's Series C Preferred Stock, and indirectly owns an additional 3,047,700 shares of the Company's common stock.

     On January 28, 1998, the Company executed a Stock Purchase Agreement for the sale of the stock of SST. During the period January 1, 1998 through February 27, 1998, the Company has received additional down payments under the Stock Purchase Agreement of $3.1 million (a total of $6.05 million since entering into preliminary negotiations for the sale of SST in November 1997). Under the terms of the Agreement, the Company is restricted from utilizing any net cash flow of SST from and after the effective date of the Agreement (provided that the sale Agreement is ratified by stockholders approval) until the repurchase option is exercised.

     As a result of the Company's inability to satisfy The Nasdaq Stock Market's minimum bid requirement of $1.00 per share, or its alternative test of $4.0 million in net tangible assets and $3.0 million in market value of public float, the Company's stock was delisted from Nasdaq effective at the close of business on Friday, February 5, 1998. The Company retains the right to apply to be relisted on Nasdaq should the Company satisfy Nasdaq's listing requirements.

     As of December 31, 1997, the Company was in technical default under its $75 million warehouse line and its RTY Financing provided by III Finance for failing to meet certain net worth requirements. On February 26, 1998 the warehouse line was reduced to $50 million and the Company obtained waivers of net worth covenants for all of its facilities with III Finance through March 31, 1998. In connection with the waiver, III Finance agreed to allow the Company to incur a shortfall of what the Company owes III Finance on its monthly pay-downs, not to exceed $500,000.

7.  PRO FORMA INFORMATION

     As discussed in Notes 2 and 6, the Company entered into an Agreement for the sale of the stock of SST. The accompanying pro forma condensed statement of financial condition and condensed statement of operations gives effect to the transaction as if it had occurred as of June 30, 1997 and the repurchase option had expired unexercised. It has been assumed that the proceeds from the sale have been used to reduce liabilities.

                                  (UNAUDITED)

              PRO FORMA CONDENSED STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                      AS REPORTED     PRO FORMA
                                                      (UNAUDITED)    (UNAUDITED)
                                                      -----------    -----------
Assets..............................................    $59,747        $55,044
                                                        -------        -------
Liabilities.........................................     68,016         60,442
Stockholders' equity (deficit)......................     (8,269)        (5,398)
                                                        -------        -------
Total liabilities and stockholders' equity
  (deficit).........................................    $59,747        $55,044
                                                        =======        =======

                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                      AS REPORTED     PRO FORMA
                                                      (UNAUDITED)    (UNAUDITED)
                                                      -----------    -----------
Revenues............................................   $  7,127       $    439
Expenses............................................     29,946         25,563
                                                       --------       --------
Net income(loss) before gain........................   $(22,819)      $(25,124)
  On sale of SST stock
Gain on sale of SST stock...........................         --          2,871
                                                       --------       --------
Net income (loss)...................................   $(22,819)      $(22,253)
                                                       --------       --------
Basic and Diluted Earnings Per Share................   $  (1.29)      $  (1.26)
                                                       ========       ========

     Pro forma information related to the period ended December 31, 1996 was not considered relevant as SST's operations were in the process of being established.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

     Certain statements contained in this Management's Discussion and Analysis of Financial Condition and Results of Operations contain "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results covered by the forward-looking statements will be achieved. The Company cautions readers of this Quarterly Report on Form 10-Q that a number of important factors could cause the Company's actual results, performance or achievements in fiscal year ending June 30, 1998 and beyond to differ materially from the results, performance or achievements expressed in, or implied by, such forward-looking statements.

     The following discussion and analysis of financial condition and results of operations of the Company relates to the six months and three months ended December 31, 1997 and 1996 and should be read in conjunction with the Company's Consolidated Condensed Financial Statements and Notes thereto included elsewhere in this quarterly report. The unaudited results for the three and six months ended December 31, 1997 are not necessarily indicative of results to be expected for the entire fiscal year.

OVERVIEW

     The Company is a specialty consumer finance company engaged in acquiring, securitizing and servicing finance contracts originated by dealers in connection with the sale of late-model used and, to a lesser extent, new cars to consumers with sub-prime credit. Since commencing the acquisition of finance contracts in May 1992 through December 31, 1997, the Company has acquired approximately $1.37 billion of finance contracts, of which $1.19 billion have been securitized in twenty-four offerings of asset-backed securities.

     The following table illustrates the Company's finance contract acquisition volume, total revenue, securitization activity and servicing portfolio during the past nine fiscal quarters.

                                                                          FOR THE QUARTERS ENDED
                                                   ---------------------------------------------------------------------
                                                   DEC. 31,    MAR. 31,    JUNE 30,    SEPT. 30,   DEC. 31,    MAR. 31,
                                                     1995        1996        1996        1996        1996        1997
                                                   ---------   ---------   ---------   ---------   ---------   ---------
                                                                          (DOLLARS IN THOUSANDS)
Number of finance contracts acquired during
 period..........................................     8,190      10,569      12,037      15,401      14,584       8,992
Average finance contract balance.................  $   12.2    $   12.4    $   12.4    $   12.3    $   12.3    $   12.6
Aggregate value of finance contracts acquired
 during period...................................  $100,582    $128,781    $149,612    $190,843    $179,933    $110,580
Gains from securitization transactions(1)(2).....  $  7,424    $ 12,759    $ 10,824    $ 10,349    $   (578)   $  5,979
Gains from whole loan sales......................  $     64    $    111    $    290    $     --    $     --    $     37
Net interest (expense) income....................  $  1,021    $    546    $    993    $  2,129    $  2,747    $  2,894
Revenue(3)(4)....................................  $  6,946    $ 10,341    $ 11,916    $ 10,675    $(26,747)   $  4,765
Finance contracts securitized during period......    85,368     130,138     149,274    $173,258       4,870    $238,393
Finance contracts sold during period.............     1,801       2,752       2,250          --          --      15,000
Servicing portfolio(at period end)(5)............   287,481     401,704     500,694     645,551     759,304     783,757

                                                         FOR THE QUARTERS ENDED
                                                   ----------------------------------
                                                   JUNE 30,    SEPT. 30,    DEC. 31,
                                                     1997        1997         1997
                                                   ---------   ---------   ----------
                                                         (DOLLARS IN THOUSANDS)
Number of finance contracts acquired during
 period..........................................     8,745       8,724         2,874
Average finance contract balance.................  $   12.6    $   12.8    $     12.7
Aggregate value of finance contracts acquired
 during period...................................  $110,485    $112,044    $   36,417
Gains from securitization transactions(1)(2).....  $  5,797    $  2,913    $    2,698
Gains from whole loan sales......................  $     --    $     --    $       --
Net interest (expense) income....................  $  1,931    $   (312)   $     (154)
Revenue(3)(4)....................................  $ (5,291)   $  6,886    $   (5,613)
Finance contracts securitized during period......   148,814      87,316        66,974
Finance contracts sold during period.............        --          --            --
Servicing portfolio(at period end)(5)............   813,055     838,067     874,685(6)

---------------
(1) Excludes gains from whole loan sales of finance contracts.

(2) The quarters ended December 31, 1995 through December 31, 1997 are before write downs of $3.1 million, $1.5 million, $3.5 million, $2.0 million, $29.0 million, $4.4 million,$13.6 million,$0, and $11.5 million respectively, taken on prior retained interests in securitized receivables.

(3) Revenue is net of interest expense and includes the write-downs on retained interests in securitized receivables.

(4) The quarter ended March 31, 1997 has been restated to reflect a $4.4 million write down on retained interests in securitization receivables resulting from a correction of an error discovered in the Company's valuation model, relating to such quarter, during the valuation process for the June 30, 1997 quarter. Through September 1997, excludes finance contracts in bankruptcy, authorized for repossession and in repossession and still eligible for reinstatement.

(5) Includes all finance contracts except those considered inactive, fully liquidated, having balances less than $1,000 or where default insurance has been rejected or paid.

REVENUES

     The Company's primary sources of revenues consist of three components: gains from securitization transactions, servicing fees and interest income.

     Gains or Losses from Securitization Transactions and Write-Downs on Retained Interest in Securitized Receivables. The Company warehouses the finance contracts it acquires and periodically sells them to a trust, which in turn sells assetbacked securities to investors. By securitizing its finance contracts, the Company is able to lock in the difference ("gross spread") between the annual rate of interest paid by the consumer ("APR") on the finance contracts acquired and the interest rate on the asset-backed securities sold ("Certificate Rate"). When the Company securitizes its finance contracts, it may record a gain or loss from securitization transactions and, if appropriate, establish an asset referred to as retained interest in securitized receivables.

     Gains or losses from securitization transactions are equal to (i) the retained interest, if any, in the securitized receivables, (ii) the difference between the net proceeds from the securitization and the cost (including the cost of Vender's Single Interest Insurance Policy ("VSI Policy") and credit default premiums ("RDI") to the Company) of the finance contracts sold, and
(iii) reserve funds, if required.

     During the six months ended December 31, 1997, the Company did not record any additions to retained interest in securitized receivables.

     The Company reviews on a quarterly basis the retained interest in securitized receivables. If actual experience differs from the Company's assumptions or to the extent that market and economic changes occur that adversely impact the assumptions utilized in determining the retained interest in securitized receivables, the Company records a charge against earnings (See "Results of Operations"). Because the Company's current assumptions utilized in evaluating its retained interest in securitized receivables incorporate (i) market discount rates, (ii) expected default rates over the life of the securitization trust, (iii) expected prepayments by the obligors, and (iv) expected recovery rates on the underlying collateral, and differ from the original assumptions, the Company sustained large write downs in prior recordings of retained interest in securitized receivables.

     As of December 31, 1997, the market discount rate utilized in determining the retained interest in securitized receivables was based on the Company's estimate of the yield required by a third party purchaser of such instrument. The Company's prepayment assumptions are based primarily on the age of the portfolio of finance contracts and prior prepayment history. The Company bases its default assumptions on anticipated losses after considering the performance characteristics of the Company's finance contract portfolio to date. The Company's default assumptions are based on estimated repossession rates, anticipated proceeds from the liquidation of repossessed vehicles, proceeds from VSI Policy coverage and recoveries from the Company's RDI insurance.

     Increasingly high insurance claim rejection rates and a backlog in RDI claims processing by the Company's insurance provider has resulted in shortfalls to the trusts which in turn has caused a shortfall in the release to the Company of retained interests that the Company had anticipated receiving.

     Servicing Fee Income. Servicing fees are earned at a contracted rate, based on the receivable balance outstanding, from the owner of the asset. Subsequent to securitization, the Company continues to service the securitized finance contracts, for which it recognizes servicing fees over the life of the securitization. SST services the finance contracts of the Company, which are eliminated in consolidation, and certain securitization trusts. Servicing fee income includes fees earned on subservicing agreements with third party servicers.

     Interest Income. Interest income consists of: (i) interest income earned on finance contracts, (ii) interest income earned on leases (the Company ceased funding leases in the quarter ended September 30, 1995), (iii) the accretion of finance contract acquisition discounts net of related capitalized costs and (iv) the amortization of capitalized costs net of origination discounts for leases. Other factors influencing interest income during a given fiscal period include (a) the annual percentage rate of the finance contracts acquired, (b) the aggregate principal balance of finance contracts acquired and funded through the Company's warehouse credit facilities prior to securitization, (c) the length of time such finance contracts are funded by the warehouse credit facilities prior to securitization, and (d) defaults on finance contracts owned by the Company. Finance contract acquisition growth has a significant impact on the amount of interest income earned by the Company.

     The following table provides information for each of the Company's rated securitizations:

                                               WEIGHTED
                                  REMAINING    AVERAGE     WEIGHTED                                                RETAINED
                                  BALANCE AT   FINANCE      AVERAGE                                               INTEREST IN
                       ORIGINAL    DEC. 31,    CONTRACT   CERTIFICATE   CURRENT      GROSS           NET          SECURITIZED
                       BALANCE       1997      RATE(1)      RATE(1)     RATINGS   SPREAD(1)(2)   SPREAD(1)(3)   RECEIVABLES(13)
                       --------   ----------   --------   -----------   -------   ------------   ------------   ---------------
                                                                (DOLLARS IN THOUSANDS)
Aegis Auto
  Receivables Trust,
  Series:
1994-A...............  $ 18,539    $ 1,495      20.28%       7.74%        A+(4)      12.54%          8.70%          $  380
1994-2...............  23,251..      2,965      19.82        8.04         A+(4)      11.78           8.12              720
1994-3...............    21,000(5)    3,560     19.66        9.46         A+(4)      10.20           6.46            1,040
1995-1...............    21,000(5)    4,363     20.41        8.60         A+(4)      11.81           8.46            1,070
1995-2...............    54,000(5)   13,747     19.94        7.16         A+(4)      12.78           8.98            4,240
1995-3...............    60,000(5)   17,992     20.04        7.09         A+(4)      12.95          10.12            5,210
1995-4...............    70,000(5)   23,639     19.88        6.65         B-(4)      13.23          10.41            7,480
1996-1...............    92,000(5)   35,647     20.13     8.44(6)           (7)      11.69           8.89               --
1996-2...............   105,000(5)   48,278     20.10        8.93(8)        (9)      11.17           8.40               --
1996-3...............   110,000(5)   59,015     20.20        8.82(10)       (11)     11.40           8.75               --
Aegis Auto Owners
  Trust..............  148,347..    67,312      20.14        6.53           (12)     13.61          10.87               --

---------------
 (1) Percentages as of closing date.

 (2) Difference between the Weighted Average APR on finance contracts and the Weighted Average APR on the trust certificates (the "Weighted Average Certificate Rate").

 (3) Difference between Weighted Average APR on finance contracts and the Weighted Average Certificate Rate, net of servicing and trustee monthly fees and annualized issuance costs that include underwriting fees and hedging gains or losses, if any.

 (4) Indicates ratings by Duff & Phelps.

 (5) Includes prefunded amounts which were transferred to the related trust by the end of the quarter for 1995-1, 1995-2, 1995-3, 1995-4, 1996-1, 1996-2,
     1996-3 and by the first week of the next quarter for 1994-3.

 (6) The Weighted Average Certificate Rate is composed of the following: the Class A certificate rate is 8.39%, the Class B certificate rate is 7.86% and the Class C certificate rate is 12.14%.

 (7) The 1996-1 Securitization has Class A Notes rated CCC by Duff & Phelps and B by Fitch; Class B Notes rated CCC by Duff & Phelps and CCC by Fitch and Class C Notes rated CCC by Duff & Phelps and CCC- by Fitch.

 (8) The Weighted Average Certificate Rate is composed of the following: the Class A certificate rate is 8.9%, the Class B certificate rate is 8.4% and the Class C certificate rate is 11.65%.

 (9) The 1996-2 Securitization has Class A notes rated CCC by Duff & Phelps and CCC+ by Fitch; Class B notes rated CCC by Duff and Phelps and CC+ by Fitch and Class C notes rated CCC by Duff & Phelps and CC by Fitch.

(10) The weighted average Certificate Rate is composed of the following: the Class A certificate is 8.8%, the Class B certificate is 8.3% and the Class C certificate is 11.1%.

(11) The 1996-3 Securitization has Class A notes rated CCC by Duff & Phelps and B- by Fitch; Class B notes rated CCC by Duff & Phelps and CC+ by Fitch and Class C notes rated CCC by Duff & Phelps and CC by Fitch.

(12) The Owner Trust Facility has Class A notes rated AAA by Standard & Poor's and Aaa by Moody's and Class B certificates rated Ba1 by Moody's.

(13) The sum of the retained interest in securitized receivables in the above table is $20.14 million which excludes approximately $180,000 of retained interests relating to transactions entered into prior to 1994.

     The following table provides information for each of the Company's securitization under its $1.0 billion purchase facility:

                                                  WEIGHTED
                                    REMAINING     AVERAGE      WEIGHTED
                                    BALANCE AT    FINANCE       AVERAGE
                        ORIGINAL     DEC. 31,     CONTRACT    CERTIFICATE       GROSS            NET
    SECURITIZATION      BALANCE        1997       RATE(1)       RATE(1)      SPREAD(1)(2)    SPREAD(1)(3)
    --------------      --------    ----------    --------    -----------    ------------    ------------
1997-1................  $238,693     $148,453      20.43%          9.5%(4)      10.93%           8.46%
1997-2................    37,163       25,505      20.67          9.75(5)       10.92            8.48
1997-3................    38,475       28,522      20.73          9.53(6)       11.20            8.81
1997-4................    74,721       57,314      20.40          9.38(7)       11.22            8.62
1997-5................    48,128       40,719      20.6           9.18(8)       11.39            8.91
1997-6................    39,189       35,314      20.5           9.32(9)       11.17            8.69
1997-7................    66,974       64,766      20.4           9.06(10)      11.34            8.55

---------------
 (1) Percentages as of closing date.

 (2) Difference between the Weighted Average APR on finance contracts and the Weighted Average Certificate Rate.

 (3) Difference between Weighted Average APR on finance contracts and the Weighted Average Certificate Rate, net of servicing and trustee fees.

 (4) The weighted average Certificate Rate is composed of the following: the Class A certificate rate is 7.3% and the Class B Certificate rate is 13.73%

 (5) The weighted average Certificate Rate is composed of the following: the Class A certificate rate is 7.5% and the Class B Certificate rate is 13.9%.

 (6) The weighted average Certificate Rate is composed of the following: the Class A certificate rate is 7.25% and the Class B Certificate rate is 13.8%.

 (7) The weighted average Certificate Rate is composed of the following: the Class A certificate rate is 7.1% and the Class B Certificate Rate is 13.6%.

 (8) The weighted average Certificate Rate is composed of the following: the Class A certificate rate is 6.90% and the Class B Certificate rate is 13.41%.

 (9) The weighted average Certificate Rate is composed of the following: the Class A certificate rate is 7.05% and the Class B Certificate Rate is 13.54%.

(10) The weighted average Certificate is composed solely of the Class A Certificate except for 1997-7 in which a single Class A Certificate was issued.

RESULTS OF OPERATIONS

  Six Months Ended December 31, 1997 Compared To Six Months Ended December 31, 1996

     Revenues. As described below under "Gains or Losses from Securitization Transactions," "Write Downs of Retained Interest in Securitized Receivables," "Servicing Fee Income" and "Interest Income," revenues increased to $7.1 million for the six months ended December 31, 1997 from ($8.8) million for the six months ended December 31, 1996, an increase of $15.9 million.

     Gains or Losses from Securitization Transactions. Gains from securitization transactions were $5.6 million for the six month period ended December 31, 1997 compared with $9.8 million for the six months period ended December 31, 1996.

     Write Downs of Retained Interest in Securitized Receivables. The Company revalues its retained interests in securitized receivables quarterly using anticipated future experience on the respective underlying securitization trust's finance contract performance. When the actual experience differs from the original assumptions utilized in the initial valuation in a detrimental direction, the Company can incur permanent losses in the carrying value of these assets. The write down of retained interests in securitized receivables during the six month period ended December 31, 1997 is a result of the Company's current assumptions utilized in evaluating its retained interests in securitized receivables, which incorporate higher discount and expected default rates over the life of the securitization trust, lower recovery rates on the underlying collateral and higher prepayment rates than expected, compared to the levels used in the comparable period a year ago. Write downs of retained interests in securitized receivables were $11.5 million for the six-month period ended December 31, 1997 compared with $31.0 million in the prior year.

     Servicing Fee Income. Servicing fee income was $6.7 million for the six months ended December 31, 1997 compared with no servicing fee income for the six months ended December 31, 1996. This increase is a result of the Company's servicing subsidiary, SST, operating in the 1997 period; SST was in its developmental stages in the comparable prior period.

     Interest Income. Interest income decreased to $5.4 million for the six months ended December 31, 1997 from $12.2 million for the six months ended December 31, 1996, a decrease of $6.8 million or 55.7%. The decrease in interest income is attributed to (i) the lower average amount of loans held for securitization for the six months ended December 31, 1997 as compared to the same period in 1996, and (ii) the increase in the number of non performing finance contracts in the finance contracts portfolio.

     In addition, the Company recorded interest income of approximately $412,000 and $733,000 for the six months ended December 31, 1997 and 1996, respectively, on the lease portfolio, a decrease of approximately $321,000. The decrease is attributed to the amortization in the lease portfolio.

     Operating Expenses. Operating expenses increased to $29.9 million for the six months ended December 31, 1997 from $23.3 million for the six months ended December 31, 1996, an increase of $6.6 million or 28.3%. The increase in operating expenses was primarily driven by (i) one time charges of $2.4 million relating to the consolidation of operations and relocation of the Company's administrative functions to Marietta, Georgia, and (ii) a $5.6 million increase in Salaries and Employee Costs primarily attributable to the operation of SST which was in formation during the comparable period in 1996.

     Interest Expense. Interest expense decreased to $5.8 million for the six months ended December 31, 1997 from $7.2 million for the six months ended December 31, 1996, a decrease of $1.4 or 19.4%, as a result of the decreased financing required to maintain loans held for securitization in the Company's warehouse facilities due to lower loan origination volumes. The decrease in interest expense is primarily attributable to the Company's warehouse credit facilities, which had a lower monthly average outstanding balance and interest rates during the most recent six-month period.

     Salaries and Other Employee Costs. Salaries and other employee costs increased to $10.0 million for the six months ended December 31, 1997 from $4.4 million for the six months ended December 31, 1996, an increase of $5.6 million or 127.2%. The increase is attributable primarily to the growth in the employee base at SST to support its expanding operations.

     Provision for Credit Losses. The provision for credit losses decreased to $5.0 million for the six months ended December 31, 1997 from $6.6 for the six months ended December 31, 1996, a decrease of $1.6 million or 24.2%. The current provision for credit losses is affected by: (i) the Company's volume of finance contracts acquired; (ii) the increase in delinquent automobile finance receivables (as discussed below); and (iii) the change in the Company's historical loss ratios. These changes also resulted in an increase in the Company's reserve rate as a percentage of total automobile finance receivables held on the Company's balance sheet.

     All Other Operating Expenses. All other operating expenses increased to $9.1 million for the six months ended December 31, 1997 from $5.1 million for the six months ended December 31, 1996, an increase of $4.0 million or 78.4 %. The significant components of the increase in all other operating expenses include $2.4 million of restructuring charges related to the move of the Company's administrative offices to Marietta, Georgia and one-time severance and other employee costs, and a $900,000 write off of capitalized costs related to certain of the Company's financing arrangements. In addition, the Company's general and administrative expenses increased to support the Company's expanding loan servicing processing center (SST).

     Taxes on Income. For the six months ended December 31, 1997 and 1996, the Company recorded no income tax expenses or benefits.

     Net (Loss) Income. The Company recognized a net loss of $22.8 million for the six months ended December 31, 1997. The net loss resulted from several factors including: (i) a write down of $11.5 million in retained interest in securitized receivables; (ii) a $2.4 million dollar charge related to the move of the Company's facilities to Marietta, Georgia, (iii) a $900,000 write off of capitalized costs related to certain of the Company's financing arrangements and
(iv) operating losses incurred while the Company rebuilds its finance contract volume.

Three Months Ended December 31, 1997 Compared To Three months ended December 31, 1996

     Revenues. As described below under "Gains or Losses from Securitization Transactions," "Write Downs of Retained Interest in Securitized Receivables," "Servicing Fee Income" and "Interest Income," revenues before write downs on retained interests in securitized receivables increased $1.8 million to $8.3 million for the three month period ended December 31, 1997 compared with the prior year.

     Gains or Losses from Securitization Transactions. Gains from securitization transactions were $2.7 million for the three month period ended December 31, 1997 compared with a loss of $600,000 for the three month period ended December 31, 1996.

     Write Downs of Retained Interest in Securitized Receivables. The Company revalues its retained interests in securitized receivables quarterly using estimated future experience on the respective underlying securitization trust's finance contract performance. When the actual experience differs from the original assumptions utilized in the initial valuation in a detrimental direction, the Company can incur permanent losses in the carrying value of these assets. The write down of retained interests in securitized receivables during the three month period ended December 31, 1997 is a result of the Company's current assumptions utilized in evaluating its retained interests in securitized receivables, which incorporate higher discount and expected default rates over the life of the securitization trust, lower recovery rates on the underlying collateral and higher prepayment rates compared to the levels used in the comparable period a year ago. Write downs of retained interests in securitized receivables were $11.5 million for the three-month period ended December 31, 1997 compared with $29.0 million in the prior year.

     Servicing Fee Income. Servicing fee income increased to $3.0 million for the three months ended December 31, 1997 from no revenues for the three months ended December 31, 1996. This increase is a result of the Company's servicing subsidiary, SST, operating in the 1997 period; SST was in its developmental stages in the comparable prior period.

     Interest Income. Interest income decreased to $2.3 million for the three months ended December 31, 1997 from $7.0 million for the three months ended December 31, 1996, a decrease of $4.7 million or 67.1%. The decrease in interest income is attributed to (i) the lower average amount of loans held for securitization for the three month period ended December 31, 1997 as compared to the same period in 1996 resulting in lower interest income, and (ii) the increase in the number of non performing finance contracts in the finance contracts' portfolio.

     In addition, the Company recorded interest income of approximately $163,000 and $220,000 for the three months ended December 31, 1997 and 1996, respectively, on the lease portfolio, a decrease of approximately $57,000. The decrease is attributed to the amortization in the lease portfolio.

     Operating Expenses. Operating expenses increased to $16.1 million for the three months ended December 31, 1997 from $15.0 million for the three months ended December 31, 1996, an increase of $1.1 million or 7.3%. The increase in operating expenses was primarily driven by one-time charges of $2.4 million relating to the restructuring of the Company, consolidation of operations and relocation of the Company's administrative functions to Marietta, Georgia.

     Interest Expense. Interest expense decreased to $2.5 million for the three months ended December 31, 1997 from $4.2 million for the three months ended December 31, 1996, a decrease of $1.7 million or 40.5%, as a result of the decreased financing required to maintain loans held for securitization in the Company's warehouse facilities due to lower loan origination volumes and more efficient securitization processes. The decrease in interest expense is primarily attributable to the Company's warehouse credit facilities, which had a lower monthly average outstanding balance and interest rates during the three-month period ended December 31, 1997.

     Salaries and Other Employee Costs. Salaries and other employee costs increased to $4.0 million for the three months ended December 31, 1997 from $1.9 million for the three months ended December 31, 1996, an increase of $2.1 million or 110.5%. The increase is attributable primarily to the growth in the employee base at SST to support its expanding operations.

     Provision for Credit Losses. The provision for credit losses decreased to $3.9 million for the three months ended December 31, 1997 from $6.0 for the three months ended December 31, 1996, a decrease of $2.1 million or 35.0%. The current provision for credit losses is affected by: (i) the Company's volume of finance contracts acquired; (ii) the increase in delinquent automobile finance receivables; and (iii) the change in the Company's historical loss ratios. These changes also resulted in an increase in the Company's reserve rate as a percentage of total automobile finance receivables held on the Company's balance sheet.

     All Other Operating Expenses. All other operating expenses increased to $5.7 million for the three months ended December 31, 1997 from $2.8 million for the three months ended December 31, 1996, an increase of $2.9 million or 103.6 %. The significant components of the increase in all other operating expenses include $2.4 million of restructuring charges related to the move of the Company's administrative offices to Marietta, Georgia and a $900,000 write off of capitalized costs related to certain of the Company's financing arrangements. In addition, the Company's general and administrative expenses increased to support the Company's expanding loan servicing processing center (SST).

     Taxes on Income. For the three months ended December 31, 1997, the Company recorded no income tax expenses or benefits. The Company recorded a tax benefit of $10.6 million, net of a $5.1 million valuation adjustment, for the three months ended December 31, 1996.

     Net (Loss) Income. The Company recognized a net loss of $19.3 million for the three months ended December 31, 1997. The net loss resulted from several factors including: (i) a write down of $11.5 million in retained interest in securitized receivables; (ii) a $2.4 million adjustment for costs related to the move of the Company's facilities to Marietta, Georgia, (iii) a $900,000 write off of capitalized costs relating to certain of the Company's financing arrangements and (iv) operating losses incurred while the Company rebuilds its finance contract volume.

FINANCIAL CONDITION

     Automobile Finance Receivables, Net. Automobile finance receivables consist of finance contracts held for sale, finance contracts held for investment (including vehicles held in the repossession process) and the Company's lease portfolio. The Company ceased originating lease contracts in the first quarter of its 1996 fiscal year.

     Automobile finance receivables, net of allowance for credit losses, decreased to $26.6 million at December 31, 1997 from $34.7 million at June 30, 1997, a decrease of $8.1 million or 23.3%. Automobile finance contracts decreased to $26.2 million at December 31, 1997 from $30.4 million at June 30, 1997, a decrease of $4.2 million or 13.6%. Automobile leases decreased to $8.9 million at December 31, 1997 from $11.2 million at June 30, 1997, a decrease of $2.3 million or 20.5%. The allowance for credit losses increased to $8.5 million at December 31, 1997 from $6.9 million at June 30, 1997, an increase of $1.6 million or 23.2%. The increase in reserve for credit losses can be attributed to management's current view of aged receivables and the likelihood of collection.

     Retained Interests in Securitized Receivables. The following table provides historical data regarding the retained interests in securitized receivables for the periods shown:

                                                                            THREE MONTHS ENDED
                                                         YEAR ENDED    -----------------------------
                                                          JUNE 30,     SEPTEMBER 30,    DECEMBER 31,
                                                            1997           1997             1997
                                                         ----------    -------------    ------------
                                                                   (DOLLARS IN THOUSANDS)
Beginning balance......................................   $ 70,243        $33,330         $ 32,532
Additions..............................................     13,709             --               --
Amortization...........................................     (1,622)          (798)            (748)
Write downs............................................    (49,000)            --          (11,462)
                                                          --------        -------         --------
Ending balance.........................................   $ 33,330        $32,532         $ 20,322
                                                          ========        =======         ========

DELINQUENCY EXPERIENCE

     The following tables reflect the delinquency experience of finance contracts acquired, including those sold in whole finance contract sales or securitization, by the Company at the dates shown:

                                                            FINANCE CONTRACT PORTFOLIO
                                                    ------------------------------------------
                                                      AT DECEMBER 31,          AT JUNE 30,
                                                           1997                   1997
                                                    -------------------    -------------------
                                                              (DOLLARS IN THOUSANDS)
Principal balance outstanding.....................  $874,685(3)            $813,055(1)
Number of finance contracts outstanding...........    86,848(3)              75,847(1)
Delinquent loans
  31-59 days......................................  $ 87,769       10.0%   $ 71,008        8.7%
  60-89 days......................................    33,544        3.8%     21,831        2.7%
  90 days and over................................    21,449(4)     2.5%      4,781        0.6%
                                                    --------       ----    --------       ----
          Total...................................   142,762       16.3%     97,620       12.0%
Finance contracts in repossession or bankruptcy...   174,720(5)    20.0%     69,485(2)     8.5%
                                                    --------       ----    --------       ----
          Grand Total.............................  $317,482       36.3%   $167,105       20.5%
                                                    ========       ====    ========       ====

---------------
(1) Excludes contracts for which notice of intent to liquidate has expired and those having an outstanding balance less than or equal to $500.

(2) Excludes finance contracts in bankruptcy, authorized for repossession and in repossession and still eligible for reinstatement.

(3) Includes all finance contracts except those considered inactive, fully liquidated, have balances less than $1,000, or where risk default insurance has been rejected or paid.

(4) At December 31, 1997, includes delinquent loans in the 90 to 120 days category (see (5) below).

(5) At December 31, 1997, this amount represents contracts in bankruptcy and delinquent loans more than 120 days.

CREDIT LOSS AND REPOSSESSION EXPERIENCE

     An allowance for credit losses is maintained for all finance contracts held for sale and for all finance contracts held for investment. Management evaluates the reasonableness of the assumptions employed by reviewing credit loss experience, delinquencies, repossession trends, the size of the finance contract portfolio and general economic conditions and trends. If necessary, assumptions are changed to reflect historical experience to the extent it deviates materially from that which was assumed.

     If a delinquency exists and default is deemed inevitable or the collateral is in jeopardy, the Company's collections department will initiate appropriate collection efforts that may include repossession of the financed vehicle. Bonded, insured outside repossession agencies are used to secure involuntary repossessions. In most jurisdictions, notice to the borrower of the Company's intention to sell the repossessed automobile is required, whereupon the borrower may exercise certain rights to cure his or her default or redeem the automobile. Following the expiration of the legally required notice period, the repossessed vehicle is sold at a wholesale auto auction, usually within 150 days of the repossession. The Company monitors vehicles set for auction, and procures an appraisal under the VSI Policy prior to sale. Liquidation proceeds are applied to the borrower's outstanding obligation under the finance contract. Loss deficiency claims under the VSI Policy and credit default insurance policy are appropriately filed.

     The Company has experienced claim denials under the RDI policies, which it is contesting. If it is unsuccessful in its efforts, the Company may experience an adverse financial impact. The Company reports the remaining deficiency as a net charge-off against the allowance for credit losses for automobile finance receivables owned by the Company. For finance contracts held in securitization trusts, charge-offs are accounted for in accordance with the underlying pooling and servicing agreements.

     Through the fiscal year ended June 30, 1996, its finance contract portfolio was unseasoned. Accordingly, delinquency and charge-off rates in the portfolio may not have fully reflected the rates that would apply when the average holding period for finance contracts in the portfolio is longer. In the quarter ended December 31, 1997, the Company's liquidated and defaulted receivables rate increased to 33.4% from 22.1% in the fiscal year ended June 30, 1997 and from 13.1% in the fiscal year ended June 30, 1996. Additionally, the Company's net charge-offs as a percentage of the average principal balance outstanding for the three months ended December 31, 1997 increased to 23.2% from 12.1% in the fiscal year ended June 30, 1997 and from 6.6% in the fiscal year ended June 30, 1996. The increase in default rates from June 30, 1997 to December 31, 1997 can be attributed to the change in the definition of a defaulted receivable in the purchase facility to 90 days delinquent from other pooling and servicing arrangements which define receivables defaulted at either 120 days or 180 days. The causes for the increase for the Company's net charge-off rate is due to the
(i) increase in defaulted receivables, (ii) deterioration in the Company's recovery rates from the disposition of repossessed vehicles, and (iii) slower than expected settlement of credit default insurance claims. Without decreasing the delinquency and/or charge-off rates in the portfolio, the Company's ability to obtain credit or securitize its finance contracts would continue to have an adverse effect on the Company's results of operations and financial condition.

     The following table shows the Company's repossession and loss experience for its managed finance contract portfolio for the periods indicated:

                                                       FISCAL YEAR ENDED          SIX MONTHS
                                                          JUNE 30,(*)         ENDED DECEMBER 31,
                                                      --------------------    ------------------
                                                        1996        1997             1997
                                                      --------    --------    ------------------
                                                                (DOLLARS IN THOUSANDS)
Average principal balance outstanding(1)............  $304,394    $624,341         $719,955
Balance of liquidated and defaulted
  receivables(2)....................................  $ 39,932    $138,008         $120,330
Recoveries(3) and (4)...............................    16,039      46,952           28,275
                                                      --------    --------         --------
Gross charge-off(5).................................    23,893      91,056           92,055
Credit default insurance approvals(6)...............     3,849      15,611            8,600
                                                      --------    --------         --------
Net charge-offs.....................................  $ 20,044    $ 75,445         $ 83,455
                                                      --------    --------         --------

Liquidated and defaulted receivables as a percentage
  of average principal balance outstanding(7).......      13.1%       22.1%            33.4%
Gross charge-offs as a percentage of average
  principal balance outstanding(7)..................       7.6        14.6             25.6
Net charge-offs as a percentage of average principal
  balance outstanding(7)............................       6.6        12.1             23.2

---------------
(1) Arithmetic mean of beginning and ending outstanding principal balance, excluding defaulted receivables, of finance contracts acquired including those previously sold in securitization transactions.

(2) Defaults recognized in accordance with the terms underlying the specific pooling and servicing agreements.

(3) Includes proceeds from collateral liquidations, property insurance claims, rebates, borrowers and other sources.

(4) Includes recoveries on liquidated and defaulted receivables recognized in prior periods.

(5) Balance of liquidated and defaulted receivables minus recoveries.

(6) Value of credit insurance approvals.

(7) December 31, 1997 percentages are annualized.

(8) The amounts and percentages for the fiscal years ended June 30, 1996 and 1997 have been restated from previously reported information to reflect the change in definition and timing of defaulted receivables.

     The Company has prepared analyses, based on its own credit experience and available industry data, to identify the relationship between finance contract delinquency and default rates at the various stages of a finance contract repayment term. The results of these analyses, which have been incorporated into the Company's methodology of determining gains and losses from securitization transactions, suggest that the probability of a finance contract becoming delinquent or going into default is highest during the "seasoning period" that occurs between the sixth and the eighteenth month payment period after the acquisition date.

     A greater portion of the Company's finance contract acquisition volume is expected to fall into the "seasoning period" described above, which may cause a rise in the overall finance contract portfolio delinquency and default rates, without regard to underwriting performance. Assuming no changes in any other factors that may affect delinquency and default rates, the Company believes this trend should stabilize or reverse when the volume of mature finance contracts (with lower delinquency and default rates) is sufficient to offset the total finance contract portfolio delinquency and default rates.

     The Company believes delinquencies and losses can be partially mitigated by introducing stricter credit standards together with improved processes. During the fiscal year ended June 30, 1997, the Company dedicated approximately $3.0 million of working capital to the development and implementation of its own servicing company through its wholly owned subsidiary, Systems and Services Technology, Inc. ("SST").

While SST was developing, the Company contracted for certain collection functions through a sub-servicing agreement with its third party servicer, American Lenders Facility, Inc.("ALFI"). Through this arrangement the Company assumed responsibility for all customer contact with respect to all existing leases and with respect to finance contracts that were included in the Company's December 1994 securitization transaction and all finance contracts acquired thereafter. In addition, the Company assumed responsibility for liquidation activities on its entire finance contract portfolio (including securitized finance contracts) at such time. In January 1997, SST began servicing a portion of the Company's finance contracts from the time of acquisition. As of March 1997, SST was awarded the servicing on all of the Company's finance contracts simultaneously with their acquisition. By the end of May 1997, SST was servicing approximately 76.9% of the Company's managed finance contract portfolio. SST does not perform any servicing on the Company's lease portfolio. The Company continues to perform collection functions under its sub-servicing agreement with ALFI on 22.5% of the remaining finance contracts serviced by ALFI. There can be no assurance that the performance of the Company's portfolio will be maintained, or that the rate of future defaults and/or losses will be consistent with prior experience or at levels that will not adversely affect the Company's profitability. On November 10, 1997, the Company agreed in principle subject to approval by the stockholders and certain creditors of the Company, to sell up to all of the outstanding stock of its wholly owned subsidiary, SST. The Company intends to continue to have SST service its finance contracts. (See "Liquidity and Capital Resources").

     With respect to the Company's owned portfolio, the Company does not record its provision for credit losses based on a percentage of the Company's finance contract portfolio outstanding because percentages can be favorably affected by large balances of recently acquired finance contracts. The Company utilizes actual dollar levels of delinquencies and charge-offs and analyzes the data on a "static pool" basis. The Company's goal is to complete the liquidation process as quickly as possible. The Company has experienced delays in liquidating its repossessed vehicles caused by events at its servicers and custodians in providing a perfected title to the Company's liquidating agents. It is currently working with these parties to improve the title tracking processes. Upon receipt of the perfected title, the Company's re-marketing group can schedule the vehicle to be liquidated, typically within five business days. All repossessed vehicles are sold at wholesale auction. The Company is responsible for the costs of repossession, transportation and storage.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's business requires substantial cash to support its operating activities. The principal cash requirements include (i) amounts necessary to acquire automobile finance contracts pending disposition, primarily through securitization, (ii) cash held from time to time in restricted spread accounts to support securitization and other securitization expenses, and (iii) cash required to operate its servicing operations. The Company also uses material amounts of cash for operating expenses and debt service. The Company has operated on a negative cash flow basis and experienced a $67.5 million loss in the eighteen-month period ended December 31, 1997. The Company has funded its negative operating cash flows principally through borrowings from financial institutions, sales of equity securities and most recently, advances in connection with the proposed sale of SST, its servicing subsidiary (subject to stockholder approval). There can be no assurance that the Company will have access to capital markets in the future or that financing will be available to satisfy the Company's operating and debt service requirements or to implement its business plan and to operate on a positive cash flow basis. If these resources are not available on terms acceptable to the Company, the Company may have to further curtail operations that may result in a new restructuring plan or in discontinuing its operations.

     The Company's external capital resources primarily consist of its $75.0 million warehouse credit facility ($50 million effective February 26, 1998) and the Company's $1.0 billion purchase facility. When the Company securitizes finance contracts through its purchase facility, it repays a portion of its outstanding warehouse indebtedness with the proceeds from such securitization, making such portion available for future borrowing. The terms under the purchase facility provide the Company with a periodic securitization strategy. In the six months ended December 31, 1997, the Company completed 3 securitizations totaling $154.3 million under the terms of the purchase facility. Since establishing the purchase facility in March 1997, the Company has sold an aggregate amount of $543.3 million and expects to securitize finance contracts periodically during the year. There can be no assurances that transactions under the purchase facility will be successfully completed. The Company also continues to seek additional arrangements with financial institutions with respect to the disposition of its portfolio assets through securitization, whole loan sale or other exit strategies. In addition, the Company, in the past, had been able to borrow against its retained interests in securitized receivables to provide liquidity. To further enhance the Company's liquidity, its wholly owned subsidiary, SST, began its servicing operations. As a servicer of the Company's finance contracts sold in the securitization process, SST receives its fee for services rendered to the respective trusts directly from those trusts prior to any other distributions. As servicer for the finance contracts held for sale and held for investment, the Company has reduced its overall cost to service these finance contracts, thus enhancing its liquidity.

     The Company executed a Stock Purchase Agreement (the "Agreement"), dated as of January 28, 1998, for the sale of the outstanding stock of its servicing subsidiary, for $7.0 million to Adams, Viner & Mosler, Ltd., and III Associates (collectively referred to as the "Purchasers"), subject to stockholder approval. The Agreement grants the Company the option to repurchase SST at any time on or before December 31, 1998, for $7.0 million plus a 5% premium. Under the terms of the Agreement, the Company is restricted from utilizing any net cash flow of SST from and after the effective date of the Agreement (provided that the Agreement is ratified by Company's stockholders) until the repurchase option is exercised. The Company had received advances on the sale of SST of $2.95 million as of December 31, 1997. The Company has subsequently received additional advances totaling $3.1 million through February 27, 1998. It is expected that SST will continue to service the Company's finance contracts subsequent to the sale. The Company does not expect to record a gain on this transaction unless and until the consummation of the sale pursuant to the terms of the Agreement.

     The following table sets forth the major components of the increase (decrease) in cash and cash equivalents for the periods shown:

                                                              SIX MONTHS ENDED   DECEMBER 31,
                                                                    1996             1997
                                                              ----------------   ------------
Net cash used in operating activities.......................   $(180,428,026)    $(4,784,967)
Net cash (used in) provided by investing activities.........      (4,135,968)        754,468
Net cash provided by financing activities...................     188,656,560       2,335,703
                                                               -------------     -----------
Net increase (decrease) in cash and cash equivalents........   $   4,092,566     $(1,694,796)
                                                               -------------     -----------

     Net cash used in operating activities primarily represents cash flows utilized to support the Company's on-going operations which include (i) the acquisition of finance contracts (including capitalized acquisition costs), net of cash proceeds of sales (including through securitization and repayments from automobile finance receivables), (ii) costs to maintain its production, marketing, re-marketing and collection activities, and (iii) in the case of the six months ended December 31, 1997, the costs of relocating the Company's headquarters from New Jersey to Georgia. The source of cash used to acquire finance contracts is generated primarily by financing activities under the Company's warehouse credit facilities.

     The Company's cash flows and results of operations may be affected adversely by rising interest rates. The Company's warehouse credit facilities are at floating rates of interest, and increases in rates cannot immediately be passed on to consumers, whose finance contracts are at fixed rates of interest. In addition, rising interest rates result in a decrease in the Company's net spreads on securitization transactions, thereby decreasing future projected cash flows from retained interests in securitized receivables. Furthermore, the Company's discount rate utilized in determining its borrowing base may also rise, decreasing the amount available to borrow. Moreover, interest rates charged by the Company may be more significantly affected by factors other than prevailing interest rates, most notably geographic distribution and varying state interest rate limitations.

     In connection with its securitization transactions, the Company enters into pooling and servicing agreements (the "Agreements") in which its finance contracts are sold to a trust which, in turn, sells securities to investors. The terms of the Agreements generally require that the excess servicing cash flows of the finance contracts be retained in a bank account under the control of the trustee (the "Reserve Fund") until the

Reserve Fund meets predetermined deposit requirements. Any cash flows in excess of Reserve Fund requirements are released to the Company on a monthly basis. For the six months ended December 31, 1996 and 1997, the Company received $1.74 million and $1.55 million respectively, in excess servicing cash flows from Reserve Funds. In the event that the finance contracts owned by the Trusts fail to meet predetermined delinquency and loss performance measures, the Agreements require that the Trustee retain excess servicing cash flows until the Reserve Fund attains pre-set incrementally higher levels of credit enhancement. The predetermined performance measures are not always maintained on a consistent monthly basis, thus deferring the release of the cash flows to the Company from the Reserve Fund of the applicable Trust. In addition, certain of the Agreements required the Company to deposit additional cash into the Trust's Reserve Fund if its initial minimum required levels were not met within a predetermined time frame. For the six months ended December 31, 1996 the Company paid additional cash contributions to certain Reserve Funds of $3.1 million and none for the period ended December 31, 1997.

     The purchase facility includes a commitment from III Finance for the purchase of $350.0 million of trust certificates. The Certificates are backed by the Company's finance contracts and are unrated. The $75.0 million warehouse line ($50 million as of February 26, 1998) supports the purchase facility. As of December 31, 1997, the Company securitized an aggregate amount of $543.3 million in seven securitization transactions under its $1 billion purchase facility. Future securitizations under the purchase facility ($456.7 million as of December 31, 1997) are subject to customary conditions and are uncommitted. The purchase facility provides for initial financing through the warehouse line as the finance contracts are acquired and subsequently sold, generally on a monthly basis, into the purchase facility.

     The Company's current $50.0 million warehouse line supporting the purchase facility, provides the Company with a two year (expiring the sooner of March 13, 1999 or an event of default as defined thereunder) warehouse line bearing interest at LIBOR plus 3% from the date the loan is made with borrowing limits of the lesser of $50.0 million or the sum of (A) 100% of the outstanding principal amount of finance contracts and (B) the lesser of 90% of the outstanding principal amount of non-conforming finance contracts (which percentages are reduced to 80% and 70%, respectively, if the Company's automobile insurer fails to maintain an A.M. Best Company rating of "A" or better (defined by A.M. Best Company as an "excellent" rating regarding the insurer's financial strength and ability to meet its obligations to policyholders)) and $1.0 million plus 92% (declining 1% per month for each month the receivable is outstanding past 180 days) of the outstanding principal amount of uninsured automobile finance contracts. Proceeds from borrowings under this warehouse facility may be used for the purpose of acquiring automobile finance contracts in accordance with the Company's underwriting guidelines. Concurrent with the closing of the warehouse line in March 1997, the Company's warehouse credit facility for originating lease transactions was amended to reduce it from $50 million to the then outstanding balance and no additional borrowing is allowed under the facility. In addition, the Company had a $50.0 million warehouse credit facility with III Finance dedicated to the purchase of HUD Title I Loans which expired in November 1997.

     As of December 31, 1997, the Company was in technical default of net worth covenants under its $75 million warehouse line and its Retained Yield Line ("RTY") Financing provided by III Finance. On February 26, 1998, the warehouse line was reduced to $50 million and the Company obtained waivers for such defaults on all of its facilities with III Finance through March 31, 1998.

     The lease line with III Finance expired January 3, 1998. The Company is currently negotiating extending the term of the lease warehouse facility through December 31, 1998.

     For the fiscal year ended June 30, 1997 and for the six months ended December 31, 1997, the Company securitized approximately $565.3 million and $154.3 million, respectively, of finance contracts and used the net proceeds to pay down borrowings under its warehouse credit facilities.

     On October 16, 1997, the holder's of the Debenture converted the Debenture into non-voting Cumulative Convertible Preferred Stock, Series D ("Series D Preferred Shares"). The Series D Preferred Shares has a 12.75% dividend and a redemption value of approximately $21.1 million, and is convertible at the holder's option, in which event the Company can pay common stock at $1.26 per share (a total of 16,751,412 shares of common stock) or cash.

     On November 10, 1997, Greenwich Capital Financial Products, Inc., converted the Company's $4.0 million subordinated debt into Cumulative Preferred Stock ("Series E and F Preferred Shares"). The debt, with a face value of $4.0 million and an interest rate of 12% was converted into 2,000 shares each of Series E and F Preferred Shares with a 12.0% dividend and a redemption value of $4.0 million. The Series E Preferred Shares are redeemable at the holder's option into common stock at $1.26 per share or for cash, at the Company's election, and the Series F Preferred Shares are convertible into common stock at $2.00 per share or for cash.

     Strategic Plan. During the second quarter of its current fiscal year, the Company began to execute its strategic plan (the "Plan") to address the current operating losses and liquidity issues. The plan calls for reductions in the Company's overhead by consolidation of operations from Jersey City, New Jersey to Marietta, Georgia. Included in Other Expenses in the December 31, 1997 Statement of Operations is a $2.4 million restructuring charge related to the consolidation of operations to Marietta, Georgia. The $2.4 million includes approximately $1.4 million of payroll related cost, $369,000 in equipment lease terminations, $293,000 in cost related to abandonment of the New Jersey leasehold improvements, $250,000 in establishment of new accounting systems and procedures and $60,000 in moving costs. The consolidation to Georgia will result in space reductions of approximately 50,000 square feet in its leased offices in New Jersey and California.

     Management is currently negotiating terminations of these leases with the owners.

     In addition to the consolidation to the Georgia office, the Plan also called for substantial reductions in the work force related to management, production, California servicing, and field representatives. The following table details the significant decreases in the Company's work force:

                                                               EMPLOYEES AT           EMPLOYEES AT
DEPARTMENT                                                  SEPTEMBER 30, 1997*    FEBRUARY 27, 1998*
----------                                                  -------------------    ------------------
Management................................................           41                    15
Production (Origination)..................................          120                    65
California Servicing......................................          180                    50
Field Representatives.....................................           60                     0
                                                                    ---                   ---
                                                                    498                   228
                                                                    ---                   ---

---------------
* Excludes SST employees due to the proposed sale of SST.

     Based on management estimates, staffing reductions and downsizing of space requirements should reduce operating expenses by approximately one-half and still allow the production facility to operate at a capacity of up to 2,500 loans per month.

     The Plan also calls for development and implementation of new products and fee based services to enhance operating revenues. Fee based services include subcontracting the Company's origination services to other companies to enhance operating revenues by utilizing the current excess capacity. There can be no assurances that the Company will be successful in raising the necessary capital, alleviate its liquidity problems and restore its operations. If the Company is unsuccessful in its efforts, it will be unable to meet its obligations and will not be able to continue as a going concern.

INFLATION

     While inflation has not had a material impact upon the Company's results of operations, there can be no assurance that the Company's business will not be affected by inflation in the future. Increases in the inflation rate generally result in increased interest rates and can be expected to result in increases in the Company's operating expenses. As the Company borrows funds at variable rates and generally acquires finance contracts at an average interest rate of approximately 20.2%, increased interest rates will increase the borrowing costs of the Company, and such increased borrowing costs may not be offset by increases in the interest rates with respect to finance contracts acquired.

SEASONALITY

     The Company's operations are affected to some extent by seasonal fluctuations. Finance contract acquisitions tend to increase in March through June and September and October, while finance contract acquisitions are lowest in December and January. Delinquencies also tend to be higher during certain holiday periods, particularly at calendar year end.

                          PART II.  OTHER INFORMATION

ITEM 2.  CHANGES IN SECURITIES

     (a) -- Not Applicable

     (b) -- (c) On October 16, 1997, III Finance Ltd. and The High Risk Opportunities Hub Fund Ltd., the holder's of $21,333,333 principal amount at maturity of 12% Exchangeable Subordinated Notes due 2004 of Aegis Auto Finance, Inc. (the "Notes"), exchanged the Notes for non-voting Class D Convertible Preferred Stock of the Company (the "Class D Preferred"). The Class D Preferred has a 12.7518% dividend rate and a redemption value of approximately $21.1 million. On November 12, 1997, Greenwich Capital Financial Products, Inc. ("Greenwich"), the holder of $4 million of subordinated debt of the Company issued pursuant to a Credit Agreement dated May 16, 1996 between the Company, as borrower, certain of its subsidiaries, as guarantors, and Greenwich, as lender, exchanged such debt for $2 million redemption value of each of the Company's non-voting Class E Redeemable Preferred Stock and non-voting Class F Redeemable Preferred Stock, each carrying a dividend rate of 12% (respectively, the "Class E Preferred" and the "Class F Preferred").

     The Certificates of Designations, Preferences and Rights for the Class D Preferred, the Class E Preferred and the Class F Preferred create classes of securities which rank prior to the Company's common stock, par value $.01 per share (the "Common Stock"), as to distributions of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and as to dividends.

     Each of these transactions was exempt from registration pursuant to either
Section 3 (a) (9) or 4 (1) of the Securities Act of 1933, as amended. Each holder of a share of Class D Preferred, Class E Preferred or Class F Preferred is entitled to cause the Company to redeem such stock, in which event the Company has the option (i) to issue to such redeeming holder Common Stock of the Company valued at $1.26 per share in the case of the Class D Preferred and Class E Preferred or $2.00 per share in the case of the Class F Preferred, in each case having an aggregate value equal to the preferred stock's redemption value, or (ii) to pay the redeeming holder in cash the current market value of the Common Stock that would have been issued under clause (i). In addition the Company has the right, at its option, to redeem the Class D Preferred, the Class E Preferred and the Class F Preferred for cash equal to such stock's redemption value, in which it must also issue to the holder warrants to purchase that number of shares of Common Stock that would have been issued pursuant to clause
(i) of the preceding sentence for an aggregate exercise price equal to the redemption value of the preferred stock being redeemed. If the Class D Preferred, Class E Preferred and Class F Preferred were all presented for redemption by the holder's, and the Company elected to issue Common Stock in respect of such redemptions, the Company would be required to issue approximately 16.75 million, 1.59 million and 1 million shares of Common Stock, respectively, representing 48.66%, 9.19% and 5.35% of the Common Stock, giving effect in each case only to the redemption of such class of preferred stock. As of the date of issuance of this report there are 30 million shares of common stock authorized and outstanding, therefore such redemption can not be accomplished without amending the certificate of incorporation of the Company.

ITEM 3.  DEFAULTS UPON SENIOR SECURITIES

     As of December 31, 1997, the Company was in technical default under its $75 million warehouse line and its RTY Financing provided by III Finance for failing to meet certain net worth requirements. On February 26, 1998 the warehouse line was reduced to $50 million and the Company obtained waivers of such defaults for all of its facilities with III Finance through March 31, 1998. In connection with the waiver, the Company can incur a shortfall of what it owes III Finance on its monthly pay-downs, not to exceed $500,000.

ITEM 5.  OTHER INFORMATION -- MANAGEMENT CHANGES

     Effective December 16, 1997, William F. Henle exercised his right under an employment agreement, not to relocate with the Company to Georgia and resigned his post as Chief Operating Officer, for good cause as defined under his employment agreement.

     Effective December 31, 1997, Dina L. Penepent resigned her post as the Company's Chief Financial Officer, citing personal reasons.

ITEM 6.(A)  EXHIBITS

                                                                           PAGE
EXHIBIT NO.                          DESCRIPTION                           NO.
-----------                          -----------                           ----
10.105.12.1  AGREEMENT dated February 26, 1998 by and between AEGIS
             CONSUMER FINANCE, INC. and AEGIS AUTO FINANCE, INC. as
             Borrowers and III FINANCE, LTD. as Lender...................
10.108.1     Stock Purchase Agreement dated as of January 28, 1998
             between The Aegis Consumer Funding Group, Adams, Viner &
             Mosler, Ltd. and III Associates.............................
27           Financing Data Schedule.....................................

(B) REPORTS ON FORM 8-K

     On February 11, 1998, the Company filed a current report on Form 8-K, reporting certain information with regard to the conversion of 85 shares of Series C Preferred Stock into Shares of Common Stock.

                                   SIGNATURES

     In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        THE AEGIS CONSUMER FUNDING GROUP, INC.

                                        By:       /s/ MATHEW B. BURNS
                                          --------------------------------------
                                          Mathew B. Burns
                                          Chief Executive Officer
                                          Signing on behalf of the registrant
                                          and as principal financial and
                                            accounting officer.

Date: March 16, 1998

                     THE AEGIS CONSUMER FUNDING GROUP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

    The undersigned hereby appoints Matthew B. Burns and Cyril Means, and each of them, with full power of substitution and resubstitution, to vote all shares of Common Stock of The Aegis Consumer Funding Group, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of
Stockholders to be held at the offices of             ,             Georgia
            , on the     day of             , 1998, at       local time, and at
any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes or resubstitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as follows:

1. APPROVAL OF THE SALE PROPOSAL: To approve the sale by the Company of its wholly-owned subsidiary, Systems & Services Technologies, Inc., to Adams, Viner & Mosler, Ltd., an Illinois limited partnership, and III Associates, a Nevada general partnership, pursuant to the Stock Purchase Agreement relating thereto for $7.0 million in cash.

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

2. APPROVAL OF THE CHARTER PROPOSAL: To approve an amendment to the Amended and Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.01 per share, from 30,000,000 to 75,000,000.

  [                     [                         [
   ] FOR                ] AGAINST                 ] ABSTAIN

3. APPROVAL OF THE DIRECTOR PROPOSAL: To elect Carl Frischling to Class III of the Board of Directors for a term of three years.

  [                     [ ] WITHHOLD
   ] FOR                AUTHORITY

and, in his or her discretion, upon any other matter that may properly come before the meeting or any adjournment or postponement thereof.

           (Continued and to be dated and signed on the other side.)

                          (continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

    PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.

    RECEIPT OF THE NOTICE OF ANNUAL MEETING AND OF THE PROXY STATEMENT AND ANNUAL REPORT OF THE COMPANY ANNEXED TO THE SAME IS HEREBY ACKNOWLEDGED.

                           Dated:                                              ,
                                                                            1998

                                       ------------------------------------

                                            ------------------------------------
                                                 (SIGNATURE OF STOCKHOLDER)

                                            ------------------------------------
                                                 (SIGNATURE OF STOCKHOLDER)

                                               Your signature should appear the
                                           same as your name appears herein. If
                                           signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please indicate the capacity in which
                                           signing. When signing as joint
                                           tenants, all parties to the joint
                                           tenancy must sign. When the proxy is
                                           given by a corporation, it should be
                                           signed by an authorized officer.